As filed with the Securities and Exchange Commission on September 28, 2009
(Registration No. 333-156975)

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 3
TO
FORM F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NORTH AMERICAN MINERALS GROUP INC.
(Exact Name of Registrant as specified in its charter)

Alberta	1401	N/A
(State or other Jurisdiction of	(Primary Standard Industrial	(I.R.S Employer
Incorporation or Organization)	Classification Code Number)	Identification No)

North American Minerals Group Inc.
208 Woodpark Place, S.W. Calgary, Alberta, T2W 2S5 Canada
Tel: (888) 422-1122 Fax: (800) 424-3465
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Copy to:

Elliot H. Lutzker, Esq.
Phillips Nizer LLP
666 Fifth Avenue
New York, NY  10103-0084
(212) 977-9700 (telephone)
(212) 262-5152 (facsimile)

(Name, address, including zip code, and telephone number, including area code, of agent for service in the United States)

Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered		Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Units(2)	4,000,000 Uts		$0.25	$1,000,000	$55.80
Common Shares, no par value	4,000,000 Shs.		(3)	(3)	(3)
Common Share Warrants	4,000,000 Wts.		(3)	(3)	(3)
Common Shares, Underlying Warrants	4,000,000 Shs.	(4)(5)	$0.30	$1,200,000	$66.96
Common Shares, no par value	2,500,000	(5)(6)	$0.25	$625,000	$34.88
Common Shares, no par value	2,848,867	(5)(7)	$0.25	$712,217	$39.74
TOTAL	13,348,867			$3,537,217	$197.38

(1)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) and 457(g) under the Securities Act of 1933, as amended. This fee was paid on January 27, 2009.

(2)	Consists of 4,000,000 Units, each Unit consisting of one Class A Common Share, no par value (“Common Shares”) and one Common Share Purchase Warrant (“Warrant”) to purchase one Common Share.

(3)	Pursuant to Rule 457(g), no additional registration fee is required for these shares and warrants included in the Units offered hereby.

(4)	Reflects Common Shares issuable upon the exercise of the Warrants underlying the Units in the Offering.

(5)
Pursuant to Rule 416 under the Securities Act, these shares include an indeterminate number of Common Shares issuable as a result of stock splits, stock dividends, recapitalizations or similar events and the anti-dilution provisions of the Warrants.

(6)	Common Shares issuable under the Registrant’s Stock Option Plan.

(7)	Common Shares issued and outstanding to be sold from time to time by existing shareholders of the Registrant.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed.  These securities may not be sold until the registration statement filed with the Securities and Exchange Commission (the “SEC”) is effective.   This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion – Dated September 28, 2009

Prospectus

NORTH AMERICAN MINERALS GROUP INC.

Up to 4,000,000 Units at $.25 per Unit
each Unit consisting of one Class A Common
Share and one Common Share Purchase Warrant to
purchase one Common Share; 2,848,867 issued and
outstanding Common Shares to be sold by Selling Shareholders and 2,500,000 shares issuable under the Company’s stock option plan

This prospectus relates to the primary offering (the “Offering”) by the Company of  up to: (i) 4,000,000 units (“Units”), each Unit consisting of one Class A Common Share (“Common Share”) and one Common Share Purchase Warrant (“Warrants”), being offered at $.25 per Unit; (ii) 4,000,000 Common Shares included in the Units; (iii) 4,000,000 Warrants included in the Units; and (iv) 4,000,000 Common Shares issuable upon exercise of Warrants at $.30 per share (the "Warrant Shares") included in the Units.  In addition, 2,848,867 Common Shares held by existing shareholders (“Selling Shareholders”) and 2,500,000 Common Shares issuable under the Company's stock option plan may be offered for resale by option holders (“Optionees”).

The Offering will be conducted on a “best efforts” basis for up to ninety (90) days following the date of this prospectus at a fixed price of $0.25 per Unit, including the price at which the Common Shares and Warrants included in the Units are being offered.  The Offering may be extended by the Company for up to an additional 30 days or terminated at an earlier date, at the Company’s sole discretion.

Before purchasing any of the Common Shares covered by this prospectus, carefully read and consider the risk factors included in the section entitled "Risk Factors" beginning on page 9.   These securities involve a high degree of risk, and prospective purchasers should be prepared to sustain the loss of their entire investment. There is currently no public trading market for the securities.

Neither the United States Securities and Exchange Commission ("SEC"), the Alberta Securities Commission, the British Columbia Securities Commission, or any state or provincial securities commission, has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ____________, 2009

We intend to seek a listing of Common Shares on the Over-The-Counter Bulletin Board (“OTCBB”), which is maintained by the Financial Industry Regulatory Authority, Inc. (“FINRA”).  Until such time, if ever, that our Common Shares are listed on the OTCBB, or otherwise traded, the shares offered hereby by the Selling Shareholders and/or by Optionees under the Common Stock Option Plan may only be sold at an initial fixed price of $0.25 per share.  If our shares are listed on the OTCBB we will file a supplement to this registration statement to reflect the shares offered hereby may be sold at prices relating to the prevailing market prices, at privately negotiated prices or through a combination of such methods, which may change from time to time and from offer to offer.

No shares have been issued under the Common Stock Option Plan.  There are no limits on how many shares Optionees can sell pursuant to this registration statement.  There are no end dates to when Selling Shareholders and/or Optionees may sell shares.  However, we will file post-effective amendments to this registration statement to update the prospectus so that it remains current and/or to reflect any changes to Optionees’ information once the 2,500,000 Common Shares have been issued under the plan.

Because the Offering is being made on a “best-efforts” basis and there is no minimum number of Common Shares that must be sold by us during the 90-day selling period, we may receive little or no proceeds if we are not successful in selling the Common Shares. Our officers and directors, none of whom are registered broker-dealers will be offering the Common Shares on behalf of the Company pursuant to the exemption from broker-dealer registration provided by Rule 3a4-1 under the Securities Exchange Act of 1934 (the “Exchange Act”), in particular under Subsection (a)(4)(ii) or (iii) of Rule 3a4-1.  Our officers and directors will not receive a commission or other compensation for shares sold by them.

You should rely only on the information contained or incorporated herein by reference, in this prospectus. We have not authorized anyone, including any salesperson or broker, to give oral or written information about this Offering, the Company, or the Common Shares offered hereby that is different from the information included in this prospectus.  We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus.  We will update this prospectus, from time to time, to include new information about us, and we will file supplements to the prospectus with the SEC.  You should carefully read this prospectus, any prospectus supplement, and the information we, from time to time, file with the SEC as described under the caption "Where You Can Find Additional Information."

FORWARD-LOOKING STATEMENTS

Certain information contained in this prospectus and the documents incorporated by reference into this prospectus include forward-looking statements. All statements other than statements of historical facts, included in this prospectus regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects and plans and objectives of management are forward-looking statements.

These forward-looking statements are not based on historical facts but rather on our expectations regarding future growth, results of operations, performance, future capital and other expenditures (including the amount, nature and sources of funding thereof), competitive advantages, business prospects and opportunities. Statements in this prospectus about our future-plans and intentions, results, levels of activity, performance, goals or achievements or other future events constitute forward-looking statements.

Words such as "might," "may," "will," "should," "could," "expect," "anticipate," "intend," "plan," "potential," "estimate," "likely," "believe," or "continue" and similar expressions have been used to identify these forward-looking statements. These words and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

These forward-looking statements reflect our current beliefs and are based on information currently available to us. Forward-looking statements involve significant risks and uncertainties. A number of factors could cause actual results to differ materially from the results discussed in the forward-looking statements including, but not limited to, changes in general economic and market conditions and other risk factors. Although the forward-looking statements contained herein are based upon what we believe to be reasonable assumptions, we cannot assure that actual results will be consistent with these forward-looking statements. Investors should not place undue reliance on forward-looking statements. These forward-looking statements are made as of the date of this prospectus and we assume no obligation to update or revise them to reflect new events or circumstances. Forward-looking statements and other information contained in this prospectus concerning the gem stone industry and our general expectations concerning the gem stone industry are based on estimates and prepared by us using data from publicly available industry sources as well as from market research and industry analysis and on assumptions based on data and knowledge of this industry which we believe to be reasonable. However, this data is inherently imprecise, although generally indicative of relative market positions, market shares and performance characteristics. We believe all industry data provided in the Prospectus is accurate, however, the gem stone industry involves risks and uncertainties and industry data is subject to change based on various factors. See "RISK FACTORS" beginning on page 9.

TABLE OF CONTENTS

PROSPECTUS SUMMARY	4
RISK FACTORS	9
INFORMATION WITH RESPECT TO THE REGISTRANT AND THE OFFERING-IDENTITY OF DIRECTORS, SENIOR MANAGEMENT AND ADVISERS	20
OFFER STATISTICS AND EXPECTED TIMETABLE	22
KEY INFORMATION	22
CAPITALIZATION AND INDEBTEDNESS	29
REASONS FOR THE OFFER AND USE OF PROCEEDS	29
INFORMATION ON THE COMPANY	31
OPERATING AND FINANCIAL REVIEW AND PROSPECTS	53
DIRECTORS, SENIOR MANAGEMENT AND ADVISERS	63
MAJOR STOCKHOLDERS AND RELATED PARTY TRANSACTIONS	70
FINANCIAL INFORMATION	73
THE OFFER AND LISTING	73
PRIOR SALES	75
SELLING SHAREHOLDERS	77
DILUTION	84
ADDITIONAL INFORMATION	85
QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK	97
DESCRIPTION OF SECURITIES OTHER THAN EQUITY SECURITIES.	97
MATERIAL CHANGES	97
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	97
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	98
EXPERTS	98
WHERE YOU CAN FIND MORE INFORMATION	98
FINANCIAL STATEMENTS FROM THE DATE OF INCEPTION (FEBRUARY 17, 2006) TO DECEMBER 31, 2008	F-1

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information and the financial statements and notes thereto appearing elsewhere in this prospectus. Prospective investors should consider carefully the information discussed under "Risk Factors." An investment in our securities presents substantial risks, and you could lose all or substantially all of your investment. In this prospectus, references to "U.S. dollars", "US$" or “USD” are to the currency of the United States and references to “CAD” or “Canadian dollars” are to the currency of Canada.

Use of Names

In this prospectus, unless the context otherwise requires, "NAMG," "we," "us" and "our" refer to North American Minerals Group Inc.

Overview

The Company was incorporated in the Province of Alberta, Canada, on February 17, 2006 and commenced operations in March 2006.  The Company continued into British Columbia on April 24, 2006 and, subsequently, continued back to Alberta on September 13, 2007.  We are engaged in the business of gem stone exploration.  Our business focus is in Canada and the Western United States, with initial emphasis in the State of Colorado, as well as Wyoming.

As the Company is in the early exploration stage, its operations have been structured in a manner that management believes, brings the requisite skills and services to the Company in order to operate efficiently and at the same time manage overhead costs.  It is anticipated that until proposed exploration programs are complete, independent consultants will be engaged to undertake the exploration programs and the Company will not have any employees.  In addition, certain officers and directors of the Company are experienced in the identification and acquisition of mineral properties.

Business

The Company is an early stage gem stone exploration company focusing on kimberlite-hosted diamond resources in Canada and the Western United States, with initial emphasis in the State of Colorado, as well as Wyoming. The Company's strategy is to maximize shareholder value through successful exploration of the Properties (as defined below).

The Company has commissioned a National Instrument 43-101 (NI 43-101) compliant technical report on the Northern Colorado Diamond Project, Larimer County, Colorado, USA, as revised by report dated January 29, 2009 (the "Technical Report"), in respect of the Colorado Mineral Project. NI 43-101 are the specific requirements of the Canadian Securities Administrators setting forth the Standards of Disclosure for Mineral Projects.  The NI 43-101 is a strict guideline for how public Canadian companies can disclose scientific and technical information about mineral projects.  The instrument requires that a “qualified person” be attributed to the information.  A qualified person is defined as:  an engineer or geoscientist with at least 5 years experience in the mineral resources field and a subject matter expert in the mineral resources field and has a professional association.  The Company intends to use the proceeds of the Offering to further explore the Properties through delineation drilling, bulk sampling, geological mapping and soil sampling as warranted. Additional property acquisitions in the general area of the Properties, are anticipated and the acquisition of additional properties in the immediate vicinity of the existing land package, is anticipated for the near future. These potential acquisitions are intended to cover targets identified by exploration work performed by other companies in the past and that possibly represent undiscovered kimberlite (a rock type in which diamonds are found) occurrences. Also considered in the near term, is the acquisition of properties also containing previously identified targets in the State Line Kimberlite District, but not necessarily contiguous to the Company's existing claims.

The Company's primary business objective for the foreseeable future is to explore the Colorado Mineral Project. Its strategy to achieve this objective is:

•	to apply a focused "value added" exploration program using an integrated, science and technology-driven approach;

•	to identify and rank, on a timely and efficient basis, kimberlite targets identified from the results of its exploration; and

•	to drill kimberlite targets identified through its exploration initiatives.

Exploration activities planned for George Creek, Pearl Creek and Chicken Park will focus on furthering the knowledge of the economic potential of the kimberlites proper, additional exploration will be carried out elsewhere on the existing land-package. Further, if the Company acquires additional mineral properties in the near future and in the immediate vicinity of the Properties), it will conduct such work and activities on these properties as is practicable, in order to locate additional kimberlite targets for future testing.

The Company's secondary objective is to locate economic gem stone properties of merit. The Company plans to aggressively acquire, exploit and explore natural resource prospects and will focus on acquisitions of mineral claims where management believes further exploration and exploitation opportunities exist. While largely opportunity driven, the Company plans to pursue a balanced portfolio of mineral reserve and resource prospects. In selecting exploration and exploitation prospects, management of the Company will choose those that it believes will offer an appropriate combination of risk and economic reward, recognizing that all exploration involves substantial risk and that a high degree of competition exists for prospects. To achieve sustainable and profitable growth, the Company believes in controlling the timing and costs of its projects whenever possible.

Mineral resource exploration involves substantial risk and no assurance can be given that exploration will prove successful in establishing commercially recoverable reserves. While management of the Company believes that it has the skills and resources necessary to achieve the Company's objectives, participation in the exploration of mineral resources and reserves has a number of inherent risks. See   "Risk Factors."

The Company is currently engaged in the acquisition and exploration of mineral properties and as at the date hereof, holds limited interests in certain diamond mineral properties represented by the CMP Claims and the Ruby Claims, which are both defined below (the   "Properties").   The Company intends to acquire additional properties and interests by negotiating with holders of leases, claims and/or permits. The Company will commit its own resources to the initial evaluation of mineral properties and in select situations, if and when warranted, will enter into joint-venture or farm-out agreements with other corporations or other industry players to complete or continue the further exploration of such properties.

Colorado Claims Purchase Agreement

On September 5, 2006, the Company entered into the Colorado Claims Purchase Agreement (the “CMP Claims”), pursuant to which the Company’s founders, Yosi Lapid, Amihay Lapid and Yonatan Lapid (the “Founders”) assigned, transferred and sold to the Company 100% of their interest in the CMP Claims in exchange for 14,200,000 Common Shares.  The mining property was recorded at $2,130,000, the fair value determined by Howard G. Coopersmith, the Professional Geologist who prepared the above-described Technical Report and who became our President and Chief Executive Officer on September 17, 2009.  The properties as a whole are subject to a minimum exploration expenditure of $155,000 which has been exceeded; $248,437 has been spent in 2006 and 2007.  The Royalty of three percent (3%) of the net sales attributable to diamonds recovered from the CPM claims, is held by Ernest Black who is a Director of the Company.  Upon further consideration for the CMP Claims, the Company assumed the obligation to pay the Black Royalty. Upon achieving commercial production of the CMP Claims, the Company has the right to unilaterally acquire, for a period of five (5) years, some or all of the Black Royalty upon payment to Black of $1,000,000 per Black Royalty percentage point (to a maximum of $3,000,000, at which time the Company will have satisfied all obligations under the Black Royalty). If, after six (6) years from the effective date of the Colorado Claims Purchase Agreement, commercial production of the Properties has not commenced, Black is entitled to be paid an annual advance on the Black Royalty of $50,000, to be set-off against any future Black Royalty payments made.

 Asset Transfer Agreement

On September 5, 2006, the Company entered into the Asset Transfer Agreement, pursuant to which it transferred its undivided 100% interest in the CMP Claims to American Mining, a wholly-owned Delaware subsidiary of the Company.  In return, American Mining assumed all rights and obligations associated with the CMP Claims, including the rights and obligations associated with the Black Royalty.

Ice Option Agreement and Re-Stated Ice Option Agreement

On May 22, 2007, the Company entered into an agreement with Ice Resources Inc.("Ice"), giving Ice the option to purchase a fifty percent (50%) interest in its Chicken Park, George Creek, Sand Creek and Pearl Creek properties (the   "Ice Option Agreement").   Pursuant to the terms of the Ice Option Agreement, Ice was required to incur a total of $1,500,000 in exploration and development expenditures over a three-year period, at which time, the Company and Ice were obligated to negotiate in good faith toward the entering into of a 50/50 Joint Venture Agreement. On March 13, 2008, the Company and Ice renegotiated the Ice Option Agreement by mutually agreeing to cancel it in its entirety and enter into a new agreement (the   "Re-Stated Ice Option Agreement").   Pursuant to the Re-Stated Ice Option Agreement, Ice obtained a fifteen percent (15%) carried interest in the Properties until feasibility has been reached, at which time Ice is responsible for carrying its   pro-rata   share of all expenses incurred in connection with the Properties. In consideration for the restructuring of the terms of its interest in the Properties, Ice relinquished the right to acquire an option to purchase a fifty percent (50%) interest in the Chicken Park, George Creek, Sand Creek and Pearl Creek properties. As further consideration, Ice provided the Company with four (4) additional mineral claims which provide the potential for expansion to the George Creek Property. Ice who was a related party to the Company; the former President and CEO of the Company is also a director and founder of Ice.

Ruby Valley Exploration and Option Agreement

On August 21, 2007, the Company entered into the Ruby Valley Exploration and Option Agreement, pursuant to which it obtained, for no additional consideration from Ice, the option to purchase 75% of 2 federal lode mining claims (the   "Ruby Claims"),   located in Albany County, Wyoming.  No royalties are payable to Ice (as optionor) in respect of the Ruby Claims. To maintain its option on the Ruby Claims, the Company was required to incur, on or before each of first, second and third anniversaries of August 21, 2007, expenditures of $100,000.  No independent valuation of the fair value of these payments was made.  On November 19, 2008, the Ruby Valley Exploration and Option Agreement with Ice, was amended to waive the first year expenditure of $100,000 and increasing the second year expenditure to $200,000.  In consideration for the amendment the Company agreed to issue to Ice, 100,000 options to purchase Common Shares in the Company at the price the Company issues its securities to the public market if and when it is publicly traded.

Trends

Other than as disclosed in this prospectus, management of the Company is not aware of any trends , commitments, events or uncertainties other than general economic conditions, that are reasonably expected to have a material effect on the Corporation's business, financial condition or operations. See   "Risk Factors".

Diamond Market Overview

Approximately 160 million carats of rough diamonds have been produced annually, with an approximate value of US$12.5 billion.  Based upon the knowledge of Howard G. Coopersmith, the author of the Technical Report, world diamond production continues to slightly decline, while demand grows and outpaces production. In the last two months of 2008, the world financial crisis substantially impacted diamond sales. Retail sales dropped, and the inventory of polished goods grew to unacceptable levels. Mine production rough prices correspondingly dropped to levels seen in January 2008, negating large rough price increases seen in mid-year. Subsequently many of the world’s diamond mines were placed on care and maintenance, amounting to 30 to 40% of world production, to help correct this imbalance between rough production and polish consumption. At the end of 2008 and in early 2009, rough prices had dropped by about 40-50% and polished prices had dropped about 15%. The correction of this imbalance and resumption of normal pricing depends on the resolution of the world’s financial crisis. Based on their knowledge of the industry, including readily available information on the Internet, Management and Mr. Coopersmith believe diamond prices can be expected to be flat to slightly dropping for the remainder of 2009, with improvement seen in late 2009 or 2010.

OFFERING

Prospective investors should read the following together with the more detailed information concerning the Company, and the securities being sold in the Offering found elsewhere in this prospectus, before investing. Special attention should be paid to the risks described under the heading "Risk Factors."

Offering: By Company:
The Offering consists of up to 4,000,000 Units with aggregate gross proceeds of $1,000,000. Each Unit has a purchase price of $0.25 and consists of Common Shares and a Warrant to purchase an equal number of Common Shares at an exercise price of $0.30 per share (subject to adjustment) that expires two years from the Initial Closing Date, subject to earlier redemption. There is no minimum subscription.  The Offering will be conducted by officers and directors of the Company on a “best efforts” basis at a fixed price of $0.25 per Unit, including the price at which the Common Shares and Warrants included in the Units are being offered. The Company’s officers and directors will rely on the exemption from broker-dealer registration under Subsection (a)(4)(ii) or (iii) of Rule 3a4-1 under the Exchange Act.  This Offering will remain open until the earlier of:  ninety (90) days following the date of this prospectus, unless extended by the Company for up to an additional 30 days; or the sale of the maximum Offering of Units, or the Company’s determination to terminate the Offering at an earlier date at its sole discretion.  The early termination of the Offering shall be made public through the Company’s filing of a Form 8-K with the SEC.

By Selling Shareholders:
2,848,867 shares equal to 10% of the Company’s issued and outstanding Common Shares to be offered by Selling Stockholders; and 2,500,000 shares issuable under the Company’s stock option plan to be offered by Optionees.  Until such time, if ever, that our Common Shares are listed on the OTCBB, or otherwise traded, the shares offered hereby by the Selling Shareholders and/or Optionees may only be sold at an initial fixed price of $0.25 per share.

Ownership of the Company:
Immediately following the Offering, it is anticipated that the outstanding capitalization of the Company will consist of: (i) 4,000,000 Common Shares if the maximum Offering is sold and (ii) 28,488,663 Common Shares that are held by the Company's existing stockholders, 10% of which have been registered herein for resale.  Assuming the sale of the maximum Offering, the purchasers in the Offering will own approximately 12.3% of the 32,488,663 then outstanding Common Shares, and 21.9% upon exercise of Warrants to purchase 4,000,000 shares issuable to the purchasers in the Offering, without giving effect to the exercise of any outstanding warrants.

Use of Proceeds:	The Company intends to apply the net proceeds of the Offering (estimated to be approximately $850,000 if the maximum Offering is completed) for exploration and working capital. See “Use of Proceeds.”

The Company shall receive no consideration in connection with the sale of any shares registered under this prospectus for Selling Shareholders.  In order for the Company to receive proceeds from the exercise of Warrants and/or options, a current prospectus will have to be in effect.

Warrant Redemption:
The Company may redeem all, but not less than all, of the unexercised Warrants included within the Units sold in the Offering, for $0.001 per Common Share underlying the Warrants, upon 30 days’ prior written notice to the holders (the period between such notice and the redemption date is referred to as the "Redemption Period"); provided that (i) the closing sale price of the Company's Common Shares on the principal trading market where the Common Shares is approved for quotation or principal national securities exchange where the Common Shares is listed exceeds $0.75 for 10 consecutive trading days and (ii) there is an effective registration statement covering the resale of the Common Shares underlying the Warrants for the entire Redemption Period. The holders may exercise the Warrants during the Redemption Period. Upon redemption of the Warrants, the holders will have no further rights with respect to the unexercised Warrants, except the right to receive the redemption price.

Stock Option Plan:
The Company has adopted a stock option plan, pursuant to which options to purchase up to 2,500,000 Common Shares are reserved for issuance to employees, officers, directors, and consultants.  No shares have been issued under the Common Stock Option Plan.  There are no limits on how many shares Optionees can sell pursuant to this registration statement.  There are no end dates to when Selling Shareholders and/or Optionees may sell shares.  However, we will file post-effective amendments to this registration statement to update the prospectus so that it remains current and/or to reflect any changes to Optionees’ information once the 2,500,000 Common Shares have been issued under the plan.

Directors and Senior Management:	Following the Registration, the Company's Board of Directors will be comprised of the following:
1. Howard G. Coopersmith - President, CEO and Director, c/o North American Minerals Group Inc. 110 Wall Street 11th Floor, New York, NY 10005 USA
2. Zacharia Waxler - CFO and Director, c/o North American Minerals Group Inc. 110 Wall Street 11th Floor, New York, NY 10005 USA
3. Ernest Black – Director, c/o North American Minerals Group Inc. 208 Woodpark Place, S.W., Calgary, Alberta T2W 2S5, Canada.
4. Yair Lapid – Director, c/o North American Minerals Group Inc. 208 Woodpark Place, S.W., Calgary, Alberta T2W 2S5, Canada.
5. Alexander Levitski – Director, c/o North American Minerals Group Inc. 208 Woodpark Place, S.W., Calgary, Alberta T2W 2S5, Canada.
6. Richard Attoh-Okine – Director, c/o North American Minerals Group Inc. 110 Wall Street 11th Floor, New York, NY 10005 USA

As a requirement to listing the Company's Common Stock on Nasdaq or on another securities exchange, the Company may need to add additional independent directors and increase the size of the Board of Directors at or following the Registration. The Board's composition (and that of its committees) will be subject to the corporate governance provisions of its primary trading market, including the requirement for appointment of independent directors in accordance with the Sarbanes-Oxley Act of 2002, and regulations adopted by the SEC and FINRA pursuant thereto. The Company is expected to adopt corporate governance provisions that would be required of a Nasdaq company at the time of the registration. Neither independent directors nor corporate governance provisions are required (except pursuant to applicable contracts) prior to listing on any securities exchange.

Advisers:	Our principal bankers are TD Canada Trust, Chinook Centre, 6455 Macleod Trail S.W., Calgary, Alberta, T2H 0K3.

Our U.S. legal adviser is Phillips Nizer LLP, 666 Fifth Avenue, 28th Floor, New York, New York 10103.

Our Canadian legal adviser is McCarthy Tetrault LLP, Suite 3300, 421-7th Avenue S.W., Calgary, Alberta, T2P 4K9

Auditors:
Deloitte & Touche LLP, audited our financial statements for the period from February 17, 2006 (inception) to the Fiscal year ended December 31, 2008. Deloitte & Touche LLP is registered with the Public Company Accounting Oversight Board ("PCAOB') in the United States and are Independent Registered Chartered Accountants in Canada with an address at 5140 Yonge Street, Suite 1700, Toronto, Ontario, M2N 6L7 Canada.

Risk Factors:	The securities offered hereby involve a high degree of risk and shall not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors.”

RISK FACTORS

An investment in our securities should be considered highly speculative due to various factors, including the nature of our business and the present stage of our development. An investment in our securities should only be undertaken by persons who have sufficient financial resources to afford the total loss of their investment. In addition to the usual risks associated with investment in a business, the following is a general description of significant risk factors which should be considered. You should carefully consider the following material risk factors and all other information contained in this prospectus before deciding to invest in our Common Shares. If any of the following risks occur, our business, financial condition, results of operations, and cash flows could be materially and adversely affected.

Risks Relating To Our Business

We have a limited operating history and our future success depends upon our ability to generate cash flow from Properties.

The Company's business operations are at an early stage of development and our success is largely dependent on the outcome of the exploration programs that we propose to undertake. None of the Properties are producing revenues and our ultimate success will depend on our ability to generate cash flow from the Properties in the future. We have not earned profits to date and there is no assurance that we will do so in the future. The Properties are in the exploration stage and there are no known commercial quantities of mineral reserves on the Properties. Significant capital investment will be required to achieve commercial production from the Properties and the Company will have to raise the necessary funds to continue these activities. The purpose of this Offering is to raise enough financing to carry out exploration activities on the Properties, with the objective of establishing economic quantities of mineral reserves.

Mineral exploration is highly speculative in nature and there can be no certainty of our successful exploration of profitable commercial diamond mining operations.

The exploration of mineral properties involves significant risks which even a combination of careful evaluation, experience and knowledge may not eliminate. Few properties which are explored are ultimately developed into producing mines. Substantial expenses may be incurred to locate and establish mineral reserves, to develop metallurgical processes and to construct mining and processing facilities at a particular site. Whether a mineral deposit will be commercially viable depends on a number of factors, including, but not limited to, the particular attributes of the deposit, such as size, grade, and proximity to infrastructure; drilling and other related costs which appear to be rising; and government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in us not receiving an adequate return on invested capital. There is no certainty that the expenditures made by us towards the exploration and evaluation of mineral deposits will result in discoveries of commercial quantities.

Current and new sites could lead to substantial costs, delays or other operational or financial difficulties.

The business of exploration for minerals involves a high degree of risk. Few properties that are explored are ultimately developed into mines. At present, three of the Properties contain known diamond deposits and the proposed exploration programs consist of both an exploratory search for such a deposit on all Properties and an expansion of the knowledge of the existing deposits to lead to an economic viability decision. Our operations are subject to all the hazards and risks normally associated with the exploration of diamonds, any of which could result in damage to life, property or the environment.  Our operations may be subject to disruptions caused by unusual or unexpected formations, formation pressures, fires, power failures and labor disputes, flooding, explosions, cave ins, landslides, the inability to obtain suitable or adequate equipment, machinery, labor or adverse weather conditions. The availability of insurance for such hazards and risks is extremely limited or uneconomical at this time. The Company's operations are also subject to the additional risks associated with the short exploration season in northern Colorado.  Ice and snow cover the State Line Kimberlite District typically restricting access from December to April. The economics of commercial production depend on many factors, including the cost of operations, the size and quality of the diamonds, proximity to infrastructure, financing costs and government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting diamonds and environmental protection. The effects of these factors cannot be accurately predicted, but any combination of these factors could adversely affect the economics of commencement or continuation of commercial diamond production. The profitability of the Company’s operations will depend on, among other things, the market price of diamonds. Diamond prices are affected by numerous factors beyond the control of the Company, including international economic and political conditions, levels of supply and demand, the policies of the Diamond Trading Corporation and international currency exchange rates.

Mining operations generally involve a high degree of risk

Mining operations are subject to all the hazards and risks normally encountered in the exploration of precious stones, including unusual and unexpected geological formations, seismic activity, rock bursts, cave-ins, flooding and other conditions involved in the drilling and removal of material, any of which could result in damage to, or destruction of, mines and other producing facilities, damage to life or property, environmental damage and possible legal liability. Mining operations could also experience periodic interruptions due to bad or hazardous weather conditions and other acts of God. Milling operations are subject to hazards such as equipment failure or failure of retaining dams around tailing disposal areas which may result in environmental pollution and consequent liabilities.

If any of these risks and hazards adversely affect our mining operations or our exploration activities, they may: (i) increase the cost of exploration to a point where it is no longer economically feasible to continue operations; (ii) require us to write down the carrying value of one or more mines or a property; (iii) cause delays or a stoppage in the exploration of minerals; (iv) result in damage to or destruction of mineral properties or processing facilities; and (v) result in personal injury or death or legal liability. Any or all of these adverse consequences may have a material adverse effect on our financial condition, results of operations, and future cash flows.

Our financial statements have been prepared assuming that the Company will continue as a going concern.

The accompanying financial statements to this prospectus have been prepared assuming the Company will continue as a going concern.  As discussed in Note 2 to the audited financial statements, the Company’s ability to attain profitable operations and generate funds therefrom and to continue to obtain financing from investors sufficient to meet current and future obligations, raise doubt about the Company’s ability to continue as a going concern.  The Company’s financial statements do not reflect the adjustments or reclassification of assets and liabilities which would be necessary if the going concern assumption were not appropriate.  Our independent registered public accounting firm has included an explanatory paragraph expressing doubt about our ability to continue as a going concern in their report dated July 8, 2009.

We are an exploration-stage company and our estimates are only preliminary and based primarily on past geological mapping, silt, soil and rock sampling which may not reflect the actual deposits or the economic viability of extraction, thus, it is difficult to assess Commercial Deposits in our current sites.

The Corporation has no known commercial deposits or production, as its current activities are directed towards the exploration of existing diamond deposits on the George Creek, Pearl Creek and Chicken Park properties (the three properties within the Colorado Mineral Project on which kimberlite bodies have been identified) and the search for additional diamond deposits on the Properties. The exploration for diamond deposits is highly speculative. There is no guarantee that exploration on the Properties will lead to a discovery of commercial quantities of diamonds and commercial production. There is a degree of uncertainty to the estimation of diamond reserves and corresponding grades being mined or dedicated to future production. The estimating of diamonds is a subjective process and the accuracy of estimates is a function of the quantity and quality of data, the accuracy of statistical computations, and the assumptions used and judgments made in interpreting engineering and geological information. There is significant uncertainty in any geological estimate, and the actual deposits encountered and the economic viability of mining a deposit may differ significantly from our estimates. Until diamond reserves are actually mined and processed, the quantity of diamonds and reserve grades must be considered as estimates only. Any material change in quantity or diamond reserves, grade of stripping ration may affect the economic viability of the properties. In addition, there can be no assurance that recoveries in small scale laboratory tests will be duplicated in larger scale tests under on-site conditions or during production. This could materially and adversely affect estimates of the volume or grade of diamonds, estimated recover rates or resources, or of our ability to extract these precious stones reserves, could have a material effect on our financial condition, results of operations and future cash flows.

We may not be able to compete with current and potential exploration companies, most of which have greater resources and experience than we do in developing diamond mines.

The natural resource market is intensely competitive, highly fragmented and subject to rapid change. We may be unable to compete successfully with our existing competitors or with any new competitors. We will be competing with many exploration companies which have significantly greater personnel, financial, managerial and technical resources than we do. This competition from other companies with greater resources and reputations may result in our failure to maintain or expand our business.

We are dependent upon key consultants whose loss may adversely impact our business.

We rely heavily on the expertise, experience of our senior management, including Howard G. Coopersmith, who will continue as our President and Chief Executive Officer.  We will seek to compensate and motivate our executives, as well as other consultants, through competitive consulting fees and bonus plans, to allow us to retain them or hire new key employees. As a result, if Mr. Coopersmith was to leave following the Offering, we could face substantial difficulty in hiring a qualified successor and could experience a loss in productivity while any such successor obtains the necessary training and experience. The retention of key management members and services cannot be guaranteed.  We compete with numerous other companies and individuals in the search for and acquisition of mineral claims, leases and other mineral interests as well as for the recruitment and retention of qualified employees and contractors.

Because our business involves numerous operating hazards, we may be subject to claims of a significant size which would cost a significant amount of funds and resources to rectify. This could force us to cease our operations.

Our operations are subject to the usual hazards inherent in exploring for diamonds, such as general accidents, explosions, and craterings. The occurrence of these or similar events could result in the suspension of operations, damage to or destruction of the equipment involved and injury or death to personnel. Operations also may be suspended because of machinery breakdowns, abnormal climatic conditions, seasonal access to roads, access to rail or roads for shipment purposes, failure of subcontractors to perform or supply goods or services or personnel shortages. The occurrence of any such contingency would require us to incur additional costs, which would adversely affect our business.

Damage to the environment could also result from our operations. If our business is involved in one or more of these hazards, we may be subject to claims of a significant size which could force us to cease our operations.

Mineral resource exploration, production and related operations are subject to extensive rules and regulations of federal, provincial, state and local agencies. Failure to comply with these rules and regulations can result in substantial penalties. Our cost of doing business may be affected by the regulatory burden on the mineral industry.  Since these rules and regulations frequently are amended or interpreted, we cannot predict the future cost or impact of complying with these laws.

Environmental enforcement efforts with respect to mineral operations have increased over the years, and it is possible that regulations could expand and have a greater impact on future mineral exploration operations. Any noncompliance with applicable regulatory requirements could subject us to penalties, fines and regulatory actions, the costs of which could harm our results of operations. We cannot be sure that our proposed business operations will not violate environmental laws in the future.

Our operations and properties are subject to extensive federal, state, provincial and local laws and regulations relating to environmental protection, including the generation, storage, handling, emission, transportation and discharge of materials into the environment, and relating to safety and health. These laws and regulations may do any of the following: (i) require the acquisition of a permit or other authorization before exploration commences, (ii) restrict the types, quantities and concentration of various substances that can be released in the environment in connection with exploration activities, (iii) limit or prohibit mineral exploration on certain lands lying within wilderness, wetlands and other protected areas, (iv) require remedial measures to mitigate pollution from former operations and (v) impose substantial liabilities for pollution resulting from our proposed operations.

The exploration of mineral reserves is subject to all of the usual hazards and risks associated with mineral exploration, which could result in damage to life or property, environmental damage, and possible legal liability for any or all damages.  Such liabilities could exceed insurance policy limits or be excluded from coverage.

We may not be able to effectively control and manage our growth.

Our strategy envisions continuous growth. Our expected growth may impose a significant burden on our administrative and operational resources. The growth of our business may require significant additional investments of capital and increased demands on our management, workforce and facilities. We will be required to substantially expand our administrative and operational resources and attract, train, manage and retain qualified management and other personnel. Failure to do so or satisfy such increased demands would interrupt or would have a material adverse effect on our business and results of operations.

The mining industry is intensely competitive in all phases and our competitors may be better positioned than we are to adapt to rapid industry changes as we compete with other companies that have greater financial resources and technical facilities.

Competition in the gem stone mining industry involves competition primarily for mineral-rich properties which can be developed and produced economically, the technical expertise to find, develop and produce such properties, the labor to operate such properties and the capital for the purpose of financing development of such properties. Many of the our competitors not only explore for and mine gem stones, but conduct refining and marketing operations on a global basis. Many of our competitors have much greater financial and technical resources than we do.  Such competition may result in our being unable to acquire desired properties, recruit or retain qualified employees or acquire the capital necessary to fund its operations and develop the Properties.  Our inability to compete with other mining companies for mineral deposits could have a materially adverse effect on our results of operation, business, and cash flows.

Current economic recession could materially adversely affect the Company.

The Company’s future operations and performance depend significantly on worldwide economic conditions. Uncertainty about current global economic conditions poses a risk as consumers and businesses have postponed spending in response to tighter credit, negative financial news and/or declines in income or asset values, which could have a material negative effect on the demand for any gem stones the Company may discover. Demand for domestic gem stones could also differ materially from the Company’s expectations.  Other factors that could influence demand include continuing increases in fuel and other energy costs, conditions in the residential real estate and mortgage markets, labor and healthcare costs, access to credit, consumer confidence, and other macroeconomic factors affecting consumer spending behavior. These and other economic factors could have a material adverse effect on demand for the Company’s products and services and on the Company’s financial condition, operating results, and cash flows.

The current financial turmoil affecting the banking system and financial markets and the possibility that financial institutions may consolidate, be nationalized or go out of business have resulted in a tightening in the credit markets, a low level of liquidity in many financial markets, and extreme volatility in fixed income, credit, currency and equity markets. There could be a number of follow-on effects from the credit crisis on the Company’s prospective operations, including insolvency of industry partners and contractors.  The ultimate outcome of these economic conditions cannot be predicted, and they could have a negative impact on our liquidity and financial condition if our ability to borrow money to finance operations were to be impaired.

The Company continuously faces unexpected title risks.

Despite the exercise of proper due diligence with respect to determining the title to properties in which we have an interest, there is no guarantee that title to such properties will not be challenged or impugned. The Company's mineral property interests may be subject to prior unregistered agreements or transfers or native land claims and title may be affected by undetected defects. Surveys have not been carried out on any of our mineral properties in accordance with the laws of the jurisdiction in which such properties are situated; therefore, their existence and area could be in doubt. Until competing interests in the mineral lands have been determined, we can give no assurance as to the validity of title of the Company to those lands or the size of such mineral lands.

By not being able to make payment we may incur a loss of interest in the Properties.

Failure to meet applicable payment, work and expenditure commitments on the Properties may result in forfeiture of our interest in the Properties.  A portion of the proceeds of the Offering have been allotted towards payment of processing of samples taken from the Properties which will be evaluated.

We are required to always have the proper permits and licenses.

Our operations require licenses, permits and in some cases renewals of existing licenses and permits from various governmental authorities.  The Company's ability to obtain, sustain or renew such licenses and permits on acceptable terms is subject to changes in regulations and policies and to the discretion of the applicable local and federal governmental authorities.

The industry in which we operate is continually evolving, which makes it difficult to evaluate our future prospects and increases the risk of an investment in our securities. Thus, the volatility of diamond prices may negatively impact us.

The availability of a ready market for diamonds to be sold by the Company depends upon numerous factors beyond our control, the exact effects of which cannot be accurately predicted. The factors (the list of which is not exhaustive), include general economic activity, world diamond prices, action taken by other producing nations, the availability and pricing of other substitute minerals, and the effect of government regulation and taxation. Historically, diamond prices have fluctuated and are affected by numerous factors, including world production levels, international economic trends, currency exchange fluctuations or regional political events, over all of which the Company has no control. The aggregate effect of these factors is impossible to predict. Consequently, as a result of the above factors and others, price forecasting can be difficult to predict. If the price of certain diamonds should drop significantly, the economic prospect of operations in which the Company has an interest, could be significantly reduced or rendered economic. In addition, De Beers and the Diamond Trading Corporation (which is owned by De Beers), retain substantial influence in the diamond industry, controlling approximately 40% of the world production of diamonds, and consequently maintain the ability to influence the price of diamonds.

Taxation

Existing and future tax regimes, legislation and regulations, including royalty structures in Canada and the United States, could cause diamond deposits to be uneconomic. The Company has no control over government regulations and/or royalties on minerals which could change at any time making the Company’s projects uneconomic.

Uninsured risks

As a participant in exploration and mining programs, we may become subject to liability for hazards such as unusual geological or unexpected operating conditions that cannot be insured against or against which it may elect not to be so insured because of high premium costs or other reasons. As is customary for businesses at a similar stage of development as the Company, and operating in the industry in which we operate, the Company is currently uninsured against all such risks, as such insurance is either unavailable or uneconomic at this time. The Company is also not currently able to obtain key-man life insurance or property insurance as such insurance is uneconomical at this time.  Therefore, we may incur liability to third parties (in excess of any insurance coverage) arising from pollution or other damage or injury causing the Company financial hardship.

We may face certain land claims

Native American rights may be claimed on Canadian Crown properties or other types of tenure with respect to which mining rights have been conferred. The Company is not aware of any Native American land claims having been asserted or any legal actions relating to aboriginal issues having been instituted with respect to any of the Properties.

The legal basis of a land claim is a matter of considerable legal complexity and the impact of a land claim settlement and self government agreements cannot be predicted with any certainty. In addition, Native American rights could by way of a negotiated settlement or judicial pronouncement have an adverse effect on the Company's activities. Such impact could be marked and in certain circumstances, could delay or even prevent the Company’s exploration or mining activities.

We are subject to local and Federal environmental laws and requirements, not abiding by such requirements may have detrimental consequences on our business.

Mining operations are subject to various environmental laws and regulations including, for example, those relating to waste treatment, emissions and disposal.  Companies must generally comply with permits or standards governing, among other things, tailing dams and the disposal areas, water consumption, air emissions and water discharges. Existing and possible future environmental legislation, regulations and actions could cause significant expense, capital expenditures, restrictions and delays in the Company's activities, the extent of which cannot be predicted and which may be beyond the capacity of the Company to fund. The Company's right to exploit any minerals it discovers is subject to various reporting requirements and to acquiring certain government approvals, including environmental approvals which may not be granted without inordinate delays or at all.

A violation of health and safety laws or the failure to comply with the instructions of relevant health and safety authorities, could lead to, among other things, a temporary shutdown of all or a portion of the Company's operations.

Such a risk, leading the Company to a loss of the right to prospect for diamonds or the imposition of costly compliance procedures could have a material adverse effect on the Company's operations and/or financial condition and liquidity.

We have previously operated as a private company and have no experience in attempting to comply with U.S. public company obligations. In addition, we only recently began to reconcile our financial reports from Canadian GAAP to U.S. GAAP. Attempting to comply with these requirements will increase our costs and require additional management resources, and we still may fail to comply.

We only recently began to reconcile our financial statements from Canadian GAAP to U.S. GAAP.  We expect to encounter substantial difficulty attracting qualified staff with requisite experience due to the high level of competition for experienced financial professionals. In the short term, we are providing training for our current full-time consultants with respect to U.S. GAAP. However, our training may not be effective. We will face increased legal, accounting, administrative and other costs and expenses as a public company that we did not incur as a private company. Compliance with the U.S. Sarbanes-Oxley Act of 2002, as well as other rules of the SEC, and the Public Company Accounting Oversight Board, will result in significant initial costs to us, as well as an ongoing increase in our legal, audit and financial compliance costs.

Because our directors, executive officers and other affiliates are among our largest stockholders, they can exert significant control over our business and affairs and have actual or potential interests that may depart from those of investors in the Offering.

Our Founders, directors, executive officers and their affiliates will own or control a significant percentage of the Common Shares following the completion of the Offering.  They beneficially own an aggregate of 18,650,000 Common Shares (including 2,000,000 shares held by Peter Leger, our former President and CEO which the Board has authorized to be cancelled), representing 65% of the outstanding Common Shares.  If the maximum Offering is completed our directors, executive officers and their affiliates will beneficially own approximately 57% of the outstanding Common Shares.  These figures do not give effect to the exercise of Warrants offered hereby, any outstanding warrants, nor any increase in beneficial ownership that such persons may experience in the future upon vesting or other maturation of exercise rights under any of the options or warrants they may hold or in the future be granted or if they otherwise acquire additional Common Shares. The interests of such persons may differ from the interests of our other shareholders, including purchasers of Units in the Offering. As a result, in addition to their board seats and offices, such persons will have significant influence over and control all corporate actions requiring stockholder approval, irrespective of how the Company's other stockholders, including purchasers in the Offering, may vote, including the following actions:

•           to elect or defeat the election of our directors;

•           to amend or prevent amendment of our Articles of Incorporation or Bylaws;

•           to effect or prevent a registration, sale of assets or other corporate transaction; and

•           to control the outcome of any other matter submitted to our stockholders for vote.

Such persons' stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Because of the early stage of development and the nature of our business, our securities are considered highly speculative.

Our securities must be considered highly speculative, generally because of the nature of our business and the early stage of its development. We are engaged in the business of exploring natural resource properties. Accordingly, we have not generated any revenues nor have we realized a profit from our operations to date and there is little likelihood that we will generate any revenues or realize any profits in the near term. Any profitability in the future from our business will be dependent upon locating and exploring economic reserves of natural resources, which itself is subject to numerous risk factors as set forth herein. Since we have not generated any revenues, we will have to raise additional monies through the sale of our equity securities or debt in order to continue our business operations.

We are an exploration stage company, and there is no assurance that a commercially viable deposit or "reserve" of diamonds exists in the properties in which we have claim.

We are an exploration stage company and cannot assure you that a commercially viable deposit, or "reserve," exists in our properties. Therefore, determination of the existence of a reserve will depend on appropriate and sufficient exploration work and the evaluation of legal, economic and environmental factors. If we fail to find a commercially viable deposit our financial condition and results of operations will be materially adversely affected.

RISKS RELATING TO OUR COMMON SHARES AND POTENTIAL TRADING MARKET

Our Common Shares will be subject to the "Penny Stock" rules of the SEC and any potential trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock

The SEC has adopted regulations that generally define a "penny stock" to be any equity security other than a security excluded from such definition by Rule 3a51-1 under the Exchange Act. For the purposes relevant to our Company, it is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions.

It is anticipated that our Common Shares will be regarded as a "penny stock", since our shares are not listed on a national securities exchange or quoted on Nasdaq within the United States, and to the extent the market price for its shares is less than $5.00 per share. The penny stock rules require a broker-dealer to deliver a standardized risk disclosure document prepared by the SEC, to provide the customer with additional information including current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the customer's account, and to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. To the extent these requirements may be applicable they will reduce the level of trading activity in the secondary market for the Common Shares of the Company and may severely and adversely affect the ability of broker-dealers to sell the our Common Shares.

There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to apply for quotation of our securities on the OTC Bulletin Board maintained by FINRA. If for any reason our Common Shares are not listed on the OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the Common Shares may have difficulty selling their shares should they desire to do so.

United States securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in Common Shares sold in this offering will not be possible in any state in the U.S. unless and until the Common Shares are qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. The Company may not be successful in registering or qualifying the Common Shares for secondary trading, or identifying an available exemption for secondary trading in our Common Shares in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the Common Shares in any particular state, the Common Shares could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our Common Shares, the market for the Common Shares could be adversely affected.

Since we are a "Foreign Private Issuer" under United States securities laws, our stockholders may have less complete and timely data about us.

We are considered a "foreign private issuer" under the Securities Act of 1933, as amended. As an issuer incorporated in the Province of Alberta, Canada we are exempt from Section 14 proxy rules and Section 16 of the Securities Exchange Act of 1934, as amended. The submission of proxy and annual meeting of stockholders information (prepared to Canadian standards) on Form 6-K and the exemption from Section 16 rules regarding sales of Common Shares by insiders may result in stockholders having less complete and timely data as compared to information that may be available about U.S. issuers.

We have not and do not intend to pay any cash dividends on our Common Shares, and consequently our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We have not, and do not, anticipate paying any cash dividends on our Common Shares in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them.

We may, in the future, issue additional Common Shares or other securities, including our Preferred Shares, which would reduce investors' percentage ownership and may dilute the value of our shares.

Our Articles of Incorporation authorize the issuance of an unlimited number of Common Shares without par value and an unlimited number of Preferred Shares without par value. The future issuance of our unlimited authorized Common Shares may result in substantial dilution in the percentage of our Common Shares held by our then existing shareholders. We may value any Common Shares issued in the future on an arbitrary basis. The issuance of Common Shares for future services or acquisitions or other corporate actions may have the effect of diluting the value of the Common Shares held by our investors, and might have an adverse effect on any trading market for our Common Shares.

Our Board of Directors may issue, without stockholder approval, Preferred Shares that have rights and preferences superior to those of Common Shares and that may delay or prevent a change of control. After the offering, there will be no Preferred Shares outstanding. However, our Board of Directors may set the rights and preferences of any class of Preferred Shares in its sole discretion without the approval of the holders of Common Shares. The rights and preferences of these Preferred Shares may be superior to those of the Common Shares. Accordingly, the issuance of Preferred Shares may adversely affect the rights of holders of Common Shares.

Following the effective date of this prospectus, we will become subject to the reporting requirements of federal securities laws, which can be expensive and may divert resources from other projects, thus impairing our ability grow.

As a result of this registration statement, we expect to become a public reporting company and, accordingly, subject to the information and reporting requirements of the Exchange Act and other federal securities laws, including compliance with the Sarbanes-Oxley Act of 2002, as described below.  The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to stockholders would cause our expenses to be higher than they would be if we remained privately held.  In addition, we will incur substantial expenses in connection with the requirement to register the Common Shares underlying the Warrants included in the Units and keep such Registration Statement effective.

Following the effective date of this prospectus, we will have to periodically evaluate our Internal Controls and Procedures and Management will have to report on the Internal Control Over Financial Reporting. If we fail to maintain an effective system of internal controls and procedures, we may not be able to accurately report our financial results and detect any fraud.  This in turn could adversely affect our Business and the trading price of our stock.

Effective internal and disclosure controls are necessary for us to provide reliable financial reports and effectively prevent fraud and to operate successfully as a public company. If we cannot provide reliable financial reports or prevent fraud, our reputation and operating results would be harmed. We have in the past discovered, and may in the future discover, areas of our disclosure and internal controls that need improvement. As a result after a review of our December 2007 and 2008 operating results, we identified certain deficiencies in some of our disclosure controls and procedures.

We have undertaken improvements to our internal controls in an effort to remediate these deficiencies and comply with requirements and procedures as defined in Rules 13a-14 and 15(d)-15(e) of the Exchange Act, as amended. We cannot be certain that our efforts to improve our internal and disclosure controls will be successful or that we will be able to maintain adequate controls over our financial processes and reporting in the future. Any failure to develop or maintain effective controls or difficulties encountered in their implementation or other effective improvement of our internal and disclosure controls could harm our operating results or cause us to fail to meet our reporting obligations. If we are unable to adequately establish or improve our internal controls over financial reporting, our external auditors may not be able to issue an unqualified opinion on the effectiveness of our controls. Ineffective internal and disclosure controls could also cause investors to lose confidence in our reported financial information, which would likely have a negative effect on the trading price of our securities.

We can provide no assurance that our internal control over our financial reporting will be effective under Section 404 of the Sarbanes-Oxley Act of 2002. Establishing internal controls over our financial reporting, following the transition period for newly public companies, is likely to increase our costs.

Section 404 of the Sarbanes-Oxley Act of 2002 ("SOX") and the rules issued thereunder have required certain changes in the corporate governance, securities disclosure and compliance practices of United States public companies.  Our compliance with these rules is likely to increase our general overhead costs, and will require us to conduct an evaluation of the effectiveness of our internal control over financial reporting.  As a new public company, in accordance with Item 308T of Regulation S-K, we will not be required to provide a report of management on our internal controls over financial reporting until either we had been required to file an annual report pursuant to Section 13 (a) or 15(d) of the Exchange Act for the prior Fiscal year or had filed an annual report with the Commission for the prior Fiscal year. In the first annual report that we file, we are required to include the following statement: "This annual report does not include a report of management's assessment regarding internal control over financial reporting or an attestation report of the Company's registered public accounting firm due to a transition period established by rules of the Securities and Exchange Commission for newly public companies." Following our transition period as a newly public company, we will be required to include in our annual report on Form 20-F a report on our management's assessment of the effectiveness of our internal control over financial reporting, beginning after December 31, 2010. Our independent registered public accounting firm will also issue an audit report on management's assessment and on our internal control over financial reporting as of each year end, beginning December 31, 2010.  We expect that SOX and such other laws, rules and regulations promulgated thereunder will increase legal and financial compliance costs and will make our corporate governance activities more difficult, time-consuming and costly. We also expect that these new requirements will make it more difficult and expensive for us to obtain director and officer liability insurance in the United States.

There can be no assurance that we will not be classified as a passive foreign investment company (a “PFIC”) and, as a result, United States investors in the Company could suffer adverse tax consequences.

The Company intends to investigate in the future as to whether it is a passive foreign investment company (a “PFIC”) for US federal income tax purposes.  Such classification may have grave tax consequences for US shareholders.  One method of avoiding such tax consequences is by making a “qualified electing fund” election for the first taxable year in which the Company is a PFIC.  However, such an election is conditioned upon our furnishing US shareholders annually with certain tax information.  We do not presently prepare or provide such information, and such information may not be available to US shareholders if we are subsequently determined to be a PFIC.  See “Additional Information – United States Federal Income Tax Consequences.”

Our stock price may be volatile if a market for our securities develops.

In the event we are able to obtain a listing for our securities, the market price of our Common Shares is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

•	changes in our industry;

•	competitive pricing pressures;

•	our ability to obtain working capital financing;

•	additions or departures of key consultants;

•
limited "public float" following the Offering, in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for our Common Shares;

•	sales of our Common Shares;

•	our ability to execute our business plan;

•	operating results that fall below expectations;

•	loss of any strategic relationship;

•	regulatory developments;

•	economic and other external factors; and

•	period-to-period fluctuations in our financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our Common Shares.

Substantial sales of Common Shares and issuance of additional shares could impact our investors holdings in the Company and the price per Share.

Sales of substantial numbers of Common Shares could cause a decline in the market price of the Common Shares. Any sales by existing shareholders may have an adverse effect on our ability to raise capital and may adversely affect the market price of Common Shares.  We expect to issue substantial amounts of Common Shares in the future in order to fund prospective operations.

Purchasers in the Offering will experience immediate and substantial dilution in the book value of their investment.

The offering price of Units in the Offering, allocated entirely to the per share price of Common Shares included in such Units, will be substantially higher than the net tangible book value per share of the Company's Common Shares immediately after the Offering. Therefore, if you purchase Units in the Offering, you will incur an immediate dilution in net tangible book value per share from the price you paid.

INFORMATION WITH RESPECT TO THE REGISTRANT AND THE
OFFERING
IDENTITY OF DIRECTORS, SENIOR MANAGEMENT AND ADVISERS

Howard G. Coopersmith, President, Chief Executive Officer and Director

Howard G. Coopersmith, age 56, joined the Company as its President, CEO and Director on September 17, 2009.  Prior thereto, from June 2006, he had been a consultant to the Company.  Prior to joining the Company, Mr. Coopersmith was the author of the Technical Report on the Northern Colorado Diamond Project. Since March 1994, Mr. Coopersmith has consulted in the mining industry through his company, Coopersmith & Associates.  Prior to that, since 1974 (concurrent with his studies at Colorado State University), Mr. Coopersmith has been working as a geologist and consulting to various companies, such as Asarco Inc., Cominco American Inc.,  Diamond Company N.L., Australian Ores & Minerals Ltd., Ashton Mining Ltd, and others. He has considerable experience in advanced evaluation, feasibility and development projects, working on five continents for over 35 years.

Since March 2008, Mr. Coopersmith has worked as a Senior Associate Consulting Geologist for A.C.A. Howe Competent Person Reports. From March 2005 – present, Mr. Coopersmith has served as an Associate for AMEC Mining & Metals, where he has been a part of pre-feasibility team for the Star Diamond Project, Saskatchewan, Canada. From 1992 to 2003, Mr. Coopersmith was President and a director of Diamond Company N.L. where he managed all corporate, operational and technical activities of this diamond mining company.  As manager of North American activities, this included development and operation of the only U.S. diamond mine then in operation.  From 1988-1992, he was vice president, exploration for Diamond N.L. From January 2005 – present, Mr. Coopersmith has worked as an Associate Principal Geologist for Pincock, Allen & Holt, doing diamond project feasibility studies.  Since June 1995, Mr. Coopersmith has served as a director for Golconda Resources Ltd. – a diamond, precious and base metals exploration company.

Mr. Coopersmith graduated with a B.S. degree in Geology from Colorado Sate University in 1975, where he continued his graduate studies in Economic Geology and Diamond Deposits (1975-1977).

Mr. Coopersmith is a Registered Professional Geologist. He is a past SME Henry Krumb Lecturer, and Jack Gallagher Visiting Scientist at the University of Manitoba. He has authored over 20 technical publications, and is frequently an invited speaker at international conferences, conventions, short courses and seminars. He has also been featured in many popular and industry publications.

Zacharia Waxler CPA, Chief Financial Officer and Director

Zacharia Waxler, age 31, has been a director of the Company since April 7, 2006 and Chief Financial Officer since October 17, 2008.  Under his Consulting Agreement with the Company Mr. Waxler is required to devote a minimum of 10 hours a month to the Company’s affairs.  Mr. Waxler graduated from Touro College in 2004, with a Bachelor of Commerce in Accounting. Mr. Waxler was employed as an accountant by Friends of Mosdot Goor from 1999-2002, Bunker & Gliksman PC from 2002-2003 and has been employed by Roth & Company LLP since 2003.  Mr. Waxler has been a Certified Public Accountant in the State of New York since 2005.  See “Directors, Senior Management and Advisers - Executive Compensation.”

Ernest Black, Director

Ernest Black, age 77, has been a director of the Company since January 15, 2007.  Mr. Black graduated from the University of McGill in 1952, with a Bachelor of Science in Agriculture and in 1958 with a Masters in Geology. Mr. Black is a registered professional engineer in Ontario and British Columbia.

Mr. Black has worked domestically and internationally in mining and oil and gas exploration since 1954. Approximately 40 years of Mr. Black's career has been spent in corporate management, consulting and project development. Mr. Black was the founder of MPH Consulting Limited   ("MPH Limited")   operating out of Toronto, Ontario; MPH Consulting Inc. operating out of Denver, Colorado (collectively,   "MPH Inc.")   and Blaine, Washington; Diamond-X LLC, a private diamond exploration company operating out of Denver, Colorado, and Aberdeen Petroleum Inc and Petroland Leasing Company both of which operate out of Englewood, Colorado.

Mr. Black worked for Pambrun Lake Mines Ltd. in 1954 as a prospector and with International Nickel Company in 1955 as an Assistant Geologist. Mr. Black was employed with Quebec Cartier Mining Co. from 1956-1963 as a geologist on exploration and development of major Quebec/Labrador Iron Ore deposits, with Rancheria Mining Co. Ltd. in 1963 as a geologist and with Watts, Griffis and McOuat, a Toronto mining consulting firm, from 1964-1967, as a Project Geologist. Mr. Black was the President and a consultant for MPH Limited in Toronto, Ontario from 1967-1978 and was the President and a consultant for MPH Inc. in Denver, Colorado, from 1978-1998. From 1998 to present, Mr. Black has worked as a sole proprietor for E. D. Black Consulting where he provides mineral consulting services and engages in natural resource exploration.

Mr. Black has served as a director of several Canadian and United States mineral and oil and gas exploration companies and continues to actively consult and explore for natural resources both in a consulting capacity through his private consulting company, E.D. Black Consulting. Currently, Mr. Black is an advisor to the Board of directors of Consolidated Pacific Bay Minerals Ltd. and PMI Gold Corp, both of which are British Columbia corporations listed on the Exchange. Previously, Mr. Black was a director of Petroland Leasing Inc., Diamond-X LLC and Churchill Resources Ltd. a British Columbia corporation listed on the Exchange.

Yair Lapid, Director

Mr. Yair Lapid, age 42, has been a director of the Company since April 1, 2006.  He was employed by Hod Engineering Corp. as its Chief Executive Officer from 1994-1996 and also served as a director during this period. Mr. Lapid was employed as the general manager of Lapid Construction Group Ltd. from 1996-1998 and worked as a manager for Eliran Granite and Stone Company from 1998-2003. From 2003-2004, Mr. Yair Lapid acted as general manager and also served as a director, of Tripal 5 Granite & Stone Company; he subsequently became a Partner and director of Mediterranean Marble Company, in 2004. Currently, Mr. Yair Lapid is the President and CEO of Global Stone Inc., Calgary, Alberta, Canada.

Alexander Levitski, Director

Mr. Levitski, age 45, has been a director of the Company since May 16, 2008.  He graduated from St. Petersburg Mining University, St. Petersburg, Russia, with an M.Sc. in Exploration Geophysics in 1986. Mr. Levitski has 20 years of experience in the development and implementation of exploration strategies for gold, base metals, uranium, gemstones, and hydrocarbons. From 1986-1991, Mr. Levitski worked as a geophysicist for NPO Rudgeofizika (Russia). From 1991-1993, Mr. Levitski was employed by Kimron Oil and Minerals (Israel) as a geophysicist, and from 1993-1996, by ExploTech (Israel) as Sr. Geophysicist. From 1996-1997, he worked with Rockland (Kenya) as geophysicist and in 1997, with Kagem (Zambia), as an explorationist. From 1997-1998, Mr. Levitski worked as Sr. Developer with Tovna Digital Engineering in Israel and from 1998-1999, he served as Sr. Technical Writer at Amdocs (Israel). From 1999-2008 Mr. Levitski served as Sr. Explorationist for QL Contracting (Canada) and from 2007 through 2008, as Sr. Geophysicist for Terraquest Ltd. (Canada). Currently Mr. Levitski is the Business Development Manager for BCC Mining, based out of St. Petersburg, Russia.

Richard Attoh-Okine, Director

Richard Attoh-Okine, age 52, has been a director of the Company since August 11, 2009. From May 2006 to present, Mr. Attoh-Okine has been serving as Software Configuration/Operations Manager at the U.S. Department of Labor (“USDL”), Washington D.C. Mr. Attoh-Okine has advised the Company that there are no limits placed on him by his current employer on the scope of his services as a non-officer director of the Company.  Prior to joining the USDL, Mr. Attoh-Okine was employed by Development Gateway Foundation in Washington D.C. in the capacity of Operations Manager/ Build Release Manager from May 2005 – June 2006.

From April 2004 – April 2005, Mr. Attoh-Okine served as Senior Configuration Management Engineer for SAIC/Department of Defense, Defense Energy Support Center in Fort Belboir, VA, and from April 2001 – April 2004, Mr. Attoh-Okine worked for Dominion Virginia Power in Richmond, VA as Senior Configuration Management Engineer.

Between June 1993 and April 2001, Mr. Attoh-Okine worked for Green Tree Financial Corporation in St. Paul, MN as Senior Architect/Configuration Manager (1996 – 2001), First Union Bank, New Jersey as Project Leader/Senior Analyst (1995-1996), and AT&T in Morristown, NJ as Project Manager/System Analyst (1993-1995).

From May 1990 – March 1993, Mr. Attoh-Okine worked for IBM in Dallas, TX as a System Analyst/Programmer. Between April 1987 – February 1990, Richard was employed by Western Illinois University in Macomb, IL as UNIX and C Programming Specialist. Between May 1984 – March 1987, Mr. Attoh-Okine worked as System Manager at Olive-Havey Jr. College in Chicago, IL.

Mr. Attoh-Okine holds a B.Sc. degree in Computer Science from Illinois Institute of Technology (1985) and M.Sc. in Computer Science from Western Illinois University (1988).

OFFER STATISTICS AND EXPECTED TIMETABLE

Offer Statistics

We intend to raise up to One Million U.S. Dollars ($1,000,000) dollars from the sale of up to 4,000,000 Units at $0.25 per Unit.  Each Unit consists of one Common Share and a warrant to purchase one Common Share at an exercise price of $.30 per share.  The per Unit offering price and exercise price of the Warrants were determined by the Company and do not necessarily bear any relationship to the assets, net worth or financial condition of the Company.  The prices were based primarily on market prices for other similarly situated gem stone companies, as well as general economic conditions.

Method and Expected Timetable

The Offering is being made by the Company’s officers on a “best efforts” basis pursuant to the exemption from registration as a broker-dealer provided by subsection (a)(4)(ii) or (iii) of Rule 3a4-1 under the Exchange Act.  There is no minimum number of Common Shares that must be sold by the Company.  This Offering will remain open until the earlier of:  ninety (90) days following the date of this prospectus, unless extended by the Company for up to an additional 30 days; or the sale of the maximum Offering of Units, or the Company’s determination to terminate the Offering at an earlier date at its sole discretion.  The early termination of the Offering shall be made public through the Company’s filing of a Form 8-K with the SEC.  Subscription agreements should be addressed to us at our address provided in this prospectus. Securities must be paid for at the time the subscription agreements are executed. We will deliver the shares subscribed for within ten (10) days of acceptance of the subscription by us .

We will publish a press release when our Offering is fully subscribed. As we will be accepting subscriptions and closing them as received, we do not expect any oversubscriptions, however, should we receive any subscription once we have fully subscribed the Offering, we will immediately refund such amounts to the subscribers by way of a check from us.

KEY INFORMATION
Selected Financial Data

The following tables set forth for the periods indicated selected financial information for our Company prepared in accordance with Canadian reconciled to U.S. generally accepted accounting principles ("U.S. GAAP"). This financial information is derived from, and should be read in conjunction with and is qualified in its entirety by reference to our financial statements, including the notes thereto, and Management's Discussion and Analysis of Results of Operations and Financial Condition. Our Financial Statements for the years ended December 31, 2008 and 2007 have been audited by Deloitte & Touche LLP, Independent Registered Chartered Accountants. Unless otherwise stated our information is reported in Canadian dollars.

SELECTED BALANCE SHEET DATA
CONSOLIDATED BALANCE SHEETS
(Expressed in Canadian dollars)

	December 31,	December 31,
As at	2008	2007

Current Assets

Cash	$-	$259,184
Short-term investments (Note 5)	19,000	18,094
	19,000	277,278

Mining property and equipment (Note 7)	2,381,900	2,378,437
Total Assets	$2,400,900	$2,655,715

Current Liabilities

Accounts payable and accrued liabilities	$584,040	$291,749
Due to related parties (Note 12)	468,876	202,609
Total Liabilities	1,052,916	494,358

Shareholders’ Equity
Class A Common Shares (Note 8) No par value per share, unlimited authorized shares for Class A and Class B at December 31, 2008 and December 31, 2007; issued and outstanding: 25,688,663 at December 31, 2008 and 24,570,752 at December 31, 2007	4,067,780	3,837,151
Common Shares Options	31,200	-

Deficit	(2,750,996)	(1,675,794)

Total Shareholders’ Equity	$1,347,984	2,161,357

Total Liabilities and Shareholders’ Equity	$2,400,900	$2,655,715

BALANCE SHEETS (Differences between Canadian and U.S. GAAP):

Reported in Canadian Dollars	December 31, 2008			December 31, 2007
	Balance, Canadian GAAP	Adjustment	Balance, U.S. GAAP	Balance, Canadian GAAP	Adjustment[1]	Balance, U.S. GAAP (as restated)

Current Assets	$19,000		$19,000	$277,278		$277,278
Property and equipment	2,381,900	$(251,900)	2,130,000	2,378,437	$(248,437)	2,130,000

Total Assets	$2,400,900	$(251,900)	$2,149,000	$2,655,715	$(248,437)	$2,407,278

Current Liabilities	$1,052,916	$-	$1,052,916	$494,358	$-	$494,358

Shareholders’ Equity	$1,347,984	$(251,900)	$1,096,084	$2,161,357	$(248,437)	$1,912,920
Total Liabilities and Shareholders’ Equity	$2,400,900	$(251,900)	$2,149,000	$2,655,715	$(248,437)	$2,407,278

1 – The restatement relates solely to a restatement of a previously issued Reconciliation of Canadian Generally Accepted Accounting Principles to United States Generally Accepted Accounting Principles.

SELECTED STATEMENT OF OPERATIONS DATA

CONSOLIDATED STATEMENTS OF OPERATIONS, COMPREHENSIVE LOSS AND DEFICIT
(Expressed in Canadian dollars, except share amounts)

For the year ended	Year Ended December 31, 2008	Year Ended December 31, 2007	Cumulative from the date of Inception (February 17, 2006) to December 31, 2008

Revenue	$-	$-	$-

Expenses
General & administration	242,367	199,006	553,562
Consulting fees	382,764	685,710	1,425,427
Project development	129,557	56,815	186,372
Professional fees	270,617	111,256	535,303
Loss on foreign exchange	50,803	435	51,238
Total Expenses	1,076,108	1,053,222	2,751,902
Interest Income	906	-	906
Total net loss	(1,075,202)	(1,053,222)	(2,750,996)

Total Operating & Comprehensive Loss	(1,075,202)	(1,053,222)	(2,750,996)

Deficit beginning of period	(1,675,794)	(622,572)	-

Deficit end of period	$(2,750,996)	$(1,675,794)	(2,750,996)

Basic and diluted loss per share	$(0.04)	$(0.05)	$(0.16)

Weighted average number of shares outstanding	24,795,866	20,871,377	17,468,383

LOSS FOR THE PERIOD (Differences between Canadian and U.S. GAAP):

			Cumulative
Reported in Canadian dollars			from the date
			of
			Inception
			(February 17, 2006)
	Year Ended	Year Ended	to December 31,
For the periods ended	December 31, 2008	December 31, 2007	2008
Total net loss and comprehensive loss - Canadian GAAP	$(1,075,202)	$(1,053,222)	$(2,750,996)
Exploration expenditures expensed under U.S. GAAP	(3,463)	(199,448)	(251,900)
Comprehensive loss - U.S. GAAP	$(1,078,665)	$(1,252,670)	$(3,002,896)

Basic and diluted loss per share – U.S.GAAP	$(0.04)	$(0.06)	$(0.17)
Weighted average number of shares outstanding	24,795,866	20,871,377	17,468,383

CONSOLIDATED STATEMENTS OF CASH FLOWS

 (Expressed in Canadian dollars)

For the year ended	Year Ended December 31, 2008	Year Ended December 31, 2007	Cumulative from the date of Inception (February 17, 2006) to December 31, 2008
Revenue	$-	$-	$-

Expenses
General & administration	242,367	199,006	553,562
Consulting fees	382,764	685,710	1,425,427
Project development	129,557	56,815	186,372
Professional fees	270,617	111,256	535,303
Loss on foreign exchange	50,803	435	51,238
Total Expenses	1,076,108	1,053,222	2,751,902
Interest Income	906	-	906
Total net loss	(1,075,202)	(1,053,222)	(2,750,996)

Total Operating & Comprehensive Loss	(1,075,202)	(1,053,222)	(2,750,996)

Deficit beginning of period	(1,675,794)	(622,572)	-

Deficit end of period	$(2,750,996)	$(1,675,794)	(2,750,996)

Basic and diluted loss per share	$(0.04)	$(0.05)	$(0.16)

Weighted average number of shares outstanding	24,795,866	20,871,377	17,468,383

CASH FLOWS (Differences between Canadian and U.S. GAAP):

Reported in Canadian dollars For the periods ended	Year Ended December 31, 2008	Year Ended December 31, 2007	From the date of Inception (February 17, 2006) to December 31, 2008
Cash flows used in operating activities

Per Canadian GAAP	$(486,054)	$(394,172)	$(1,217,490)

Exploration expenditures expensed under U.S. GAAP	(3,463)	(199,448)	(251,900)

Per U.S. GAAP	$(489,517)	$(593,620)	$(1,469,390)

Cash flows used in investing activities

Per Canadian GAAP	$(4,369)	$(209,448)	$(270,900)

Exploration expenditures expensed under U.S. GAAP	3,463	199,448	251,900

Per U.S. GAAP	$(906)	$(10,000)	$(19,000)

For Canadian GAAP, cash flows relating to mineral property costs are reported as investing activities. For U.S. GAAP, these costs would be characterized as operating activities. These differences are reflected above.

CURRENCY EXCHANGE RATE TABLES

The exchange rates as of September 25, 2009:

0.92677	CAD/USD
1.07902	USD/CAD

The high and low exchange rates for each month during the previous 8 months:

(CAD/USD)
	High		Low
Jan-09	0.790389		0.843384
Feb-09	0.792267		0.819739
Mar-09	0.774773		0.816927
Apr-09	0.790202		0.829394
May-09	0.835981		0.915499
Jun-09	0.864304		0.919879
Jul-09	0.93000		0.85270
Aug-09	0.94020		0.89870
Sept-09	0.94390	*	0.90050	*

(USD/CAD)
	High		Low
Jan-09	1.2652		1.1857
Feb-09	1.2622		1.2199
Mar-09	1.2907		1.2241
Apr-09	1.2655		1.2057
May-09	1.1962		1.0923
Jun-09	1.157		1.0871
Jul-09	1.17230		1.06290
Aug-09	1.11230		1.06290
Sept-09	1.11010	*	1.05900	*

* - The average is for the period of September 1-25, 2009

The average rates for each annual or interim period calculated by using the average of the exchange rates on the last day of each month during such period:

Fiscal Annual Period:	Average (CAD/USD)	Average (USD/CAD)
2007	0.937756418	1.066375
2008	0.93643919	1.067875

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth the capitalization and indebtedness of the Company at December 31, 2008, and as adjusted to give effect to the issuance of 4,000,000 Common Shares included in the Units offered at $.25 per Unit and the receipt of net proceeds of approximately $850,000 from the sale of the Units offered hereby.

	December 31, 2008
	Actual	As Adjusted(1)(2)
Long-Term Indebtedness	$-0-	$-0-
Shareholders’ Equity:
Preferred Shares, no par value, unlimited shares authorized, none used and outstanding	-0-	-0-
Common Shares, no par value, unlimited shares authorized, 24,878,752 issued and outstanding (3); 28,878,752, as adjusted(3)	-0-	-0-
Common B Shares, no par value, unlimited shares authorized, none issued and outstanding
Paid-in-Capital	$4,067,780	$4,917,780
Common Shares Options	31,200	31,200
Retained Earnings (deficit)	(2,750,996)	(2,750,996)
Total Shareholders’ Equity	1,347,984	2,197,984
Total Liabilities and Shareholders’ Equity	$2,400,900	$3,250,900

(1)	Reflects the issuance of 4,000,000 Common Shares issuable in the offering at $.25 per share and the Company’s receipt of estimated net proceeds of $850,000.

(2)
Does not include:  (A) up to 4,000,000 Common Shares reserved for issuance upon exercise of Warrants included in the Units offered hereby; (B) up to 2,500,000 Common Shares issuable under the Company’s Stock Option Plan; (C) up to 3,387,956 Common Stock issuable upon exercise of outstanding investor warrants as of the date of this prospectus; and (D) up to 500,000 Common Shares issuable upon exercise of outstanding options as of the date of this prospectus. See “Executive Compensation – Stock Options.”

(3)
The Common Shares issued and outstanding were issued in placements between the date of incorporation on February 17, 2006 and December 31, 2008.  As of the date of this prospectus, there were 28,488,663 Common Shares issued and outstanding.  This includes 2,000,000 Common Shares held by Peter Leger, our former President and CEO, who resigned from all positions with the Company on September 16, 2009.  The Board of Directors authorized the cancellation of his shares for non-performance, however, the shares are still issued and outstanding. See “Prior Sales”.

REASONS FOR THE OFFER AND USE OF PROCEEDS

We currently do not have sufficient working capital to commence exploration on our mineral claims.  We have financed our operations since inception primarily through equity financings.  In the event this Offering is not fully subscribed we will continue to seek additional financing initiatives to meet our working capital needs and to continue our exploration process.  Our operating plan seeks to minimize our capital requirements.  Expansion of our exploration efforts will require additional capital.  No assurance can be given that we will be successful in completing these or any other financings at the minimum level necessary to fund our working capital or to continue our exploration efforts.  If we are unsuccessful in completing additional financings, we will not be able to fund our working capital requirements, gem exploration or execute our business plan.  These conditions raise substantial doubt about our ability to continue as a going concern.

The gross proceeds to the Company from the sale of the maximum Common Shares pursuant to the Offering will be $1,000,000, without deducting the expenses related to this Offering estimated to aggregate up to $150,000.  In the event we do not have sufficient capital, or the Offering is not fully subscribed, the Company expects to use the proceeds in the following order of priority.  For example, in the event only 10% and 25% of the Offering is sold, the Company intends to use the proceeds as follows:

	Allocation of Proceeds	Maximum Offering (US$)	25 % Offering Proceeds	10% Offering Proceeds
1.	Costs of Offering	$150,000	$40,000	$30,000
2.	Working Capital(1)	175,000	30,000	30,000
3.	Ruby Claims - Bulk Sampling/processing(2)	175,000	50,000	20,000
4.	Evaluation of the diamond parcel from George Creek	50,000	50,000
5.	Chicken Park – further bulk sampling(4)	100,000	30,000	20,000
6.	Sample/Core Processing – SRC Laboratory(4) (Saskatchewan Research Council)	50,000	50,000
7.	Drill Program - George Creek(2)(3)(4)	150,000
8.	Processing plant(4)	50,000
9	Geophysical Surveying(2)(4)	100,000
	Total	$1,000,000	$250,000	$100,000

(1)
Management of the Company intends to make loans to the Company to pay salaries and consulting fees, as necessary, for management and administration fees to the extent funds are not available.  See “Operating and Financial Review and Prospects – Contractual Obligations.”

(2)
100% of the claims represented by the Properties are initially classified as exploratory claims and none are developmental.  Pursuant to the Re-Stated Ice Option Agreement, the Company’s working interest participation in these claims is 85%.

(3)	Included in the First Phase Work Program. See “Information on the Company – Milestones.”
(4)
Included as part of expected cost expenditures for the Colorado Mineral Project for 2009.  The Company’s contractual obligations to the Bureau of Land Management and State of Colorado for 2009 are approximately $6,000 for 2009.  However, its management, administrative and consulting fees are approximately $300,000 for 2009 which have been accrued.  If Management is unable to lend required funds to the Company, as set forth in Note (1) above, or private placement proceeds are unavailable, there is no assurance the Company will be able to complete the necessary expenditures in the event insufficient proceeds are raised in this offering.

Due to the nature of the natural resource industry, budgets are regularly reviewed in light of the success of the expenditures and other opportunities which may become available to the Company.  Accordingly, while the Company anticipates that it will have the ability to spend the funds available to it as stated in this prospectus, there may be circumstances where, for sound business reasons, a reallocation of funds may be prudent.

Specific Business Objectives

The Company’s business objectives are as follows: (i) to complete the Offering and the listing of its Common Shares on the OTCBB; (ii) to undertake and complete the First Phase Work Program as recommended by the Technical Report; and (iii) to pursue additional mineral acquisition opportunities.

Milestones

The Company expects to achieve its stated business objectives by completing the Offering, by continually assessing potential new mineral acquisitions and acting in respect thereof when deemed prudent and by undertaking and completing the work program recommended by the Technical Report.

Prior to making any investment in our Company you should review carefully and consider the factors described in "Risk Factors" beginning on page 9 above.

INFORMATION ON THE COMPANY

History and Development of the Company

The Company was incorporated as North American Minerals Group Inc. under the Business Corporations Act (Alberta) on February 17, 2006 and continued under the   Business Corporations Act   (British Columbia) on April 24, 2006. The Company ultimately determined it would be advantageous to continue back into Alberta and on September 13, 2007, it received authorization and acceptance from the British Columbia Ministry of Finance, to its continuation back to the Province of Alberta.  The Company received its Certificate of Continuance from the Alberta Registrar of Corporations, on September 13, 2007 and was issued corporate access number: 2013495706.

On May 16, 2006, American Mining Corp. Inc. ("American Mining") was incorporated in Delaware, USA, as a wholly-owned subsidiary of the Company.  American Mining is the registered holder of title to the Properties and functions as the Company's U.S. operating entity.

The registered and records office of the Company is located at its headquarters office at 208 Woodpark Place, S.W., Calgary, Alberta T2W 2S5, Canada.

In addition to American Mining, a wholly-owned subsidiary, the Company has recently formed a new wholly-owned subsidiary in Delaware called Global Infrastructure Partners, Inc. on February 2, 2009 (“GIPI”).  GIPI has had very limited operations to date.  It is exploring opportunities in infrastructure unrelated to precious gems.  Management intends to expand operations of both subsidiaries subject to the availability of additional funding.

The Company was incorporated on February 17, 2006 and commenced operations in March 2006.  We are engaged in the business of gem stone exploration.  Our focus is in Canada and the Western United States, with special emphasis in the State of Colorado as well as Wyoming.

The Company is currently engaged in the acquisition and exploration of mineral properties.  As at the date hereof, the Company holds limited interests in certain diamond and ruby mineral properties represented by the CMP Claims and the Ruby Claims (the   "Properties").   The Company intends to acquire additional properties and interests by negotiating with holders of leases, claims and/or permits. The Company will commit its own resources to the initial evaluation of mineral properties and in select situations, if and when warranted, will enter into joint-venture or farm-out agreements with other corporations or other industry players to complete or continue the further exploration of such properties.

As the Company is in the early exploration stage, its operations have been structured in a manner that management believes, brings the requisite skills and services to the Company in order to operate efficiently and at the same time manage overhead costs. It is anticipated that until proposed exploration programs are complete, independent consultants will be engaged to undertake the exploration programs and the Company will not have any employees.  In addition, certain officers and directors of the Company are experienced in the identification and acquisition of mineral properties. See   "Information with Respect to the Registrant and the Offering-Identity of Directors, Senior Management and Advisers".

Significant Acquisitions and Dispositions

Colorado Claims Purchase Agreement

On September 5, 2006, the Company entered into the Colorado Claims Purchase Agreement (the “CMP Claims”), pursuant to which the founders Yosi Lapid, Amihay Lapid and Yonatan Lapid (the “Founders”) assigned, transferred and sold to the Company 100% of their interest in the CMP Claims pursuant to the Colorado Claims Purchase Agreement in exchange for 14,200,000 Common Shares.  The mining property was recorded at $2,130,000, the fair value determined by Howard G. Coopersmith, the Professional Geologist who prepared the Technical Report described below and who became our President and Chief Executive Officer on September 17, 2009.  The properties as a whole are subject to a minimum exploration expenditure of $155,000 which has been exceeded; $248,437 has been spent in 2006 and 2007.  The Royalty is held by Ernest Black who is a Director of the Company.  As further consideration for the CMP Claims, the Company assumed the obligation to pay the Black Royalty. Upon achieving commercial production of the CMP Claims, the Company has the right to unilaterally acquire, for a period of five (5) years, some or all of the Black Royalty upon payment to Black of $1,000,000 per Black Royalty percentage point (to a maximum of $3,000,000, at which time the Company will have satisfied all obligations under the Black Royalty). If, after six (6) years from the effective date of the Colorado Claims Purchase Agreement, commercial production of the Properties has not commenced, Black is entitled to be paid an annual advance on the Black Royalty of $50,000, to be set-off against any future Black Royalty payments made.  If the project is not commercially viable, the Company may terminate the agreement at its discretion by providing a 90 day formal written notice to Black.

Asset Transfer Agreement

On September 5, 2006, the Company entered into the Asset Transfer Agreement, pursuant to which it transferred its undivided 100% interest in the CMP Claims to American Mining.  In return, American Mining assumed all rights and obligations associated with the CMP Claims, including the rights and obligations associated with the Black Royalty.

Ice Option Agreement and Re-Stated Ice Option Agreement

On May 22, 2007, the Company entered into an agreement with Ice Resources Inc. ("Ice"), giving Ice the option to purchase a fifty percent (50%) interest in its Chicken Park, George Creek, Sand Creek and Pearl Creek properties ("Ice Option Agreement").   Pursuant to the terms of the Ice Option Agreement, Ice was required to incur a total of $1,500,000 in exploration and development expenditures over a three-year period, at which time, the Company and Ice were obligated to negotiate in good faith toward the entering into of a 50/50 Joint Venture Agreement. On March 13, 2008, the Corporation and Ice renegotiated the Ice Option Agreement by mutually agreeing to cancel it in its entirety and enter into a new agreement (the   "Re-Stated Ice Option Agreement").   Pursuant to the Re-Stated Ice Option Agreement, Ice obtained a fifteen percent (15%) carried interest in the Properties until feasibility has been reached, at which time Ice is responsible for carrying its   pro-rata   share of all expenses incurred in connection with the Properties. In consideration for the restructuring of the terms of its interest in the Properties, Ice relinquished the right to acquire an option to purchase a fifty percent (50%) interest in the Chicken Park, George Creek, Sand Creek and Pearl Creek properties. As further consideration, Ice also provided the Company with four (4) additional mineral claims which provide the potential for expansion to the George Creek Property.  Ice was a related party to the Company; the former President and CEO of the Company is also a director and founder of Ice.

Ruby Valley Exploration and Option Agreement

On August 21, 2007, the Company entered into the Ruby Valley Exploration and Option Agreement, pursuant to which it obtained, from Ice, for no additional consideration the option to purchase 75% of two federal lode mining claims (the   "Ruby Claims"),   located in Albany County, Wyoming.  No royalties are payable to Ice (as optionor) in respect of the Ruby Claims. To maintain its option on the Ruby Claims, the Company was required to incur, on or before each of the first, second and third anniversaries of August 21, 2007, expenditures of $100,000.  No independent validation of the fair value of these payments was made.  On November 19, 2008, the Ruby Valley Exploration and Option Agreement with Ice, was amended to waive the first year expenditure of $100,000 and increase the second year expenditure to $200,000.  In consideration for the amendment the Company agreed to issue to Ice 100,000 options to purchase Common Shares in the Company at the price the Company issues its securities to the public market if and when it is publicly traded.

Trends

Other than as disclosed in this prospectus, management of the Corporation is not aware of any trends, commitments, events or uncertainties other than general economic conditions, that are reasonably expected to have a material effect on the Corporation's business, financial condition or operations.  See   "Risk Factors".

Diamond Market Overview

Approximately 160 million carats of rough diamonds have been produced annually, with an approximate value of US$12.5 billion.  Based upon the knowledge of Howard G. Coopersmith, the author of the Technical Report, world diamond production continues to slightly decline, while demand grows and outpaces production. In the last two months of 2008, the world financial crisis substantially impacted diamond sales. Retail sales dropped, and the inventory of polished goods grew to high levels. Mine production rough prices correspondingly dropped to levels seen in January 2008, negating large rough price increases seen in mid-year. Subsequently many of the world’s diamond mines were placed on care and maintenance, amounting to 30 to 40% of world production, to help correct this imbalance between rough production and polish consumption. At the end of 2008 and in early 2009, rough prices had dropped by about 40-50% and polished prices had dropped about 15%. The correction of this imbalance and resumption of normal pricing depends on the resolution of the world’s financial crisis. Based on their knowledge of the industry, including readily available information on the Internet, Management and Mr. Coopersmith believe diamond prices can be expected to be flat to slightly dropping for the remainder of 2009, with improvement seen in late 2009 or 2010.

Business Overview and Business Objectives

The Company is an early stage gem stone exploration company focusing on kimberlite-hosted diamond resources in the western United States, with special emphasis in the State of Colorado, as well as Wyoming. The Company's strategy is to maximize shareholder value through successful exploration of the Properties.

The Company has commissioned a National Instrument 43-101 (NI 43-101) compliant technical report, on the Northern Colorado Diamond Project, Larimer County, Colorado, USA, as revised by report dated January 29, 2009  (the "Technical Report"), in respect of the Colorado Mineral Project. NI 43-101 is the specific requirement of the Canadian Securities Administrators setting forth the Standards of Disclosure for Mineral Projects.  The NI 43-101 is a strict guideline for how public Canadian companies can disclose scientific and technical information about mineral projects.  The instrument requires that a “qualified person” be attributed to the information.  A qualified person is defined as:  an engineer or geoscientist with at least 5 years experience in the mineral resources field and a subject matter expert in the mineral resources field and has a professional association.  The Company intends to use the proceeds of the Offering to further explore the Properties through delineation drilling, bulk sampling, geological mapping and soil sampling as warranted. Additional property acquisitions in the general area of the Properties, are anticipated and the acquisition of additional properties in the immediate vicinity of the existing land package, is contemplated for the near future. These potential acquisitions are intended to cover targets identified by exploration work performed by other companies in the past and that possibly represent undiscovered kimberlite (a rock type in which diamonds are found) occurrences. Also considered in the near term, is the acquisition of properties also containing previously identified targets in the State Line Kimberlite District, but not necessarily contiguous to the Company’s existing claims.

The Company's primary business objective for the foreseeable future is to explore the Colorado Mineral Project. Its strategy to achieve this objective is:

•	to apply a focused "value added" exploration program using an integrated, science and technology-driven approach;

•	to identify and rank, on a timely and efficient basis, kimberlite targets identified from the results of its exploration; and

•	to drill the kimberlite targets identified through its exploration initiatives.

Exploration activities planned for George Creek, Pearl Creek and Chicken Park will focus on furthering the knowledge of the economic potential of the kimberlites proper, additional exploration work will be carried out elsewhere on the existing land-package. Further, if the Company acquires additional mineral properties in the near future and in the immediate vicinity of the Properties (as it anticipates it may), it will conduct such work and activities on these properties as is practicable, in order to locate additional kimberlite targets for future testing.  See “Exploration.”

The Company's secondary objective is to locate and explore economic gem stone properties of merit. The Company plans to aggressively acquire, exploit and explore natural resource prospects and will focus on acquisitions of mineral claims where management believes further exploration and exploitation opportunities exist. While largely opportunity driven, the Company plans to pursue a balanced portfolio of mineral reserve and resource prospects. In selecting exploration and exploitation prospects, management of the Company will choose those that it believes will offer an appropriate combination of risk and economic reward, recognizing that all exploration involves substantial risk and that a high degree of competition exists for prospects. To achieve sustainable and profitable growth, the Company believes in controlling the timing and costs of its projects whenever possible.

Mineral resource exploration involves substantial risk and no assurance can be given that exploration will prove successful in establishing commercially recoverable reserves. While management of the Company believes that it has the skills and resources necessary to achieve the Company's objectives, participation in the exploration of mineral resources and reserves has a number of inherent risks. See   "Risk Factors".

Milestones

There are no significant events that must occur to complete the planned exploration activities on the Colorado Mineral Project, other than obtaining required funds from the Offering, or otherwise.

Two of the four properties constituting the Company's Colorado Diamond Project, namely George Creek and Chicken Park, contain kimberlite bodies on which some amount of advanced work has already been carried out in the past by other mineral explorationists. The Company intends to further its knowledge of the economic parameters of these kimberlites through bulk sampling, delineation drilling and geophysics, and preliminary evaluation of diamond parcels, both existing and to be generated. Concurrently, the Company expects to conduct exploration activities on the remaining existing land package in order to detect additional kimberlites.  Based on available geological data (geophysics, soil and stream sampling results from previous campaigns not conducted by the Company) kimberlites are believed to be present.  However, there can be no assurance of same prior to the Company’s exploration.  The Company estimates the cost of the work program described above (the   "First Phase Work Program")   at $700,000.

In October 2007, Custom Design Fabricators of Livermore, Colorado, supervised by Howard G. Coopersmith, a Registered Professional Geologist of Fort Collins Colorado and co-author of the Technical Report, and who is our President and Chief Executive Officer, previously defined herein as "Coopersmith"),   extracted approximately 40 tons of kimberlite bulk sample from the Chicken Park Property. The samples obtained have been bagged and tagged and are securely stored in a warehouse in Fort Collins, Colorado, that the Corporation has leased. The Company plans to process the sample in the first half of 2009, provided funds are available.

Also in October 2007, the Company engaged Tyler Dodge, a contractor from Wheatland, Wyoming, to extract approximately 200 tons of material from the Ruby Claims. Jacques Letendre, a Professional Geologist was present at the sampling on behalf of the Company. The samples acquired from the Ruby Claims are securely stored in sample bags and tagged and stockpiled in a warehouse in Fort Collins, Colorado, that the Company has leased.  Depending on the results obtained from the First Phase Work Program, the Company anticipates initiating additional bulk sampling and delineation work on the George Creek and Chicken Park kimberlites in 2010, so as to reach a preliminary decision on the economic viability of these deposits. At the same time, the higher priority kimberlite targets identified during the First Phase Work Program, will be tested by trenching or drilling (the "Second Phase Work Program").   The Company estimates the cost of the Second Phase Work Program at $500,000.

The Company believes that it will have sufficient working capital from receipt of the net proceeds from the Offering to meet the above stated objectives for the First Phase Work Program, however, will need to obtain additional funds for part of the Second Phase Work Program. See   "Reasons for the Offer and Use of Proceeds.”

Specialized Skill and Knowledge

All of the directors and officers of the Company have extensive business experience and as a whole, management of the Company believes it possesses the technical experience and expertise required to successfully identify, acquire, explore and develop, mineral properties. Certain of these individuals have been involved in mineral exploration activities conducted in the immediate vicinity of the Colorado Mineral Project and are intimately familiar with transitioning a mineral project from the exploration stage into development. While management of the Company believes that it possesses the skills and resources necessary to achieve the Company's objectives, participation in the exploration of mineral resources and reserves has a number of inherent risks. See   "Risk Factors".

Competitive Conditions

The resource industry is intensely competitive in all of its phases and the Company competes with many companies possessing greater financial resources and technical facilities than itself. The Company expects that in addition to being influenced by global pressures driven in large part by industry giants such as De Beers and the Diamond Trading Corporation, it may experience direct competition from other entities undertaking similar activities as the Company in the same geographic area as the Properties. The Company is aware that DiamonEX Limited of Brisbane, Australia, publicly listed on the Australian Stock Exchange, announced on November 5, 2007, its interest in and commitment to a property located within the State Line Kimberlite District and in close proximity to the Properties. Competition could adversely affect the Company’s ability to acquire suitable properties for exploration in the future. See   "Risk Factors".

Employees

As of the date of this prospectus, the Company has no employees and is assisted as necessary by individuals on a consulting basis.

Properties - The Colorado Mineral Project

The Colorado Mineral Project is located in Larimer County, northern Colorado, USA and its individual properties, namely George Creek, Pearl Creek, Sand Creek and Chicken Park, are the subject of the Technical Report.  A copy of the Technical Report may be inspected at the registered office of the Company, during normal business hours, for the duration of the distribution of the Common Shares being offered under this prospectus and for 30 days thereafter.

Location Map of Colorado Diamond Project Properties

The following disclosure provides historical, geographical, geological and other technical and general information on the Properties and has been substantially extracted from the Technical Report.

Property Descriptions and Locations

Colorado Mineral Project

The Colorado Mineral Project is predominantly situated near the Colorado/Wyoming State line, in an area referred to as the "State Line Kimberlite District". The Colorado Mineral Project encompasses approximately 1189 acres (± 482 ha) and contains the CMP Claims. The CMP Claims are renewable annually on or before August 31st, at a rental cost of US$140 per claim (US$4,900 total), payable to the Bureau of Land Management (Colorado) ("BLM"). The Colorado Mineral Project State Mining Lease, which relates to the CMP Claims, is a ten year lease with rental fees payable annually on 489 acres on or before October 21st  at US$3.00 per acre (US$1,467 total).

On September 5, 2006, pursuant to the Asset Transfer Agreement, American Mining acquired 100% ownership and diamond exploration and production rights to the Colorado Mineral Project, subject to the Black Royalty. The Black Royalty can be purchased outright and in its entirety by American Mining at any time from and after the commencement of commercial production from the CMP Claims until the fifth (5th) anniversary of the date of such commencement. The Colorado Mineral Project was subject to a minimum exploration expenditure of $155,000 in each of 2006 and 2007 and each such expenditure obligation was satisfied by the Company. If after six (6) years from the effective date of the Colorado Claims Purchase Agreement, commercial production of the Properties has not commenced, Black is entitled to be paid an annual advance on the Black Royalty of $50,000, to be set-off against any future Black Royalty payments made.

The Company has submitted a Plan of Operations to the U.S. Forest Service and a Notice of Intent to Conduct Prospecting has also been submitted to the Colorado Division of Minerals and Geology for work on the Colorado Mineral Project as required both of which have been approved. Further, a US$4,300 reclamation bond has been posted in regard to a permit in respect of the Chicken Park Property.

The operations of the Company require licenses, permits and in some cases renewals of existing licenses and permits from various governmental authorities. The directors of the Company believe that the Company has applied for all necessary licenses and permits required to carry on the activities which it is currently carrying on, under applicable laws and regulations in respect of the Colorado Mineral Project, and also believe that the Corporation is complying in all material respects with the terms of such licenses and permits. See   "Risk Factors - We are required to always have the proper permits and licenses".

The George Creek Property consists of 14 contiguous claims and the Pearl Creek property consists of six contiguous claims with an approximate area of 280 acres (~113 ha) at George Creek and 120 acres (~49 ha) at Pearl Creek. The George Creek claims occupy part of Section 28, Township 11 North, Range 74 West, 6th  PM at approximate coordinates 40/53N – 105/42W. At George Creek, placer mining claims have been staked by Eagle Hawk Diamond Company Inc. in the south half of Section 28, whereas American Mining's lode mining claims are predominantly in the north half of Section 28; there is no overlap of the claim groups. The placer mining claims cover George Creek proper and do not provide any right to lode (or in situ) minerals such as kimberlite bedrock. The Pearl Creek claims are located within Section 17 and 18, Township 10 North, Range 74 West, 6th  PM at approximate reference coordinates 40/50N -104/42W.

The Chicken Park Property comprises five claims (CP#3 and CP#4, as well as CPE#1 –3) totaling 100 acres (± 40.5 ha) and a contiguous State Lease of 489 acres (± 198 ha). These claims are situated predominantly within Section 2, Township 10 North, Range 73 West. The Colorado Mineral Project State Mining Lease occupies the south half of Section 36, Township 11 North, Range 73 West, 6th  PM, at approximate reference coordinates 40/52N – 105/32W.

The Sand Creek Property consists of ten contiguous claims containing approximately 200 acres (± 81 ha). These claims are located within portions of Sections 4, 5 and 8 in Township 10 North, Range 75 West and parts of Section 32 and 33 in Township 11 North, Range 75 West, at reference coordinates 40/48W – 105/48N.

The CMP Claims have been filed with the Larimer County Clerk and Recorder's Office, as well as the BLM.

Ruby Valley Exploration

Pursuant to the Ruby Valley Exploration and Option Agreement, as amended, the Company holds the right to acquire an option to purchase 75% of the Ruby Claims, which are located in Section 18, Township 24 North, Range 70 West, Albany County, Wyoming. In order to maintain its interest in the Ruby Claims, the Company is required to expend CAD $100,000 in exploration expenditures on or before each of the first, second and third-year anniversaries of August 21, 2007. On November 19, 2008, the agreement was amended to waive the first year expenditure of CAD $100,000 and increase the second year expenditure to CAD $200,000.  While the Ruby Claims are not material to the Company at the present time, the Company views the Ruby Claims as a potentially attractive small-scale mineral asset that fits within the scope of its business. Upon the Company incurring CAD $300,000 in expenditures in respect of these claims, it will have earned its 75% entitlement.

Location map of the Ruby Valley project claims, Palmer Canyon Road, Albany County, Wyoming. Base map from BLM 1:100,000 scale.

Accessibility, Climate, Local Resources, Infrastructure and Physiography Access

The Properties are readily accessible by a network of federal and state all–weather roads and seasonal Forest Service roads and jeep trails. The main route is by way of Interstate Highway #25 from Denver, Colorado and State Highway #287 between Fort Collins, Colorado and Laramie, Wyoming. While the highways and County Road #74E are paved, all other County and Forest Service roads in the area are gravel based.  All County roads provide access throughout the year as they are generally of good quality and are well maintained. The quality of the Forest Service roads is good to fair as these roadways are maintained only from the beginning of summer to mid or late fall.

Proximity

The Properties are situated about 80 km northwest of Fort Collins, Colorado and approximately 180 km north/northwest of Denver, Colorado. Fort Collins is the primary community of proximity to the Properties. Fort Collins has a regional population of nearly 200,000.  It offers a full range of amenities and services and provides a full-service staging point for the Corporation's operations.

Red Feather Lakes is a small resort community situated approximately 20 km from the Properties.  It offers basic amenities including food, fuel, lodging and postal services. Rural power is within 5 – 8 km from the Properties.

Climate

The relatively high elevations of the Properties lead to harsh climatic conditions throughout a good portion of the year. First snowfall generally occurs by mid-September and snow cover generally extends well into early May. However, average years yield extended summer weather and access is generally possible to lower elevation claims well into November or later.

Surface Rights, Local Resources and Infrastructure

The Company does not currently hold surface rights in respect of the Properties. Surface rights for mining operations, potential tailings storage areas and processing plant areas, can be applied for, however, and are generally available subject to satisfying prevailing permitting requirements. Gravel and water deposits, which would be required in the development of a mine, are sufficient and electricity would likely be obtained by extending and improving the local rural grid. The regional workforce is sophisticated, with significant numbers of personnel working in mines and oil fields.

Topography, Elevation and Vegetation

The Colorado Mineral Project is situated in the northern Front Range portion of the Southern Rocky Mountains Physiographic Province, where the mountain range splits into two segments. The eastern, or Front Range segment, continues northward into Wyoming as the Laramie Range and is bordered by the Great Plains Province to the east.  Both East and West segments of the Southern Rocky Mountains have been bevelled by high level peneplains in the vicinity of the Colorado/Wyoming State line, the area being characterized by moderately flat to gently rolling topography, variably incised by local drainages. Average elevations range from about 2,440 m to 3,050 m above sea level.

The George Creek and Pearl Creek properties occupy relatively hilly terrain near the headwaters of their respective streams. Both the George Creek and Pearl Creek properties are located on local hilltops and adjacent flanking slopes. Maximum elevations are approximately 2,930 m at George Creek and 3,050 m at the Pearl Creek claims. Local relief is about 150 m. Creeks in the area typically occupy shallow incised canyons and flow year round or intermittently. The Sand Creek Property occupies a tree line plateau on the divide between the eastern foothills and high plains on the east and the inter-mountain Laramie River valley to the west. Elevations reach 4,900 m above sea level. Although relief within the Sand Creek Property is as much as 150 m, a significant portion of the property is relatively flat and most of the high ground is relatively dry. Chicken Park is situated on the prominent peneplain surface west of Prairie Divide at an altitude of 2,500 m. The majority of the property is flat, although a number of prominent low granitic monadnocks are present. Relief averages about 30-60 m.

Because the CMP Claims and the Ruby Claims are all located at intermediate to moderately high elevations, vegetation is relatively pronounced to locally dense on most of the Properties, unlike the sparse growth that typifies much lower and higher elevations throughout much of Colorado. The George Creek and Pearl Creek Properties are thus variously covered with relatively dense stands of balsam and pine.  The Sand Creek Property reflects a wide range of vegetative cover from arctic grasses to sub-Arctic shrub, woodland areas with dense mature stands of aspen, spruce and pine.  The Chicken Park Property is the least heavily timbered land of all the Properties and is characterized by extensive wildflower-rich grasslands and moderately open ponderosa and lodgepole pine stands.

The CMP Claims are located on federal land administered by the United States Forest Service and are open to entry. The Ruby Claims are located on private land and are easily accessible year round with the permission from the land owner.

History of the Colorado Mineral Project

Kimberlite was first recognized in the State Line Kimberlite District in 1964. Diamonds were first reported from the district in 1975 and were subsequently recovered from several other kimberlite pipes in the district that same year. During the 1970s, exploration by McCallum and colleagues at Colorado State University and the University of Colorado led to the discovery of more than 25 additional kimberlite occurrences in the district.

In the mid-1970s, Cominco American Inc., programs managed by Coopersmith, initiated a detailed heavy mineral sampling and exploration campaign in the geographic area covered by the Colorado Mineral Project. Numerous kimberlite occurrences were discovered, including the Chicken Park complex. Advanced work, including geophysical surveying, drilling and/or bulk sampling was carried out on a number of kimberlite occurrences and numerous prospects, including at Chicken Park, Pearl Creek and Sand Creek.

In the late 1970s, Superior Oil Company ("Superior") expressed interest in the area and acquired property having diamond potential. Local and regional exploration programs commenced shortly thereafter, consisting of stream sediment sampling and evaluation of heavy mineral concentrates for kimberlite indicator minerals. Geophysical surveys and soil sampling followed in anomalous areas and diamond drilling/trenching and bulk sampling were carried out on two kimberlites. Regional stream sediment sampling conducted by Superior and its subsequent partner, Lac Minerals Ltd. ("Lac "), led to the discovery of additional kimberlites, including discoveries at George Creek and Pearl Creek and further work at Sand Creek.

George Creek Property

The George Creek Property includes the George Creek kimberlite dyke system which was discovered in the early 1980s by partners Superior/Lac, as a result of regional stream sampling that produced several grains of pyrope garnet and chrome diopside from the local drainage. Initial stream sediment sampling was followed by soil sampling, ground geophysics and trenching, all of which proved successful in locating kimberlite. In 1983, reconnaissance VLF/EM lines succeeded in delineating the dyke system, however, ground magnetic and radiometric surveys proved to be of limited value in this regard. The successful VLF/EM survey led to a decision by Superior/Lac to trench and explore the prospect. On the first day of trenching in 1984, kimberlite was discovered and a diamond was found in a hand sample of dyke material from one of the trenches.

Several 50 ton test pits were dug in the dyke system by Superior/Lac. Initial diamond grades averaged 75 cpht, which prompted a second testing phase that involved treatment of about 3,300 tons of dyke material. The operation yielded over 89,000 diamonds with a cumulative weight of 1,332 ct. Several stones were reported to exceed 2 ct and a high percentage (89-94%) of the larger stones was classified as "colorless". Both the K1 and K2 dyke segments were tested with 2,613 and 416 tons, respectively yielding grades of 46.1 cpht for the first and 31 cpht for the second. The estimated grade for all sample pits is 44 cpht and individual sample pits ranged from 18 to 135 cpht.

Mineral chemistry analyses of George Creek kimberlite indicator mineral populations infer a good potential for a moderately high grade as approximately 13% of the peridotitic pyropes are G10s and nearly 14% of the eclogitic garnets plot in the diamond inclusion field.

In 1994, Churchill Resources Ltd. of Vancouver, British Columbia ("Churchill") obtained an option on the George Creek, Pearl Creek and Sand Creek properties from Diamond-X LLC of Denver, Colorado   ("Diamond-X").   Churchill carried out limited exploration on the Sand Creek Property, and after failing to honor its expenditure commitments returned the properties to Diamond-X. In 1996, Diamond-X optioned the three properties to U. S. Diamond Corp., a new Vancouver-based exploration company formed to finance exploration on properties located in Colorado, U.S. and in the Northwest Territories, Canada.

In 1996, MPH Consulting Inc. ("MPH Inc.") carried out detailed ground geophysical surveys (magnetometry and VLF/EM) over much of the George Creek, Pearl Creek and Sand Creek properties on behalf of US Diamond Corp. Upon receipt of the geophysical data, soil sampling was carried out on or near the newly identified VLF/EM anomalies. Processing of the VLF/EM data found that a very diagnostic 1,100 m long anomaly coincided with the known northeasterly trending George Creek kimberlite dyke system. A second easterly trending linear VLF/EM anomaly was found to branch off the south end of the known dyke and is more or less continuous across the property for some 1,463 m. Additionally, several similar 600-900 m long anomalies parallel the main dyke anomaly. The Company believes their similarity to the anomaly over the K1 dyke systems warrant further investigation as they suggest the possibility for additional kimberlite dykes on the George Creek Property.

Pearl Creek Property

Stream sediment sampling undertaken by Cominco American Inc. ("Cominco") and Superior/Lac yielded trace mineral anomalies on a number of the creeks flowing off the high ground central to the Pearl Creek area. Follow up soil sampling displayed a pattern of kimberlite indicator mineral anomalies that suggested a dyke like kimberlite source on the Pearl Creek hill. However, no mineral chemistry data is available for the indicators recovered through this work and the diamond potential thus cannot be estimated. Cominco initiated ground magnetic and EM surveys in the Pearl Creek area, but as no pipes of sufficient size for their criteria were suggested by the data, the area was abandoned.

Superior/Lac then initiated reconnaissance, ground VLF/EM and magnetic surveys focused on the target area indicated by the kimberlite indicator minerals. VLF/EM survey results displayed strong conductivity whose follow up through a more detailed survey produced a strong linear anomaly extending in a northeast direction across the property for about 1,800 m. Subsequently, four backhoe trenches were excavated at about 300 m intervals along strike over the VLF/EM anomaly. The trenches intersected highly weathered decomposed kimberlite about 1 to 3 m below the surface soil cover. The VLF/EM anomaly infers that the in-property strike length of this kimberlite dyke is about 1,890 m. Thicknesses of dyke exposures in trenches ranged from 5 cm to 1.2 m. Three samples of kimberlite obtained from the trenches were tested at Lakefield Research Laboratory in Toronto, Ontario for microdiamond by bulk fusion. Three microdiamonds were recovered from 52 kg of material by Lac. Weight and quality information are not available for these stones.

Detailed ground magnetometer and additional VLF/EM geophysical surveys were conducted by MPH Inc. over the Pearl Creek Property during the 1996 field season. Results for the surveys revealed a pronounced linear anomaly coincident with the previously discovered and trench located Pearl Creek kimberlite dyke system.  A 31-122M wide Fraser Filter anomaly can be traced without a break for at least 1,980 m in a northeast direction across the property. As at George Creek, there are several pronounced anomalous splays. Based on the Superior/Lac trenches, the Company believes that one of these anomalies may represent a kimberlite branch dyke and should be further explored.

Three soil samples taken at the west end of the 1,500 m long east northeast trending branch VLF/EM anomaly at the south end of the grid proved barren of kimberlite indicator minerals. While this does not rule out the anomaly as a potential kimberlite branch, it does tend to downgrade the prospects somewhat. However, four anomalous soil samples were obtained by Black in 1998-99 from over VLF/EM branch anomalies, indicating to the Company that follow up work is warranted.

Sand Creek Property

Interest in the Sand Creek area was generated by results of Cominco and Superior/Lac stream sediment surveys which revealed the presence of a number of kimberlite indicator minerals. Cominco proceeded with a ground geophysical survey using magnetic and EM methodologies. Large conductors were identified and tested with a truck-mounted auger drill to a maximum depth of 36 m. Significant sub surface topography indicating clay filled paleo channels or other depressions were identified, but bedrock was not tested. Cominco ultimately abandoned the Sand Creek Property which was subsequently acquired by Superior.

Although Superior acquired the Sand Creek Property, no soil sampling or geophysical surveying was conducted before the Superior/Lac diamond exploration programs were phased out in 1985. Results of the early Cominco and Superior/Lac stream sediment sampling indicated a zone of widely distributed kimberlite indicator minerals in creeks originating from the high plateau area immediately west of Sand Creek. All of the anomalous stream sediment samples are reported to have contained pyrope garnet and a few yielded orange colored eclogitic garnets, but no chemical data are available. Based on their prior experience at George Creek and Pearl Creek, this area was considered to be highly prospective for kimberlite targets. However, Superior/Lac's exploration program in the district was terminated shortly after this discovery and no additional work was conducted beyond 1984.

Late in the summer of 1994, MPH Inc. carried out an initial VLF/EM survey of the Sand Creek Property on behalf of Churchill. Data processing revealed a complex pattern of separate and/or intersecting VLF/EM anomalies. No follow-up trenching or drilling was conducted to establish the source of these anomalies as Churchill abandoned its diamond exploration effort due to financial setbacks. In 1995, Churchill returned the property to Diamond-X, which re-optioned the ground to U. S. Diamond Corp. in 1996.

During the summer of 1996, MPH Inc. carried out detailed ground magnetometer and VLF/EM surveys similar to those conducted at the George Creek and Pearl Creek claim blocks across the central part of the Sand Creek Property. The VLF/EM surveys identified a number of northeasterly trending anomalies, but the patterns are most often not as linear as those at George Creek and Sand Creek and they are not particularly indicative of an extensive dyke system. However, a small number of features that the Company believes may reflect the presence of kimberlite pipes or pipe complexes, are indicated.

Results of soil sampling conducted at Sand Creek by Black of MPH Inc. in 1997, are somewhat encouraging. In all, 3 of the 12 samples taken within the claim block yielded indicator minerals. The anomalous samples are from the southeastern part of the grid area and all were collected from within the zone of irregular VLF/EM anomalies that may reflect kimberlite. In all, 5 picroilmenites, 1 high Mg pseudobrookite, 1 lherzolitic pyrope and 1 eclogitic pyrope were recovered from the 3 positive samples. Four of the 6 "barren" samples were collected well away from or on the fringe of any VLF/EM anomaly. The limited numbers of soil samples collected by Black in 1998/1999 proved to be devoid of indicator minerals. However, these few samples represent a very small percentage of the claim block.

Chicken Park Property

Initial discovery of kimberlite at this locality was fortuitous, being discovered by local prospectors who identified unusual soil and bedrock and recognized the similarity to kimberlite that they had observed at a local quarry. Cominco identified the rock as kimberlite and defined the presence of a small pipe (± 0.36 ha). Cominco then identified a series of small kimberlite blows connected by an apparent fissure to the southwest. These blows have since been recognized as part of a more extensive blow-dyke system that ranges from about 3 to 34 m in width and extends at least 360 m along strike. The blow-dyke complex has a northeasterly trend and appears to be a fault or joint controlled fissure system.

The initial pipe ("CP-1") was trenched in 1981 by Cominco to determine the nature of the material and extract a bulk sample for diamond testing. Cominco processed about 96 tons at their Fort Collins test facility and produced a recovered grade of just under 7 cpht, including a 1.7 ct stone. No additional work was conducted by Cominco on this property. A private mineral explorationist group (the   "Hersh Group")   then contracted with Superior to process an additional bulk sample of approximately 200 tons. A total of 296 tons from the CP-1 pipe was thus processed for macrodiamonds, yielding 306 stones weighing 19.73 ct for an estimated grade of 6.7 cpht. The largest stone weight was 2.6 ct. The Hersh Group appears to have drilled vertical rotary holes in the pipe, however, no details of this work are available. No test work was performed on the southwest extension of the dyke-blow system at the time.

A project was initiated in 1983 by J.A. Rogers, a graduate student at Colorado State University, to test sampling exploration methods in the southwestern portion of the State Line Kimberlite District and to evaluate the area for the presence of unknown kimberlite occurrences. In addition, a petrographic and geochemical study was conducted on kimberlite from the Chicken Park pipe. The stream sediment sampling program was successful in recovering abundant kimberlite indicator minerals, especially picroilmenite. The Chicken Park dyke complex was well defined by anomalous sample sites, but no new kimberlite was discovered although several previously unknown prospective areas were located.

In 1993, Anvil Resources of Vancouver, British Columbia ("Anvil") optioned the Chicken Park Property and a mapping program was initiated to define the limits of the kimberlite occurrences in the area. The cluster of “blows” reported by Cominco was determined to be a series of zones in a moderately extensive blow-dyke system that ranges from 3 to 34 m wide and extends more than 366 m along strike. A drilling program was conducted in 1994 to define the dimensions of the diatreme dyke system and provide better definition to the geometry of the CP-1 pipe. Twelve angled holes were drilled by Connors Drilling Inc. of Montrose, Colorado, at 40 to 45 degrees to most effectively determine kimberlite host granite contacts. Four of the holes were drilled into the CP-1 pipe and the remainder were focused on the diatreme-dyke system. Two short exploratory holes (15 and 16.8 m) were drilled to the southwest of the known extent of the system, and one hole intersected a 3.4 m wide interval of kimberlite, inferring that the system continues to the southwest under an alluvial cover. Total drilling meterage was 335 m, 236 m of this being kimberlite. Based on the mapping and drilling program, it has been established that the surface area of the combined pipe and blow-dyke system almost certainly exceeds 1.2 ha.

Cuttings were recovered from each 3 m interval of kimberlite sections and the samples were processed by HDM Laboratories in Loveland, Colorado   ("HDM Labs")   for diamond indicator minerals. Preliminary mineral chemistry data obtained from HDM Labs for kimberlite indicators recovered from randomly selected intervals of kimberlite drill cuttings were encouraging. From a total of 278 analyzed garnet grains, nearly 4% were GlOs and >40% of the 14 eclogitic garnets plot within the diamond inclusion field. These results are considerably better than previous analyses from 192 garnet grains recovered from the CP-1 pipe where Cominco and the Hersh Group obtained their diamond bulk samples (only about 2% of both peridotitic pyrope and eclogitic garnets from the CP-1 kimberlite pipe plot within the diamond inclusion fields). Thus, the Company believes the diamond potential of the blow dyke complex, may be better than that of the CP-1 pipe. Furthermore, chromite chemistry is encouraging as some 5.5% of the 158 analyzed grains plot within the diamond inclusion field.

Based upon drilling results and favourable chemistry from recovered kimberlite indicator minerals, Anvil proposed a program for the 1995 field season which comprised trenching, drilling, mini-bulk testing for diamonds and geophysical surveys to test for kimberlite along both northeast and southwest extensions of the dyke system. While the proposed program was not implemented due to financial setbacks, all claims were retained. In 1999, efforts were made by Anvil to conduct a bulk test on kimberlite from the dyke-blow complex to be obtained by trenching, however, the program was not approved by the Anvil board of directors and the claims were dropped by Anvil shortly thereafter.

The Ruby Claims are located in Section 18, Township 24 North, Range 70 West, Albany County, Wyoming. The Ruby Claims are located on private land and are easily accessible year-round, with the permission of the land owner. At this time the Ruby Claims are not a material property of the Company.

Geological Setting

Regional

The Colorado Mineral Project and the Ruby Claims are situated in the foothills of the Rocky Mountains' Front Range, being the southern extension of the Laramie Range. This region is considered to be part of a Proterozoic obduction zone that has been thrust upon the southern margin of the Archean Wyoming craton. This late Precambrian shelf consists of a complex of early and middle Proterozoic metamorphic and plutonic rocks. The oldest rocks in the area are metamorphosed Early Proterozoic sediments and volcanics of felsic to greenstone composition. Granodiorite and quartz monzonite stocks were emplaced in the region circa 1.75 Ga and granitic and quartz monzonitic plutons invaded the system at about 1.4 Ga. The region was uplifted in mid Paleozoic time, around 300 Ma, when the Ancestral Rockies evolved, and again at about 65-70 Ma during the late Cretaceous to early Tertiary Laramide orogeny.

Major east-west faults and northeast-southwest joint systems developed during the Laramide event. Post-Precambrian sedimentary rocks flank the Front Range uplands, ranging from Pennsylvanian to Tertiary in age. It was once assumed that no Early Paleozoic sediments were deposited in the area, however, blocks of Cambrian, Ordovician and Silurian formations have been recovered from a number of the kimberlite pipes, indicating the presence of Lower Paleozoic sedimentary cover at the time of at least some kimberlite emplacement.

There have been at least two stages of kimberlite emplacement in the Colorado/Wyoming geological province (circa 400 Ma and 600-700 Ma). Many of the district's kimberlite occurrences, especially to the west, are root zone dykes or dyke like features. Erosion level is often deep and hypabyssal to lower diatreme zone phases are common. However, notable occurrences in the southern and northern parts of the district are substantial pipes of mid to upper diatreme zone which appear to include pyroclastic and epiclastic crater zone kimberlite. Although many of the kimberlite occurrences in the region tend to be small and narrow, some pipes exceed 5-6 ha in surface area and the George Creek and Pearl Creek dyke complexes appear to exceed 1.6 km in length. Many of the kimberlites of the Colorado/Wyoming State Line Kimberlite District trend roughly east-northeast, a trend that is approximately coincident with the Northern Colorado Lineament.

A few remnants of Tertiary deposits are present on upland surfaces of the Front Range and these appear to be primarily of Pliocene age. There is no evidence of glaciation on the State Line Kimberlite District, thus glacial deposits are absent. Alluvial gravel deposits are common in most drainages and thin unconsolidated colluvial deposits are common on many slopes. Thin covers of probable Quaternary lag gravels occur locally.

George Creek Property

The George Creek Property is underlain by a sequence of steeply dipping, east northeast striking Lower Proterozoic metamorphic rocks dominated by interbedded quartzite, granitic gneiss, quartz feldspar gneiss, biotite amphibolite gneiss and amphibolite. Colluvial, alluvial and relatively thick soil deposits are widespread throughout the property.

Focus on George Creek, was triggered by the recovery of kimberlite indicator minerals in nearby stream sediments and soil samples. The presence of kimberlite was inferred by ground VLF/EM anomalies and follow up backhoe trenching in 1984 uncovered the George Creek kimberlite dyke system. Three separate dykes cut diagonally across the metamorphic host rocks in a northeasterly en-echelon pattern. The dyke segments are referred to as K1, K2 and K3, respectively from northeast to southwest; all strike roughly N50E and dip 70-80 degrees to the northwest. The K1 segment has been traced over 915 m, the K2 over some 915 m as well and the K3 over nearly 610 m. A potential length of at least 2,590 m is thus indicated for the entire kimberlite dyke system.

Thickness of the dykes in the George Creek kimberlite system range from less than 2 cm to as much as 3.7 m. Thickening appears to take place where the dykes intercept amphibolite. Contacts are typically sharp, although local serpentine and carbonate veinlets extend in wall rocks. The kimberlite is typically greenish grey to brownish grey and has a distinctive macrocrystic texture. Macrocrysts of serpentinized olivine and phlogopite are abundant, and pyrope garnets are common. Ilmenite megacrysts and xenoliths of eclogite and intensely serpentinized peridotite are present, but relatively rare.

Pearl Creek Property

The Pearl Creek Property is characterized by an extensive thin to moderate cover of soil and colluvium that masks the bedrock. Sporadic outcrops on hilltops and steeper slopes are dominantly Lower Proterozoic granite and biotite gneiss.

As at George Creek, the Pearl Creek kimberlite prospect area was recognized by the presence of kimberlite indicator minerals in stream and soil samples. Location and definition of the kimberlite dyke system was established by closed space soil sampling of the target areas, ground VLF/EM surveys and backhoe trenching. The readily weathered kimberlite is completely covered with intensely altered overburden (as is the case at George Creek). The Pearl Creek kimberlite dyke is described as a narrow anatomosing system that diagonally crosscuts the fabric of foliated host rocks, trending about N45E and dipping approximately 85-90 degrees SE.

The structure has been traced by VLF/EM for some 1,830 m and the presence of a branching dyke is inferred near its northeast end. The dyke system appears to be truncated at its southwest and northeast ends by east-west trending faults. Trench profiles indicate a width variation that ranges from approximately 5 cm to 1.2 m. The Pearl Creek kimberlite has been described as a deeply weathered, intensely altered and typically reddish brown. Macrocrysts of pyrope, pseudo-brookite (after ilmenite) and serpentinized olivine have been reported.

Sand Creek Property

The Sand Creek Property is characterized by a thin cover of soil and colluvium that obscures most of the bedrock. Furthermore, much of the flat upland surface that dominates much of the southeastern half of this property appears to be at least partially covered with thin remnants of lag gravel. Isolated outcrops of Lower Proterozoic granite gneiss have been observed throughout the Sand Creek Property and it is believed that this is the predominant bedrock in the area.

Interest in Sand Creek was generated as a result of Cominco and Superior/Lac stream sediment surveys that revealed a number of kimberlite indicator minerals. Cominco conducted a ground geophysical survey using magnetic and EM methods. Large conductors were identified and auger drill tested to a maximum depth of 36 m. Significant sub surface topography indicating clay filled paleo-channels or other depressions were identified, but bedrock was not tested. Cominco ultimately abandoned the property which was subsequently acquired by Superior, however, Superior did not conduct any further soil sampling or geophysical surveying as the Superior/Lac diamond exploration programs were phased out in 1985.  A preliminary ground VLF/EM survey was carried out in 1993 by MPH Inc. for Churchill, while a more detailed magnetic and VLF/EM survey was conducted in 1994 by MPH Inc. on behalf of U. S. Diamond Corp. These detailed ground geophysical surveys identified anomalous zones suggestive of possible irregular kimberlite targets, which remain to be drill tested.

Chicken Park Property

The Chicken Park Property is underlain almost exclusively by Middle Proterozoic granite and quartz monzonite. Thin covers of alluvium and colluvium characterize extensive areas of gently rolling to flat meadowlands between moderate relief ridges and monadnock-like bodies of granite.

Cominco identified kimberlite on the Chicken Park Property and defined the presence of a small, 0.36 ha pipe. Cominco then identified a series of small kimberlite blows connected by an apparent fissure to the southwest. These blows have since been recognized as part of a more extensive blow-dyke system that ranges from about 3-34 m in width and extends at least 366 m along strike. The blow-dyke complex has a northeasterly trend and appears to be a fault or joint controlled fissure system that penetrates the host granite rocks.

The small pipe and blow-dyke system are dominated by deeply weathered, intensely serpentinized tuffisitic kimberlite breccia, but both occurrences also contain variable amounts of fresh hypabyssal facies kimberlite. The hypabyssal material is present as large blocks (autoliths) that locally exceed 1.2 m across. These autoliths are composed predominantly of macrocrystic, phlogopite and/or opaque mineral-rich varieties of serpentine, phlogopite serpentine, or serpentine phlogopite kimberlite. Some aphanitic calcite kimberlite with abundant euhedral olivine mirophecocrysts and perovskite is also present.  Opaque mineral content of the hypabyssal kimberlite commonly exceeds 20% and is dominated by spinel and picroilmenite that occur primarily as macrocrysts and microcrysts. Some ilmenite xenocrysts exceed 2.5 cm across (megacrysts). Small crystals of euhedral to subhedral phenocrystic groundmass oxides also are common. Xenoliths are relatively rare and consist primarily of intensely altered peridotite, granulite and granite.

Mineralization

As of the date of this prospectus, no mineral resources or mineral reserves have been attributable to the Properties. Further, the Company is not aware of any historical mine workings, existing tail ponds, waste deposits, improvements or any irregular and important natural features currently existing on or over the Colorado Mineral Project or the Ruby Claims.

George Creek Property

The George Creek Property is underlain by a sequence of steeply dipping, east/northeast striking Lower Proterozoic metamorphic rocks dominated by interbedded quartzite, granitic gneiss, quartz-feldspar gneiss, biotite-amphibolite gneiss and amphibolite.

The presence of kimberlite on the George Creek Property was inferred by ground VLF/EM anomalies and follow up backhoe trenching in 1984 which uncovered the George Creek kimberlite dyke system. Three separate dykes cut diagonally across the metamorphic host rocks in a northeasterly en-echelon pattern. The dyke segments are referred to as K1, K2 and K3, respectively from northeast to southwest and all strike roughly N50E and dip 70-80 degrees to the northwest. The K1 segment has been traced over 915 m, the K2 over some 915 m as well and the K3 over nearly 610 m. A potential length of at least 2,590 m is thus indicated for the entire kimberlite dyke system.

Thickness of the dykes in the George Creek kimberlite system range from less than 2 cm to as much as 3.7 m. Thickening appears to take place where the dykes intersect amphibolite. Contacts are typically sharp, although local serpentine and carbonate veinlets extend in wall rocks. The kimberlite is typically greenish grey to brownish grey and has a distinctive macrocrystic texture. Macrocrysts of serpentinized-olivine and phlogopite are abundant, and pyrope garnets are common. Ilmenite megacrysts and xenoliths of eclogite and intensely serpentinized peridotite are present, but relatively rare.

Several 50-ton test pits were dug in the dyke system. Initial diamond grades averaged 75 cpht, which prompted a second testing phase that involved treatment of about 3,300 ton of dyke material. The operation yielded over 89,000 diamonds with a cumulative weight of 1,332 ct. Several stones were reported to exceed 2 ct and a high percentage (89-94%) of the larger stones was classified as "colorless". Both the K1 and K2 dyke segments were tested with 2,613 and 416 tons, respectively yielding grades of 46.1 cpht for the first and 31 cpht for the second. The estimated grade for all sample pits is 44 cpht and individual sample pits ranged from 18 to 135 cpht.

The Company is of the view that mineral chemistry analyses of George Creek kimberlite indicator minerals, infer a good potential for a moderately high grade, as 13% of the peridotitic pyropes are G10s and nearly 14% of the small number of recovered eclogitic garnets plot in the diamond inclusion field.

Pearl Creek Property

The Pearl Creek Property is characterized by an extensive thin to moderate cover of soil and colluvium that masks the bedrock. Sporadic outcrops on hilltops and steeper slopes are dominantly Lower Proterozoic granite and biotite gneiss.

As at George Creek, the Pearl Creek kimberlite prospect area was recognized by the presence of kimberlite indicator minerals in stream and soil samples. Location and definition of the kimberlite dyke system was established by close-space soil sampling of the target areas, ground VLF/EM surveys and backhoe trenching. The readily weathered kimberlite is completely covered with intensely altered overburden (as is the case at George Creek). The Pearl Creek kimberlite dyke is described as a narrow anatomosing system that diagonally crosscuts the fabric of foliated host rocks, trending about N45E and dipping approximately 85-90 degrees SE.

The structure has been traced by VLF/EM for some 1,830 m and the presence of a branching dyke is inferred near its northeast end. The dyke system appears to be truncated at its southwest and northeast ends by east-west trending faults. Trench profiles indicate a width variation that ranges from approximately 5 cm to 1.2 m. The Pearl Creek kimberlite has been described as a deeply weathered, intensely altered and typically reddish brown. Macrocrysts of pyrope, pseudo-brookite (after ilmenite) and serpentinized olivine have been reported.

No mineral chemistry data is available for the indicators recovered through work completed at Pearl Creek and the diamond potential thus cannot be estimated. However, three samples of kimberlite obtained from the trenches in the dyke system were tested at Lakefield Research Laboratory in Toronto, Ontario, for microdiamonds by bulk-fusion methods. Three microdiamonds were recovered from 52 kg of sample material by Lac, however, the Company has been unable to obtain weight and quality information for these stones.

Sand Creek Property

The Sand Creek Property is characterized by a thin cover of soil and colluvium that obscures most of the bedrock. Isolated outcrops of Lower Proterozoic granite gneiss have been observed throughout the property and it is believed that this is the predominant bedrock in the area.

Interest in the Sand Creek Property rests on results of stream sediment surveys that revealed a number of kimberlite indicator minerals. Ground geophysical surveying over selected portions of the property have identified a number of anomalous zones suggestive of possible irregular kimberlite targets however, these targets have not yet been drill tested.

Chicken Park Property

The Chicken Park Property is underlain almost exclusively by Middle Proterozoic granite and quartz monzonite. Kimberlite was first identified and defined as a small, 0.36 ha pipe (CP-1). Subsequently, a series of small kimberlite blows connected by an apparent fissure to the southwest was identified by mapping and drilling. These blows have since been recognized as part of a more extensive blow dyke system that ranges from about 3 to 34 m in width and extends at least 366 m along strike. The blow dyke complex has a northeasterly trend and appears to be a fault or joint controlled fissure system that penetrates the host granitic rocks.

The small pipe (CP-1) and blow-dyke system (CP-2 to 6) are dominated by deeply weathered, intensely serpentinized tuffisitic kimberlite breccia, but both occurrences also contain variable amounts of fresh hypabyssal facies kimberlite. The hypabyssal material is present as large blocks (autoliths) that locally exceed 1.2 m across. These autoliths are composed predominantly of macrocrystic, phlogopite and/or opaque mineral-rich varieties of serpentine, phlogopite serpentine, or serpentine phlogopite kimberlite. Some aphanitic calcite kimberlite with abundant euhedral olivine mirophecocrysts and perovskite also is present. Opaque mineral content of the hypabyssal kimberlite commonly exceeds 20% and is dominated by spinel and picroilmenite that occur primarily as macrocrysts and microcrysts. Some ilmenite xenocrysts exceed 2.5 cm across (megacrysts). Small crystals of euhedral to subhedral phenocrystic groundmass oxides also are common. Xenoliths are relatively rare and consist primarily of intensely altered peridotite, granulite and granite.

The initial pipe (CP-1) was trenched and bulk sampled for diamond testing in 1981 when Cominco processed about 96 tons of kimberlite at their Fort Collins test facility and produced a recovered grade of just under 7 cpht, including a 1.7 ct stone. The Hersh Group subsequently contracted with Superior to process an additional bulk sample of approximately 200 ton. A total of 296 tons from the small, original CP 1 pipe was thus processed for macrodiamonds, yielding 306 stones weighing 19.73 ct for an estimated grade of 6.7 cpht. The largest stone weight was 2.6 ct. No test work was performed on the southwest extension of the dyke blow system at the time.

Preliminary mineral chemistry data obtained from HDM Labs for the cuttings recovered from the 1994 Anvil drilling campaign are encouraging to the Company.  From a total of 278 analyzed garnet grains recovered, nearly 4% were GlOs and >40% of the 14 eclogitic garnets plot within the diamond inclusion field. These results are considerably better than previous analyses from 192 garnet grains recovered from the CP-1 pipe (only about 2% of both peridotitic pyrope and eclogitic garnets plot within the diamond inclusion fields). Thus, the Company believes that the diamond potential of the blow dyke complex may be better than that of the CP-1 pipe. Furthermore, chromite chemistry is encouraging as some 5.5% of the 158 analyzed grains plot within the diamond inclusion field.

Drilling

No drilling has been conducted by the Company in respect of the Properties. Details of any previous drilling known to the Company, have been disclosed in the above sections.

Sampling and Analysis — Method and Approach Kimberlite

Indicator Minerals

The Company has not conducted any sampling for kimberlite indicator minerals on the Properties. However, regional stream sediment and soil sampling have been carried out throughout the State Line Kimberlite District for more than 40 years by a number of agencies and exploration companies. Techniques employed by these groups were understandably varied, but all utilized similar procedures. Principal differences over the years related primarily to variables in sample sites, sample size and size fractions of recovered heavy minerals. All recent sampling of properties included in the Colorado Mineral Project was conducted by Black through MPH Inc., prior to his involvement with the Company.  Selection of sample sites was in large part dictated by accessibility to areas corresponding with VLF/EM anomalies.

Stream sediments were collected from heavy mineral traps along active streams wherever possible and from less well defined or apparent traps in intermittent drainages. Samples were screened to minus 2 mm and approximately 20 kg of material was collected at each locality. Each sample was placed in a plastic bucket and the lid was sealed on site. Soil sample sites were selected, where possible, on the basis of maximum projected heavy mineral content such as in shallow rills and flat areas with potential lag deposits. The soil samples are similar in size to the stream samples and are screened and packaged similarly. All samples were transported from the field by vehicle to Loveland, Colorado, where they were stored in a secure building at HDM Labs for subsequent processing.

Drill Sampling

The Company has not conducted any drilling on the Properties. Prior to its involvement with the Properties, drilling had been carried out at Chicken Park and Sand Creek. At Sand Creek, shallow auger bedrock testing was performed by Cominco, however, the Company has been unable to obtain any details of this work. Two rounds of drilling appear to have been conducted at Chicken Park, the first by the Hersh Group, who appear to have drilled rotary holes in the initial CP-1 pipe. No details are available on this work. A second round of drilling using a reverse circulation rotary percussion rig was done by Anvil in 1994. For the 12 holes totaling 335 m drilled by Anvil, kimberlite drill cuttings were collected in 3 m sample increments and material from each interval was sealed on site in a plastic bucket and transported by vehicle to HDM Labs, for secure storage and subsequent processing for indicator minerals. Little work was performed on these samples and no additional information is available as of the date of this prospectus. Many of the drill samples remain in storage.

Quality Assurance/Quality Control

As the Company is in its early stage and has not yet performed any substantive exploration on the projects, no sample collection, preparation, analytical procedures or Quality Assurance/Quality Control (“QA/QC”) protocols have yet been developed.  Sample collection, preparation, analytical and QA/QC procedures in previous programs which are specifically described in detail in the Technical Report (Coopersmith, 2009). Coopersmith & Associates has extensive experience developing, implementing, monitoring and auditing sample and QA/QC procedures in diamond and mineral exploration programs worldwide. This experience will be drawn upon to develop and implement appropriate procedures for the Company.  In general, the Company anticipates that such procedures will cover:

•	Program design and implementation

•	Accurate sample location, labeling and description

•	Sample medium and methods selection as appropriate

•	Sample sealing, security and chain of custody

•	Selection of appropriate preparation and analytical facilities, or design and operation and QA/QC of select in-house procedures

•	Result reporting and interpretation

•	Database design and management

•	Quality Assurance/Quality Control protocols for all activities

•	Safety and environmental compliance

Sample Preparation, Analyses and Security

Kimberlite indicator minerals

Stream sediment and soil samples collected during the course of various exploration programs in the State Line Kimberlite District were processed at a number of different laboratories, including laboratories at Colorado State University in Fort Collins, C.F. Minerals in Kelowna, British Columbia, in-house laboratories operated by Cominco and Superior/Lac in Fort Collins and HDM Labs in Loveland, Colorado. All samples collected by Black from the Colorado Mineral Project, were treated at HDM Labs.

At HDM Labs, stream sediments and soil are wet screened, de-slimed and concentrated with two passes through a Knelson Concentrator. Knelson concentrates are screened to three size fractions (-0.85+0.425 mm, -0.425+0.25 mm and -0.25 mm +0.15 mm) and further concentrated with non toxic heavy liquid (Lithium Metatungstate) at 3.0 g/cc S.G. This process was established to achieve maximum recovery of pyrope garnet, eclogitic garnet, chrome diopside, olivine, enstatite, omphacite, picroilmenite and chromite, all of which are kimberlite indicator minerals.

Heavy mineral concentrates are then examined by binocular microscope and indicator minerals and/or possible indicator minerals are visually identified and recovered. All work is performed by experienced technicians and supervised by a laboratory manager with extensive experience.

Although HDM Labs is not accredited, all procedures are carried out in compliance with ASTM (American Society for Testing and Materials) Standards and protocol to provide precise and accurate data. Quality control and check samples are used throughout processing at a rate of 10%. A check system of double sorts by different technicians and supervisory staff, as well as spiking and periodic checks by outside laboratories, is used for quality assurance.

Indicator minerals and/or possible indicator minerals are prepared on epoxy grain mounts and submitted to well-established analytical facilities. Grain mounts for the recent Black samples obtained from the Colorado Mineral Project, were analyzed by either Ingrid Kjarsgaard, an independent contractor in Ottawa, Ontario or the accredited SRC Laboratories in Saskatoon, Saskatchewan.

Samples on site at HDM Labs are processed and stored in secure locations at all times. Processing and sorting is conducted with strict adherence to industry and professional standards.

Drill Core and/or Cuttings

No drilling has been conducted on the Colorado Mineral Project by the Corporation, however, limited reverse circulation drilling was done in 1994 by Anvil at the Chicken Park Property. Drill cuttings from that program were transported to HDM Labs, where selected samples from 3 m intervals were processed for indicator minerals. Processing procedures were similar to those used on sediment samples as described above, except that oversize (>1.5 mm) kimberlitic material was crushed and cycled through the normal circuit. Mineral grains of interest were mounted in epoxy for microprobe analysis and shipped by courier to Dr. Henry Meyer at Purdue University, West Lafayette, Indiana, for microprobe analysis. Chemical data was evaluated at HDM Labs.

Data Verification

The field data discussed in the foregoing sections of this prospectus has not been, as of the date of this prospectus, verified by the Company. Further, no independent sampling of stream sediments has been carried out by the Company and the Company understands that quality control may not have been in place for these former programs. However, several of the samples sites were visited by Coopersmith, who performed and supervised much of the historical work and verified that good and sufficient sampling material was present.

Samples of reverse circulation drill cuttings were obtained by Anvil in 1994 and submitted to HDM Labs for indicator mineral analysis.  From drill recovery to final mineral evaluation Coopersmith sees no reason to doubt the validity of the results obtained from this program.

In several instances, the exploration results disclosed in the foregoing sections of this prospectus, have been produced by Coopersmith, while certain other, non-verified results, are in line with results either obtained by these individuals in previous exploration activities conducted on the Properties or are in line with results with which they have personal experience. The author of the Technical Report believes that all sampling procedures were carried out diligently, using techniques that are customary in the diamond exploration industry.

 Mineral Resource and Mineral Reserve Estimates

All of the projects and activities being undertaken or currently contemplated in respect of the Properties, are exploration stage projects and activities only and no mineral resource or mineral reserves estimates, NI 43-101 compliant, historical or otherwise, are known by the Company to have been performed or described in respect of any of the Properties.

Mining Operations

The Colorado Mineral Project and the Ruby Claims are exploration stage projects only and at the date of this prospectus, the Company has not commenced mining operations in respect thereof.

Exploration

All of the Properties are at the exploration stage only.

The Properties were all discovered as potential kimberlite-bearing targets by previous explorationists.  In the first week of October 2007, Custom Design Fabricators of Livermore, Colorado, supervised by Coopersmith, extracted approximately 40 tons of material from the Chicken Park Property. The sample has been bagged and tagged and is securely stored in a warehouse in Fort Collins, Colorado that the Company leased. The Company plans to process the sample in the first half of 2009.  Also in October 2007, the Company engaged Tyler Dodge, a contractor from Wheatland, Wyoming, to extract 200 tons of material from the Ruby Claims. Jacques Letendre, a Professional Geologist was present at the sampling on behalf of the Corporation. The samples are securely stored in sample bags and tagged and located in a warehouse in Fort Collins, Colorado that the Company has leased. The Company has spent $14,695 on the Ruby Claims to date. The Company intends to focus its resources for diamond exploration on George Creek, Pearl Creek, Sand Creek and Chicken Park.

Diamond bearing kimberlite is known to be present on all of the Properties except Sand Creek which has indications of kimberlite being present. Significant diamond bearing kimberlites are known to exist in the district at certain properties located within 20 km of one or more of the Colorado Mineral Project claims, including kimberlites of commercial grade and with large and high value diamonds. The highest diamond grade kimberlite in the district is the George Creek kimberlite, with grades similar to kimberlites being mined elsewhere in the world.

On this basis and in view of the Company's current knowledge of the geological data for the Properties, the following exploration program is contemplated for the first six months following completion of the Offering.

•	surface trenching of the Chicken Park property to compare surface kimberlite with previously recovered drill cuttings and to process representative material for diamond content;

•
reconnaissance and detailed geophysical surveys and core drilling/trenching for the George Creek property to confirm the subsurface length and thickness of the dyke system to a depth of approximately 150m and to obtain samples for geological study and analysis, and to potentially reveal additional kimberlite occurrences; and

•	on the Pearl Creek and Sand Creek properties, additional geological mapping and soil sampling in preparation for subsequent, trenching and drilling.

Below is a brief geological justification of each project in non-technical terms:

George Creek. This prospect contains known kimberlite bodies that contain significant amounts of commercial diamonds. Further targets for additional kimberlites that might contain diamond exist on the property. Exploration is warranted to discover and test these occurrences.

Chicken Park. This prospect contains known kimberlite bodies that contain significant amounts of commercial diamonds. Further kimberlites are known on the property that have not yet been tested. Exploration is warranted to test these occurrences.

Pearl Creek. This prospect contains known kimberlite bodies that contain diamonds. Further targets for additional kimberlites that might contain diamond exist on the property. Exploration is warranted to discover and test these occurrences.

Sand Creek. This prospect contains indications of kimberlite bodies that may contain diamonds. These indications include the presence of minerals known to occur in kimberlites that contain diamonds. Exploration is warranted to discover and test these occurrences.

Ruby Valley. This prospect covers a rock formation that contains locally large quantities of commercial ruby and other precious and semi-precious gem minerals. Exploration is warranted to discover the extent of and test these occurrences.

Below is a breakdown of timetable and budget for each prospect. This budget includes all Colorado Diamond Project prospects. Timetable and funds allocated to each prospect will be dependent on seasonal and permit requirements and interim results as received.

Proposed Budget (in US dollars) for 2009/10
Exploration Program

Property Acquisition and Claim Staking	$25,000
Property Maintenance & Rental fees	$8,000
Geophysical Surveying	$50,000
Drilling and Trenching	$260,000
Sample Storage and Shipping	$30,000
Sampling and Testing	$65,000
Permitting, Bonding & Reclamation	$25,000
Management & Consulting, Field Labor	$70,000
Travel and Accommodations	$20,000
Field & Sample Supplies	$5,000
Reports	$15,000

Subtotal	$573,000
Contingencies	$57,000

Total	US$630,000

Below is a conceptual budget for Ruby Valley, if funds are available, follows. Timetable is dependent on seasonal and permit requirements.

Ruby Valley Budget for 2009-2010
Claims & Leases – acquisition and maintenance	$15,000
Permitting, bonding and reclamation	$20,000
Geological surveying and sampling	$10,000
Trenching and pitting	$50,000
Sample testing	$75,000
Management & Consulting	$30,000
Travel & Accommodations	$15,000
Field supplies & Equipment	$5,000

Total	US$220,000

All expenditures on all prospects are initial exploration phase and are all deemed necessary. The proposed program is not a phased program. Work will be guided by and modified as warranted by interim results.

In addition to working capital from the net proceeds of the Offering, the Company anticipates funding exploration expenditures from private placements, potential joint ventures and/or loans to the Company from Management.  See “Reasons for the Offer and Use of Proceeds.”

Exploration work will be managed and supervised by Coopersmith & Associates of Fort Collins, Colorado. Howard G. Coopersmith is the principal of Coopersmith & Associates, and has over 30 years of mineral exploration and development experience in various commodities specializing in diamond deposits. He has extensive work experience spanning decades in the Colorado Diamond project area, including performance of much of the previous exploration on the included prospects, and in the Ruby Valley project area. He will be assisted by experienced associates and new hires with appropriate experience and abilities as required.  Mr. Coopersmith became our President and Chief Executive Officer on September 17, 2009.

OPERATING AND FINANCIAL REVIEW AND PROSPECTS

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, our directors or officers, primarily with respect to the future operating performance of the Company and the products we expect to offer and other statements contained herein regarding matters that are not historical facts, are "forward-looking" statements. Future filings with the SEC, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Plan of Operations

The Corporation is an early stage gem stone exploration company focusing on kimberlite-hosted diamond resources in the western United States, with special emphasis on Colorado.

The following table sets out selected financial information for the Company for the period from incorporation on February 17, 2006 to December 31, 2008 and should be read in conjunction with the Company's audited financial statements attached to and forming part of this prospectus:

			Cumulative
			from the date
			of
			Inception
	Year	Year	(February 17,
	Ended	Ended	2006) to
	December 31,	December 31,	December
For the year ended	2008	2007	31, 2008

Revenue	$-	$-	$-
Expenses
General & administration	242,367	199,006	553,562
Consulting fees	382,764	685,710	1,425,427
Project development	129,557	56,815	186,372
Professional fees	270,617	111,256	535,303
Loss on foreign exchange	50,803	435	51,238
Total Expenses	1,076,108	1,053,222	2,751,902
Interest Income	906	-	906
Total net loss	(1,075,202)	(1,053,222)	(2,750,996)

Total Operating & Comprehensive Loss	(1,075,202)	(1,053,222)	(2,750,996)

Deficit beginning of period	(1,675,794)	(622,572)	-
Deficit end of period	$(2,750,996)	$(1,675,794)	(2,750,996)

Basic and diluted loss per share	$(0.04)	$(0.05)	$(0.16)
Weighted average number of shares outstanding	24,795,866	20,871,377	17,468,383

Contractual Obligations

Below is a table setting forth the Company’s known contractual obligations as of December 31, 2008:

Payments due by period
	Obligation	Total	Less than 1 year	1-3 years	3-5 years	More than 5 Years
1.	Bureau of Land Management, CMP claims annual renewal fees, Colorado projects	CAD $30,003 (USD $24,500)*	CAD $6,000(1) (USD $4,900)*	CAD $12,000(1) (USD $9,800)*	CAD $12,000(1) (USD $9,800)*	(1)

2.	The State of Colorado, Chicken Park State Mining Lease	CAD $12,575 (USD $10,269)*	CAD $1,796 (2) (USD $1,467)*	CAD $3,593 (USD $2,934)*	CAD $3,593 (USD $2,934)*	CAD $3,593 (3) (USD $2,934)*

3.	Ruby Valley Project expenditures	CAD $285,305 (USD $232,980)*	CAD $185,305 (4)(i) (USD $151,320)*	CAD $100,000 (4)(ii) (USD $81,660)*	-	-

4.	Management and Administrative consulting fees	CAD $618,289(5) (USD $504,891)*	CAD $363,20995(5) (USD $296,594)*	CAD $255,080(5) (USD $208,297)*	-	-

	Total contractual obligations	CAD $946,172 (USD $772,640)*	CAD $556,310 (USD $454,281)*	CAD $370,673 (USD $302,691)*	CAD $15,593 (USD $12,734)*	CAD $3,593 (USD $2,934)*

(1) USD $140 per claim / year, currently for 35 claims. Subject to annual renewal.
(2) The lease annual payments of USD $1,467 are due on or before October 21, 2009.
(3) General Mining Lease expires October 21, 2015.
(4)  Pursuant to the Ruby Valley Exploration and Option Agreement, as amended, the Company is obligated to spend the following amounts on the Ruby Valley project: (i) CAD $200,000 on or before August 21, 2009 (as of December 31, 2008, the Company has spent on the Ruby Valley project CAD $14,695; leaving a balance of CAD $185,305 remaining due on or before August 21, 2009) and (ii) CAD $100,000 on or before August 21, 2010.
(5) Pursuant to the consulting agreements signed with the Company on July 1, 2008, the agreements expire between June 20, 2010 and June 30, 2011, and are subject to renewal.

See “Reasons for the Offer and Use of Proceeds.”

* December 31, 2008, Bank of Canada CAD/USD exchange rate of 0.8166 (USD/CAD rate of 1.2246)

Results of Operations

The Company does not have any revenue to date, other than interest income from short term certificates. For the period from inception of the Company on February 17, 2006 to December 31, 2008, the Company recorded an accumulated net loss of $2,750,996 as a result of incurring $1,611,799 in consulting and project exploration fees. The general and administrative expenses incurred over this period primarily consisted of administrative expenses, costs associated with evaluating other potential mineral acquisition targets and the cost of preparing for the Offering. In addition, there was a loss on foreign exchange of $50,803 during the Fiscal Year ended December 31, 2008 attributable to the currency fluctuations. The Company funds ongoing expenses from the funds raised in the September 2008 and January 2009 financings.

The Company prepares its financial statements in accordance with accounting principles generally accepted in Canada (“Canadian GAAP”).  There are certain differences between US and Canadian GAAP that relate to the mineral interests acquisition costs. Under Canadian GAAP, exploration costs and costs of acquiring mineral rights are capitalized during the search for commercially mineable diamond resources. For U.S. GAAP purposes, exploration expenditures can only be deferred subsequent to the establishment of proven and probable reserves. The Company accounts for mineral exploration expenditures by capitalizing such mineral interest acquisition costs in accordance with Canadian GAAP. However, as reconciled to U.S. GAAP, for the period from inception of the Company on February 17, 2006 to December 31, 2008, the Company expensed its exploration expenditures of $251,900, which resulted in accumulated comprehensive loss under U.S. GAAP of $3,002,896.

There are no assurances that the activities being undertaken by the Company in respect of the CMP Claims and/or the Ruby Claims will result in the successful development of revenue generating operations. A number of factors, upon which success is dependant, are beyond the Company's control.  See “Risk Factors.”

Risks and Uncertainties

The principal activity of the Company is to explore the Colorado Mineral Project. The Company must determine if the properties that are the subject of the Colorado Mineral Project, are economic and if they warrant further exploration, which will require the undertaking of an expensive sampling and drilling program. If the diamond grades prove to be economic, the Company must initiate a permitting process, which includes environmental permitting. Management of the Company expects that the foregoing activities will be capital intensive and the ultimate advancement of the Company (assuming the Colorado Mineral Project proves economic), will depend on the Company's ability to raise the necessary funding on a going forward basis. There are no guarantees the Company will be able to raise the funds required on a going forward basis.

Per Share Amounts

Per share amounts are calculated using the weighted average number of shares outstanding during the year. Diluted per share amounts are calculated based on the treasury stock method which assumes that any proceeds obtained on the exercise of options and warrants would be used to purchase Common Shares at the average price during the period. For purposes of the calculations, the basic and diluted weighed average number of shares outstanding for the year ended December 31, 2007, was 20,871,377, for the year ended December 31, 2008, was 24,795,866, and for the period from inception (February 17, 2006) to December 31, 2008, was 17,468,383.

Income Losses

Net loss for the year ended December 31, 2008 (“Fiscal 2008”) of $1,075,202 was 2.09% higher than $1,053,222 for the year ended December 31, 2007 (“Fiscal 2007”).  This was primarily due to a decrease in consulting fees and project exploration expenses incurred in Fiscal 2007 to advance the Colorado Mineral Project, as well as expenses incurred in evaluating potential diamond projects in Ghana, West Africa, offset by an increase in the Company’s professional fees of 143% as a result of legal and accounting fees incurred in attempting to register as a public company.

During Fiscal 2008, the Company incurred $242,367 in general and administrative expenses compared to $199,006 for Fiscal 2007. The difference of $43,367, or 21.79%, is mainly due to:  the Company pursuing new diamond projects in Ghana, West Africa; and in March 2008, the Company exhibiting at the PDAC 2008 mining and investment convention/show in Toronto.  Both efforts resulted in increased business activities and increased expenses (travel, auto, show expenses, etc.). The Company did not exhibit during Fiscal 2007 and did not start work on new projects in West Africa until September 2007.

During Fiscal 2008 the Company spent $68,861 on rent, compared to $40,033 for Fiscal 2007. The difference is a result of the Company renting a warehouse in Fort Collins, Colorado in October 2007 to store bulk samples of diamonds.

During Fiscal 2008, the Company’s consulting fees comprised $382,764, compared to $685,710 in the Fiscal 2007 a, 44% decrease. Consulting fees in Fiscal 2008, included a consulting agreement with our former President and CEO, expenses on geological consulting, consulting fees in the connection with the new projects, and increased legal and other consulting fees.

The Company started pursuing new diamond projects in Ghana, West Africa in September 2007 that resulted in $129,557 expensed by the Company in the “New Project Development” category during Fiscal 2008, compared to $56,815 in Fiscal 2007.

During Fiscal 2008, the Company incurred $270,617 in professional fees, compared to $111,256 for Fiscal 2007. The 143% increase is due to the Company’s intention initially to file on the Toronto Stock Exchange, and then on the OTCBB, that involved certain costs for accounting, audit, and legal services, as well as the Company’s legal counsel’s fees in connection with the new project in Ghana.

During Fiscal 2008, the Company incurred a $50,803 loss on foreign exchange ($435 in Fiscal 2007) due to the Company holding a significant part of its accounts payable in US dollars and reporting in Canadian dollars. The loss was recorded as at December 31, 2008 and incurred due to the weakening Canadian dollar in comparison to the US dollar. As at December 31, 2008, Bank of Canada USD/CAD exchange rate was 1.22, compared to December 31, 2007 USD/CAD exchange rate of 0.99. During 2007, the majority of the Company’s accounts payables were in Canadian dollars.

Liquidity and Capital Resources

As of December 31, 2008, the Company had a working capital deficit of ($1,033,916) compared with a deficit of ($217,080) at December 31, 2007.  The Company had short-term investments of $19,000 at December 31, 2008.  This decrease in working capital was primarily a result of the net loss of $1,075,202 for Fiscal 2008 offset, in part, by an increase in accounts payable and accrued liabilities of $533,890 resulting in a decrease in cash flows used in operating activities of $486,054.  The Company had an increase in cash flow from financing activities in Fiscal 2008 of $180,629 from the net issuance of Common Shares.

For the period from incorporation in February 17, 2006, to December 31, 2008, the Company financed its operations through the issuance of 8,238,662 Common Shares for net proceeds of $1,337,779 (gross proceeds of $1,363,879). As at December 31, 2008, the Company had $(1,033,916) in working capital deficiency.

Between January 19, and 26, 2009, the Company sold 300,000 Units of Common Stock and Warrants at $.10 per Unit and 2,500,000 Units at $.04 per Unit and raised gross proceeds of $130,000.  All of the foregoing proceeds are being used for working capital purposes including costs of this offering.

The Company's continuing operations are dependant on its ability to secure equity and/or debt financing, with which it intends to maintain its current exploration programs in respect of the Colorado Mineral Project. Circumstances that could affect the Company's ability to secure equity and/or debt financing are, without limitation, as follows:

(1)           the current economic recession and lack of available funds in the capital markets generally;

(2)           the prevailing markets for and demand for diamonds;

(3)           the inability of the Company to obtain applicable permits in respect of the Colorado Mineral Project; and;

(4)           the potential that the Colorado Mineral Project proves to be uneconomical. For additional information, see "Risk Factors".

The Company has limited capital resources and has to rely on the sale of its equities and/or debt securities for cash required to carry on its operations and the exploration of the Colorado Mineral Project. The Company does not expect to generate revenues in the near future. There can be no assurance that financing will be available to the Company in the amount required when needed or that it can be obtained on the terms satisfactory to the Company.

The Company will conduct its operations in the United States and Canada in a manner consistent with environmental regulations as stipulated in state, provincial and federal legislation. The Company is committed to meeting its responsibilities to protect the environment wherever it operates and anticipates making increased expenditures of both a capital and expense nature as a result of the increasingly stringent laws relating to the protection of the environment. However, the Company does not anticipate that it will be subject to any increases in such expenditures which, as a percentage of cash flow, will be greater than those expected, on average, by other industry operators. The Company will maintain insurance coverage where available and financially desirable in light of risk versus cost factors. Unforeseen significant changes in such areas as markets, prices, royalties, interest rates and government regulations may have an impact on the Company's future operating results and/or financial condition.

The natural resource industry has been subject to considerable price volatility in recent years, over which companies have little control and a material decline in the price of diamonds could result in a significant decrease in the Company's future anticipated revenues. The natural resource industry has inherent business risks and there is no assurance that diamonds can continue to be found at economical rates or that the current diamond reserves will be replaced. Fluctuations in currency and exchange rates and changes in production volumes are daily risks in the natural resource industry.

Although the Company has no set policy, management of the Company may use financial instruments to reduce corporate risk in certain situations. The Company has no hedges or other financial instruments in place.

Presently, the Company has not incurred any capital expenditures. The Company anticipates that future capital requirements will be funded through a combination of internal cash flow and external debt and/or equity financing.

Except as set forth herein, the Company has no contractual obligations including long-term debt obligations, capital lease obligations, operating lease obligations, purchase obligations, or other long-term liabilities reflected on the Company’s balance sheets.  Pursuant to the Ruby Valley Exploration and Option Agreement, as amended, the Company was obligated to exploration expenditures on Ruby Claims of CAD $200,000 on or before August 21, 2009, and to exploration expenditures of CAD $100,000 on or before  August 21, 2010 all of which have been satisfied.

Going Concern

The financial statements included in this filing have been prepared in conformity with Canadian generally accepted accounting principles which contemplate the continuance of us as a going concern. The Company has had no revenues, has generated losses from operations, and has an accumulated deficit.  In order to continue as a going concern, the Company will need within the next twelve months to obtain capital financing from investors sufficient to meet our current and future obligations, working capital needs, and to continue our exploration processes, among other things. Management expects that such capital may come from equity or debt financing. However, no assurance can be given that equity or debt financing will be available in sufficient amounts or at all. These conditions raise substantial doubt about our ability to continue as a going concern. The financial statements included in this filing do not include any adjustments relating to the recoverability and classification of recorded assets and classification of liabilities that might be necessary should we be unable to continue our existence.

Off-Balance Sheet Arrangements - None

Other MD&A Requirements

Other than disclosed in this prospectus, there are no other MD&A requirements applicable to the Company as at the date hereof.

Additional Disclosure for Venture Issuers without Significant Revenue

To date, the Company does not have any revenues and does not anticipate any revenues in the near future. The Company will focus its efforts on exploring the Colorado Mineral Project. In the event the Colorado Mineral Project proves economic and the Company can obtain all permits required for its development, significant expenditures and work will be required before any expectation of revenue will be reasonable; further, there is no assurance the Colorado Mineral Project will ultimately reach this level of economics. The near term focus of the Company is to continue exploration and sampling programs in respect of the Colorado-Mineral Project. The expected cost expenditures by the Company on the Colorado Mineral Project for 2009 and 2010, is $850,000.

Once the work program for 2009 is completed, the Company will assess the results in order to determine if the Colorado Mineral Project merits further work; if so, the Company will then be required to raise further capital.

Critical Accounting Policies

Our financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles used in Canada as reconciled to the U.S. GAAP.  Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. These estimates and assumptions are affected by management's application of accounting policies.  We believe that understanding the basis and nature of the estimates and assumptions involved with the following aspects of our consolidated financial statements is critical to an understanding of our financials.

Canadian GAAP:

Basis of consolidation

The Company has consolidated the assets, liabilities, and expenses of the Company and its wholly-owned subsidiary, American Mining Corp. (“American Mining”).  All intercompany balances and transactions have been eliminated upon consolidation.

Mining property and equipment

Property and equipment are recorded at cost. At present, the Company does not own any mining equipment and has no furniture. At such time when the Company acquires mining equipment and furniture, the mining equipment and furniture will be recorded at cost less accumulated amortization. Amortization of future mining equipment used directly in the mining and production of diamonds will be included in operating costs. Future amortization will be provided for using the declining balance method by the following rates, not to exceed the mine’s estimated life:

Mineral properties and deferred exploration expenditures

Mineral exploration costs such as topographical, geochemical and geophysical studies are capitalized and carried at cost until the properties to which they relate are placed into production, sold or where management has determined there to be a permanent impairment in value.

Mineral Interests

The Company is engaged in the exploration of mineral resource properties and records its investment in mineral property interests at the lower of acquisition and capitalized mineral exploration expenditures or estimated recoverable value.  Where specific exploration programs are planned and budgeted by management, mineral exploration costs are capitalized until the properties are placed into commercial production, sold, abandoned or determined by management to be impaired in value.  Costs incurred for acquisition, including where applicable, lease and option payments made on properties that are held under lease and option agreements, are capitalized until such time as the related interest is placed into production, sold, abandoned, or management has determined that impairment in value has occurred.  “Mineral Property Acquisition Costs” include the following: third party acquisition costs, property option payments and third party staking costs.

Management evaluates each mineral interest on a reporting period basis or as events and circumstances warrant and makes a determination based on exploration activity and results, estimated future cash flows and availability of funding as to whether costs are capitalized or impaired.  Mineral property interests, where future cash flows are not reasonably determinable, are evaluated for impairment based on management’s intentions and the determination of the extent to which future exploration programs are warranted and likely to be funded.

Capitalized expenditures as reported on the balance sheet represent acquisition and capitalized mineral exploration expenditures incurred to date or estimated recoverable value if lower than cost.  The carrying values of Mineral Interests are not reflective of current or future values of the interests.  Recovery of carrying value is dependent upon future commercial success or proceeds from disposition of the mineral interests.

Upon the establishment of commercial production, carrying values of deferred acquisition and exploration expenditures will be amortized over the estimated life of the mine on the units of production method.

Impairment of long-lived assets

Long-lived assets are tested for recoverability whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. An impairment loss is recognized when their carrying value exceeds the total undiscounted cash flows expected from their use and eventual disposition. The amount of the impairment loss is determined as the excess of the carrying value of the asset over its fair value.

Stock-based compensation

The Company adopted the recommendations of The Canadian Institute of Chartered Accountants (“CICA”) handbook Section 3870, Stock-Based Compensation and Other Stock-Based Payments. These standards require that direct awards of stock or liabilities incurred, or other compensation arrangements that are based on the price of common stock, be measured at fair value at each reporting date, with the change in fair value reported in the Statement of Operations.

The Company uses the fair value for each stock option granted and this value will be estimated at the date of the grant using the Black-Scholes option pricing model.  These fair values are recognized in earnings over the estimated service (vesting) period with a corresponding increase to Contributed Surplus.  As the options are exercised, the consideration paid, together with amount previously recognized in Contributed Surplus, is recorded as an increase to Share Capital.

U.S. GAAP:

Mining Assets

In March 2004, the Emerging Issues Task Force (“EITF”) issued EITF 04-3, Mining Assets: Impairment and Business Combinations. EITF 04-3 requires mining companies to consider cash flows related to the economic value of mining assets (including mineral properties and rights) beyond those assets’ proven and probable reserves, as well as anticipated market price fluctuations, when assigning value in a business combination in accordance with SFAS 141 and when testing the mining assets for impairment in accordance with SFAS 144. EITF 04-3 is effective for fiscal periods beginning after March 31, 2004.

Stock-based compensation

On February 17, 2006, the Company adopted the provisions of SFAS 123(R) on a modified prospective application for stock options granted. The effect of applying SFAS 123(R) on this basis resulted in the same stock-based compensation cost as has been recognized for Canadian GAAP. The rules of FIN 48 do not apply to the Company, as the Company does not currently have net income or income taxes and will not have net income or income taxes in the near future.

The Company implements SFAS No. 123 (revised 2004), “Share-based Payment” (“FAS 123(R)”), which requires awards classified as equity awards be accounted for using the grant-date fair value method. The fair value of share-based payment transactions is recognized as expense over the vesting period, net of estimated forfeitures. We have elected to use the Black-Scholes pricing model to determine the fair value of stock options on the dates of grant, consistent with that used for pro forma disclosures under FAS 123 (R), Accounting for Stock-Based Compensation.  We account for stock awards issued to non-employees other than members of our board of directors in accordance with the provisions of FAS 123 (R) and EITF Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services (EITF 96-18). Under SFAS 123R and EITF 96-18, we use the Black-Scholes method to measure the value of options granted to non-employees at each vesting date to determine the appropriate charge to stock-based compensation. Restricted Shares (RS) are measured based on the fair market values of the underlying stock on the dates of grant. Shares are issued on the dates of vest, if applicable.

Segment Information

In accordance with Financial Accounting Standards Board (“FASB”) Statement No. 131, Disclosures about Segments of an Enterprise and Related Information, operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision-maker in making decisions regarding resource allocation and assessing performance. To date, the Company has viewed its operations and manages its business as one segment.

New Accounting Pronouncements under Canadian GAAP:

Section 1400, General Standards of Financial Statement Presentation

On January 1, 2008, the Company adopted Section 1400, General Standards of Financial Statement Presentation. This Section has been amended to include requirements to assess and disclose an entity's ability to continue as a going concern (going concern assumption). The adoption of this Section is reflected in the Company’s going concern assessment as per Note 2 of the financial statements.

Section 1535, Capital Disclosures

On January 1, 2008, the Company adopted Section 1535, Capital Disclosures. This Section establishes standards for disclosing information about an entity's capital. The information will enable users of its financial statements to evaluate its objectives, policies and processes for managing capital. An entity will also disclose whether it complies with capital requirements to which it is subject and the consequences of non-compliance. The required disclosures are contained in Note 9 of the financial statements.

Section 3862, Financial Instruments - Disclosures and Section 3863, Financial Instruments – Presentation

On January 1, 2008, the Company adopted Section 3862, Financial Instruments - Disclosures, and Section 3863, Financial Instruments - Presentation, which replace Section 3861, Financial Instruments - Disclosures and Presentation. These new Sections require enhanced disclosures on financial asset and liability categories as well as a detailed analysis of the risks associated with the company's financial instruments and how the entity manages those risks. Presentation requirements remain unchanged. The required disclosures are contained in Notes 4 and 5 of the financial statements.

Effective July 1, 2008, the Canadian Accounting Standards Board approved amendments to Section 3855, Financial Instruments - Recognition and Measurement, and Section 3862, Financial Instruments - Disclosures, from the CICA Handbook. These amendments focus on the ability to reclassify, under rare circumstances, financial assets out of the held-for-trading category. The Company has not reclassified any of its financial instruments.

EIC-174, Mining Exploration Costs

On March 27, 2009, the Emerging Issues Committee issued EIC-174, Mining Exploration Costs, to provide additional guidance for mining exploration enterprises on when an impairment test is required. This Abstract is applied to financial statements issued after March 27, 2009.

Based on the EIC discussion and guidance in general and Paragraph 17 of AcG-11 in particular, the Company is not obliged to conclude that the previously capitalized assets are impaired. As the Company has not incurred any significant events in the past year indicating a potential impairment to the assets, management has concluded that the Company’s assets need not to be impaired. The adoption of this Abstract had no impact on the financial statements of the Company.

The Company does not believe these new accounting pronouncements will have a significant impact on the Company's financial position.

New Accounting Pronouncements under U.S. GAAP:

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“FAS 157”). This standard defines fair value, establishes a methodology for measuring fair value, and expands the required disclosure for fair value measurements. FASB Staff Position 157-2 (“FSP FAS 157-2”) delayed the effective date of FAS 157 until fiscal years beginning after November 15, 2008, and interim periods within those fiscal years, for all nonfinancial assets and nonfinancial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). We adopted FAS 157 on January 1, 2008, and utilized the one year deferral for nonfinancial assets and nonfinancial liabilities that was granted by FSP FAS 157-2. The adoption of FAS 157 did not have an effect on our consolidated financial statements.

In February 2007, the FASB issued FAS No. 159 The Fair Value Option for Financial Assets and Financial Liabilities including an amendment of FASB Statement No. 115. This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. This Statement applies to all entities, including not-for-profit organizations. Most of the provisions of this Statement apply only to entities that elect the fair value option. FAS No. 159 is effective for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years, and is applicable beginning in the Company’s first quarter beginning January 1, 2008 and it had no material impact on the consolidated unaudited financial statements.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), Business Combinations (“FAS 141R”), which replaces FAS 141. FAS 141R establishes principles and requirements for how an acquirer in a business combination recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any controlling interest; recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase; and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. FAS 141R shall be applied prospectively on or after an entity’s fiscal year that begins on or after December 15, 2008.

The Company is currently assessing if there is an impact that FAS 141R will have on its consolidated financial statements, but does not expect that it will have a material impact on the consolidated financial statements.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities – an Amendment to FASB Statement No. 133.  This statement changes the disclosure requirements for derivative instruments and hedging activities.  Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows.  This statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, or the Company’s fiscal year beginning January 1, 2009, with early application encouraged.  This statement encourages, but does not require, comparative disclosures for earlier periods at initial adoption.  The Company does not expect that it will have a material impact on its consolidated financial statements.

In May 2008, the FASB issued SFAS 162, The Hierarchy of Generally Accepted Accounting Principles. The new standard is intended to improve financial reporting by identifying a consistent framework, or hierarchy, for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. GAAP for non-governmental entities. For non-governmental entities, the guidance in SFAS 162 replaces that prescribed in Statement on Auditing Standards (SAS) No. 69, The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles and will become effective 60 days following the SEC's approval of the Public Company Accounting Oversight Board's amendments to AU Section 411, The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles. The company is currently evaluating the impact the adoption of SFAS 162 will have on its financial statements.

Impact of New Accounting Standards Not Yet Adopted

Section 3064 - Goodwill and Intangible Assets issued in February 2008, replaces Section 3062 and Section 3450. The purpose of this Section is to establish recognition, measurement, and disclosure of goodwill and intangible assets and to provide more specific guidance on the recognition of internally developed intangible assets and requires that research and development expenditures be evaluated against the same criteria, as expenditures for intangible assets. The Section substantially harmonizes Canadian standards with International Financial Reporting Standards and applies to annual and interim financial statements relating to fiscal years beginning on or after October 1, 2008. The Company is currently evaluating the effect of this new standard on results, financial position and cash flows.

On January 20, 2009, the Emerging Issues Committee issued EIC-173, Credit Risk and the Fair Value of Financial Assets and Financial Liabilities, which provides further information on determining the fair value of financial assets and financial liabilities under Section 3855, Financial Instruments - Recognition and Measurement. These abstract states that an entity's own credit risk and the credit risk of the counterparty should be taken into account in determining the fair value of financial assets and financial liabilities, including derivative instruments. This recommendation applies retrospectively without restatement of prior period financial statements to all financial assets and financial liabilities measured at fair value in interim and annual financial statements for periods ending on or after January 20, 2009, the date of issuance of the Abstract. The Company has not yet adopted EIC-173 at the time of these financial statements.

Summary of Securities issued by the Company as at December 31, 2008:

	Number	Book Value
Authorized
Unlimited number of common shares, one vote per share, without par value
Unlimited number of Class B common shares, non-voting, without par value, each holder is entitled to dividends declared, on windup share pari passu with holders of any other class of share
Unlimited number of Class A preferred shares, one vote per share, without par value, are also entitled to dividends but rank ahead of other class A and class B shareholders, on windup share pari passu with holders of any other class of shares.

Issued Common Shares
Shares issued upon incorporation	1	$1
Private placement April 28, 2006	266,667	40,000
Private placement May 15, 2006	22,000	3,300
Private placement May 30, 2006	2,000,000	300,000
Private placement August 16, 2006	150,000	22,500
Private placement August 16, 2006	200,000	30,000
Acquisition of mining property September 5, 2006	14,200,000	2,130,000
Compensation for consulting September 5, 2006	1,000,000	150,000
Balance — December 31, 2006	17,838,668	$2,675,801
Private placement May 29, 2007	1,333,334	200,000
Private Placement September 17, 2007 (1st Closing)	2,876,250	575,250
Private Placement October 31, 2007 (2nd Closing)	522,500	104,500
Issued for consultant compensation	2,000,000	300,000
Share Issue Cost (1st and 2nd Closings)	—	(18,400)
Balance December 31, 2007	24,570,752	$3,837,151
Brokered Private Placement September 2008	308,001	77,000
Share Issue Cost		(7,700)
Compensation for consulting October 3, 2008	250,000	50,000
Private Placement November 20, 2008	559,910	111,329
Balance – December 31, 2008	25,688,663	$4,067,780

 Warrants outstanding:

	Number		Weighted Average Exercise Price	Estimated Life in Years
Issued
Balance — December 31, 2006	0		$0
Private Placement September 17, 2007 (1st Closing)	1,438,125		0.35	1
Private Placement October 31, 2007 (2nd Closing)	261,250		0.35	1
Broker warrants for Private Placements	560,000		0.35	1
Balance December 31, 2007	2,259,375		$0.35
Brokered Private Placement September 2008 Closing	154,001		0.35	1
Less: Warrants Expired	(2,259,375)		0.35	0
Non-brokered Private Placement November 2008 Closing	279,955		0.35	1
Balance December 31, 2008	433,956	(1)	$0.35	1

(1)
Does not include up to:  (A) 4,000,000 Common Shares issuable upon exercise of warrants included in the Units offered hereby; (B) up to 2,954,000 Common Shares issuable upon exercise of outstanding investor warrants as of the date of this prospectus; and (C) up to 500,000 Common Shares issuable upon exercise of outstanding options, outside of the plan, as of the date of this prospectus.

The Company intends to use the net proceeds of the Offering in connection with the First Phase Work Program, and as general working capital for the 12-month period following the date of this prospectus. See   "Reasons for The Offer and Use of Proceeds".

Research and Development, patents and licenses, etc.

We do not undertake any research and development activities.

Trend Information

We are an exploration stage company with an objective of acquiring and exploring natural resource properties. Our primary focus in the natural resource sector is diamonds.

 To take a resource property that hosts a viable diamond deposit into mining production, takes a considerable amount of time and money, and the subsequent return on investment for our stockholders would be very long term indeed.

Notwithstanding the foregoing statements, the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act 1933, as amended, for forward-looking statements do not, and will not, apply to us until we are a public reporting company.

DIRECTORS, SENIOR MANAGEMENT AND ADVISERS

Directors and Senior Management – Share Ownership
The name, municipality of residence, position held in the Corporation and their principal occupations for the last five years of each of the directors and officers of the Corporation are as follows:

Name and Principality of Residence	Position Held	Principal Occupation in the Past Five Years	Common Shares and Percentage Beneficially Held or Controlled as at the Date Hereof(1)	Common Shares and Percentage Beneficially Held or Controlled After Giving Effect to the Offering(2)

Howard G. Coopersmith (3)	President, Chief Executive Officer and Director since September 17, 2009	From 1994 to present, Mr. Coopersmith, a Registered Professional Geologist, has served as an independent consultant to the mining industry. From June 1995 – present, Mr. Coopersmith has served as a director for Golconda Resources Ltd. From March 2008 – present, Mr. Coopersmith has worked as a Senior Associate Consulting Geologist for A.C.A Howe International Ltd. From March 2005 – present, Mr. Coopersmith has served as an Associate for AMEC Mining & Metals. From January 2005 – present, Mr. Coopersmith has worked as an Associate Principal Geologist for Pincock, Allen & Holt.	(0.0)%	(0.0)%

Ernest Black Comox, British Columbia, Canada	Director since January 15, 2007.	From 1998 to present, Mr. Black has worked as a sole proprietor for E. D. Black Consulting, conducting exploratory activities in the natural recourses industry. Currently Mr. Black is an advisor to the Board of Directors of Consolidated Pacific Bay Minerals Ltd. and PMI Gold Corp., both of which are British Columbia corporations listed on the Toronto Stock Exchange.	(0.0)%	(0.0)%

Yair Lapid Calgary, Alberta, Canada	Director since April 1, 2006.
Mr. Yair Lapid was employed by Hod Engineering Corp. as its CEO from 1994-1996 and also served as a director during this period. Mr. Lapid was employed as the general manager of Lapid Construction Group Ltd. from 1996-1998 and worked as a manager for Eliran Granite and Stone Company from 1998-2003. From 2003-2004, Mr. Yair Lapid was the general manager and also served as a director, of Tripal 5 Granite & Stone Company; he subsequently became a Partner and director of Mediterranean Marble Company in 2004. Currently he is the President and CEO of Global Stone Inc., Calgary, Alberta, Canada.  Mr. Lapid is the uncle of Amihay Lapid, the Company’s Corporate Secretary.
			250,000 *	250,000 *

Name and Principality of Residence	Position Held	Principal Occupation in the Past Five Years	Common Shares and Percentage Beneficially Held or Controlled as at the Date Hereof(1)	Common Shares and Percentage Beneficially Held or Controlled After Giving Effect to the Offering(2)

Alexander Levitski Toronto, Ontario, Canada	Director since May 16, 2008.	Mr. Levitski has 20 years of experience in development and implementation of exploration strategies for gold, base metals, uranium, gemstones, and hydrocarbons. From 1999-2008 Mr. Levitski served as the Sr. Explorationist for QL Contracting and from 2007 through 2008, as the Sr. Geophysicist for Terraquest Ltd. Currently Mr. Levitski is the Business Development Manager for BCC Mining, operating out of St. Petersburg, Russia.	(0.0)%	(0.0)%

Zacharia Waxler Brooklyn, New York, USA	Chief Financial Officer since October 17, 2008 and Director since April 7, 2006.	Mr. Waxler, a Certified Public Accountant, was employed as an accountant by Friends of Mosdot Goor from 1999-2002, Bunker & Gliksman PC from 2002-2003 and Roth & Company LLP from 2003 to present.	(0.0)%	(0.0)%

Richard Attoh-Okine, Elkton, Maryland, USA	Director since August 11, 2009
Richard Attoh-Okine has been a director of the Company since August 11, 2009. From May 2006 to present, Mr. Attoh-Okine has been serving as Software Configuration/Operations Manager at the U.S. Department of Labor, Washington D.C. Prior to joining the USDL, Mr. Attoh-Okine was employed by Development Gateway Foundation in Washington D.C. in the capacity of Operations Manager/ Build Release Manager from May 2005 – June 2006.

From April 2004 – April 2005, Mr. Attoh-Okine served as Senior Configuration Management Engineer for SAIC/Department of Defense, Defense Energy Support Center in Fort Belboir, VA, and from April 2001 – April 2004, Mr. Attoh-Okine worked for Dominion Virginia Power in Richmond, VA as Senior Configuration Management Engineer.
			(0.0)%	(0.0)%

Officers and Directors as a Group (6 persons)			250,000 *	250,000 *

* Less than 1% of the issued and outstanding Common Shares.

(1) Percentages are based on 28,488,663 Common Shares issued and outstanding as of the date of this prospectus.

(2) Based on 32,488,663 Common Shares issued and outstanding following the Offering.  Assumes these individuals do not purchase Common Shares under the Offering.  Does not give effect to the sale of any Common Shares registered for re-sale for those persons nor to the exercise of any Warrants issued in the Offering or held by existing warrantholders.  “See Selling Stockholders” below.

The term of office of all directors will expire at the next annual meeting of the shareholders of the Company.

Involvement in Certain Legal Proceedings

We are not aware of any material legal proceedings that have occurred within the past five years concerning any director, director nominee, or control person which involved a criminal conviction, a pending criminal proceeding, a pending or concluded administrative or civil proceeding limiting one's participation in the securities or banking industries, or a finding of securities or commodities law violations.

Corporate Cease Trading Orders or Bankruptcies

To the Company's knowledge, no existing or proposed director or officer or shareholder of the Company holding a sufficient number of securities of the Corporation to affect materially the control of the Corporation has during the ten years prior to the date hereof, been a director or officer of any other issuer that, when that person was acting in that capacity, was the subject of a cease trade order or similar order for a period of more than 30 consecutive days, or became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets.

Penalties or Sanctions

To the Company's knowledge, no existing or proposed director, officer or promoter or other member of management of the Company has, other than as set out below, during the ten years prior to the date hereof, been subject to any penalties or sanctions imposed by a court or securities regulatory authority relating to the trading in securities, promotion, formation or management of a publicly traded company, or involving fraud or theft.

Personal Bankruptcies

To the Company's knowledge, no existing or proposed director, officer, promoter or other member of management of the Company has, during the ten years prior to the date hereof, been declared bankrupt or made a voluntary assignment into bankruptcy, made a proposal under any legislation relating to bankruptcy or insolvency or has been subject to or instituted any proceedings, arrangement, or compromise with creditors or had a receiver, receiver-manager or trustee appointed to hold his assets.

Conflicts of Interest

To the best of the Company's knowledge, and other than disclosed herein, there are no known existing or potential conflicts of interest among the Company, its promoters, directors and officers or other members of management of the Company or of any proposed promoter, director, officer or other member of management as a result of their outside business interests, except that certain of the directors and officers serve as directors and officers of other companies, and therefore it is possible that a conflict may arise between their duties to the Company and their duties as a director and officer of such other companies.

Executive Compensation

In September 2006, an aggregate of 1,000,000 Common Shares were issued to the Company’s Directors for services rendered from March 2006 through September 2006.  The shares were issued at a fair value of $0.15 per share.

 In December 2007, Peter Leger, CEO and a Director, was granted 2,000,000 Common Shares pursuant to the terms of the Professional Services Agreement for services rendered during 2007, including property acquisition, consulting services relating to financings, public company matters, projects and general company business (the “Services”).  The shares were issued at $0.15 per share as remuneration in full for the Services, which value was agreed upon by the parties.    Mr. Leger resigned from all positions with the Company on September 16, 2009 and the Company has authorized the cancellation of his shares.  Peter Leger received CAD$7,000 a month and reimbursement of reasonable expenses approved by the Company in advance for a period of 24 months ending June 30, 2010, in accordance with the Consulting Agreement signed with the Company on July 1, 2008 whereby, Mr. Leger was to provide certain management consulting services, including senior management consulting exploration consulting, marketing, finance, investor relations consulting, and administrative services.

Mr. Leger was to provide a minimum of 90 hours per month under the Consulting Agreement, which is filed herewith as Exhibit 10.12.  The Consulting Agreement may be terminated upon 30 days’ written notice in the event either party breaches its agreements, a change of control of the Company, liquidation, bankruptcy, or board or stockholder decision in accordance with applicable law.

Zacharia Waxler, Chief Financial Officer and a Director of the Company, signed a Consulting Agreement with the Company dated July 1, 2008, which is filed herewith in Exhibit 10.13, whereby Waxler provided corporate accounting services and received an hourly compensation of $150 USD for a minimum of 10 hours a month and reimbursement of reasonable expenses approved by the Company in advance.  The agreement had a six month term and expired December 31, 2008.

Yosi Lapid, a founder and former President and Director of the Company, signed a Consulting Agreement with the Company dated July 1, 2008, which is filed herewith as Exhibit 10.14, whereby Yosi Lapid provides senior management consulting services and receives a monthly fee of $12,000 USD for a minimum of 160 hours a month and reimbursement of reasonable expenses against an invoice and provided such expenses have been approved by the Company in advance.  The Consulting Agreement also provides for payment of taxes on a “gross net basis” with consultant responsible for all applicable taxes. The agreement has a term of 24 months ending June 30, 2010.  Effective September 18, 2009, Mr. Lapid agreed to provide his consulting services without charge to the Company.

Amihay Lapid, Corporate Secretary and a founder of the Company, signed a Consulting Agreement with the Company dated July 1, 2008, which is filed herewith as Exhibit 10.15, whereby Amihay Lapid provides corporate secretary and system administration services and receives a monthly fee of $5,000 USD for a minimum of 100 hours a month and reimbursement of reasonable expenses against an invoice and provided such expenses have been approved by the Company in advance.  The Consulting Agreement also provides for payment of taxes on a “gross net basis” with consultant responsible for all applicable taxes. The agreement has a term of 36 months ending June 30, 2011.

Olga Goutnik signed a Consulting Agreement with the Company dated July 1, 2008, whereby Goutnik provides office management and administrative services and receives an hourly fee of USD$22 for a minimum of 160 hours a month and reimbursement of reasonable expenses against an invoice and provided such expenses have been approved by the Company in advance.  The Consulting Agreement also provides for payment of taxes on a “gross net basis” with consultant responsible for all applicable taxes. The agreement has a term of 24 months ending June 30, 2010.

We do not maintain key-man life insurance for any of our executive officers or directors. Other than the Employee Stock Option Plan (described below), we do not have any long-term compensation plans or stock option plans.

SUMMARY COMPENSATION TABLE

The following table shows information concerning all compensation paid or accrued during the Fiscal year ended December 31, 2008 by the Company to our directors and the members of our administrative, supervisory or management bodies.  All dollar values listed in the below Summary Compensation Table are denominated in Canadian dollars (“CAD”) or United States dollars (“USD”), unless otherwise noted.

Name and Principal Position(s)	Year	Consulting Fees ($)	Bonus ($)	Stock Awards ($)	Option Award(s) ($)	Non Equity Incentive Plan Compensation ($)	Non Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Peter Leger, CEO, President, and Director	2008	CAD$44,100(1) (USD$36,162)(7)	$-0-	$-0-	$-0-	$-0-	$-0-	CAD$696(2) (USD$571)(7)	CAD$44,796(3) (USD$36,733)(7)
Zacharia Waxler, CFO and Director	2008	CAD$23,157(1)(8) (USD$15,248)	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	CAD$23,157(8) (USD$15,248)
Amihay Lapid, Corporate Secretary	2008	CAD$73,734(1)(8) (USD$53,554)	$-0-	$-0-	$-0-	$-0-	$-0-	CAD$719(2) (USD$590)	CAD$74,453(4)(8) (USD$54,144)
Ernest Black Director	2008	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-
Alexander Levitski, Director	2008	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-
Yair Lapid, Director	2008	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-
Yosi Lapid Founder and formerPresident and Director	2008	CAD$172,318(1)(8) (USD$127,303)	$-0-	$-0-	$-0-	$-0-	$-0-	CAD$19,673(2)(8) (USD$12,012)	CAD$191,991(5)(8) (USD$139,315)
Olga Goutnik, Consultant	2008	CAD$49,270(1)(8) (USD$39,600)	$-0-	$-0-	$-0-	$-0-	$-0-	CAD$1,720(2)(8) (USD$1,357)	CAD$50,990(6)(8) (USD$40,957)

(1)
Represents consulting fees that accrued during the six month period ended December 31, 2008 and were invoiced in accordance with the terms of separate Consulting Agreements entered into between the Company and each of Peter Leger, Zacharia Waxler, Amihay Lapid, Yosi Lapid, and Olga Goutnik, respectively, on July 1, 2008.  Mr. Leger resigned from all positions with the Company on September 16, 2009.

(2)
Represents expense reimbursements that accrued during the six month period ended December 31, 2008 and were invoiced in accordance with the terms of separate Consulting Agreements entered into between the Company and each of Peter Leger, Zacharia Waxler, Amihay Lapid, Yosi Lapid and Olga Goutnik, respectively, on July 1, 2008.

(3)	Of this amount, CAD$309 was paid and CAD$44,487 is due as at December 31, 2008.
(4)	Of this amount, CAD$6,245 was paid and CAD$68,208 remains due as at December 31, 2008.
(5)	Of this amount, CAD$33,328 was paid and CAD$158,663 is due as at December 31, 2008.
(6)	Of this amount, CAD$31,137 was paid and CAD$19,853 remains in accounts payable as at December 31, 2008.
(7)	US dollar equivalent values for this table were calculated using the Bank of Canada exchange rate on December 31, 2008 of $1 CAD = $0.82 USD.
(8)   Amounts include loss on foreign exchange.

 Compensation of Directors

Yair Lapid, a director of the Company since April 1, 2006, entered into a Consulting Services Agreement, dated September 6, 2006, along with three other consultants, whereby Mr. Lapid received 250,000 restricted Common Shares of the Company as compensation for his assisting with identifying and introducing potential vendors of properties that may be suitable for potential diamond mining operations.

Except as set forth above in the Summary Compensation Table with respect to consulting fees and expense reimbursements that was accrued or paid to certain officers who are also directors, no cash or other form of compensation accrued or was paid to any of our directors for services as a director during the year ended December 31, 2008. We currently have no formal arrangement pursuant to which directors are compensated by us for their services in their capacity as directors, except for the granting from time to time of stock options under the Employee Stock Option Plan.  Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board.

Retirement Benefits

Other than the Employee Stock Option Plan, under which no options have been granted to date, we do not have any pension, profit sharing, retirement or similar benefits and no funds were set aside or accrued by the Company or its subsidiaries during the Fiscal year ended December 31, 2008 to provide pension, profit sharing, retirement or similar benefits. We may change or increase consulting fees as our profits and cash flow allow; however, there are no present plans to do so.

Board Practices

The directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected. Executive officers serve at the discretion of the Board of Directors.  As of the date hereof we do not have a separate audit committee.  Our entire Board of Directors performs all the functions that may be delegated to an audit committee.  The members of the Board are expected to attend at least quarterly Board Meetings and be available on an as needed basis, of at least 10 hours per month, to assist the Company.

Other than the consulting agreements, there are no employment contracts with any officers or directors.

The Company’s officers are employed under consulting agreements.  As described above under “Executive Compensation” they do not devote all of their business time to the Company’s affairs.

 Employees

We will hire outside geological consultants to undertake the exploration work on our existing mineral claims. All other activities are carried out by the officers, directors and administrative personnel who currently provide, and will continue to provide their services as consultants.  There is no compensation accrual or back pay allowance.

MAJOR STOCKHOLDERS AND RELATED PARTY TRANSACTIONS

Share Ownership – Major Shareholders

Below is the Share Ownership of our Major Shareholders, who are the beneficial owners of 5% or more of the Company’s voting securities:

Name and Municipality of Residence	Position Held	Common Shares and Percentage Beneficially Held or Controlled as at the Date Hereof(1)	Common Shares and Percentage Beneficially Held or Controlled After Giving Effect to the Offering(2)

Peter Leger	Former President, Chief Executive	2,000,000 (3)	2,000,000
Calgary, Alberta, Canada	Officer and Director	(7.0)%	(6.2)%

Yosi Lapid,	Founder	2,300,000	2,300,000
New York, New York		(8.1)%	(7.1)%

Amihay Lapid	Founder and Corporate	5,950,000	5,950,000
Brooklyn, New York	Secretary	(20.9)%	(18.3)%

Yonatan Lapid	Founder	5,950,000	5,950,000
Tel Aviv, Israel		(20.9)%	(18.3)%

R&N Holdings Ltd.	Investor	2,200,000	2,200,000
Vancouver, British Columbia, Canada		(7.7)%	(6.8)%

(1) Percentages are based on 28,488,663 Common Shares issued and outstanding as of the date of this prospectus.

(2) Based on 32,488,663 Common Shares issued and outstanding following the Offering.  Assumes these individuals do not purchase Common Shares under the Offering.  Does not give effect to the sale of any Common Shares registered for re-sale for those persons nor to the exercise of any Warrants issued in the Offering.  “See Selling Stockholders” below.

(3) Mr. Leger resigned from all positions with the Company on September 16, 2009 and the Board of Directors authorized the cancellation of his shares.  Although the Company’s transfer agent has been notified of the cancellation, the shares are still issued and outstanding.

During the past three years the only significant changes in the percentage ownership made by any  Major Shareholder was the transfer of 1,350,000 Common Shares by Yosi Lapid to each of Yonatan Lapid and Amihay Lapid, his sons, as gifts for estate planning purposes.

The Company’s Major Shareholders do not have different voting rights.

The Company is not directly or indirectly, owned or controlled by another corporation, by any foreign government or by any other natural or legal person severally or jointly.

There are no arrangements known to the Company the operation of which may at a subsequent date result in a change in control of the Company.

Transactions with Related Parties

During the year ended December 31, 2008, Yosi Lapid, a founder of the Company (former President and Director) invoiced fees totaling $191,991 of which $33,328 were paid.  These fees are recorded as consulting fees relating to consulting services and expense reimbursement.  These fees were incurred pursuant to a Consulting Agreement, dated July 1, 2008, between the Company and Yosi Lapid, filed herewith as Exhibit 10.14, whereby Yosi Lapid was to receive a monthly fee of $12,000 USD and reimbursement of reasonable expenses, subject to advance approval by the Company in consideration for acting in the capacity of Senior Management Consultant, including providing services required for the exploration in connection with existing and future projects for the benefit of the Company.  This agreement is in effect for a period of 24 months from July 1, 2008 through June 30, 2010, subject to renewal.  Mr. Yosi Lapid is to provide a minimum of 160 hours per month under the agreement.  The Consulting Agreement may be terminated upon 30 days’ written notice in the event either party breaches its agreements, a change of control of the Company, liquidation, bankruptcy or board or stockholder decision in accordance with applicable law.

Similarly, during the year ended December 31, 2008, Zacharia Waxler, CFO and a Director of the Company invoiced fees totaling $23,157 and was paid $1,997 pursuant to a consulting agreement between him and the Company.  See “Executive Compensation” above.  These fees are recorded as professional fees and were paid for professional services rendered during the period.  Peter Leger, our former President, CEO and a Director, invoiced fees totaling $44,796, of which $309 was paid and the balance remains due.  Amihay Lapid, the Corporate Secretary of the Company invoiced fees totaling $74,453 for Fiscal 2008, of which $6,245 was paid and $68,208 remains due.

These fees are recorded as consulting fees relating to consulting services and are accounted for in accounts payable.  These related party transactions were valued on an exchange basis at values agreed upon by the related parties.

In December 2007, Peter Leger was granted 2,000,000 Common Shares pursuant to the terms of the Professional Services Agreement for services rendered from April 2007 through December 2007.  The shares were issued at a value of $0.15 per share.  In addition, he is entitled to receive $44,100 consulting fees as of December 31, 2008, pursuant to his consulting agreement with the Company, all of which amount has been accrued.  Mr. Leger resigned from all positions with the Company on September 16, 2009 and the Board of Directors authorized the cancellation of his shares.  See “Executive Compensation” above.

Included in accounts payable and accrued liabilities at December 31, 2008, are $176,667 ($202,609 at December 31, 2007) due to a consulting company owned by a shareholder of the Company in which the former President and Director of the Company performed consulting services and expense reimbursement were recorded on an exchange basis at values agreed upon by the related parties.

On September 5, 2006, the Company entered into the Colorado Purchase Agreement pursuant to which the Company’s founders, Yosi Lapid, Amihay Lapid and Yonatan Lapid (the “Founders”) assigned, transferred and sold to the Company 100% of their interest in the CMP Claims in exchange for 14,200,000 Common Shares.  The mining property was recorded at $2,130,000, the fair value determined by an independent expert.  The Royalty is held by Ernest Black who is a Director of the Company.  The properties as a whole are subject to a minimum exploration expenditure of $155,000 which has been exceeded; $248,437 has been spent in 2006 and 2007.  Mr. Ernest Black has a material interest in the CMP Claims in the nature of the Black Royalty and the Colorado Claims Purchase Agreement.

Mr. Peter Leger, our former President, CEO and director of the Company, has a material interest in the Ruby Claims through his ownership of shares in, and as a result of being a director of, Ice Resources Inc., which also holds a fifteen percent (15%) carried interest in the Properties.

Yair Lapid, a director of the Company and uncle of Amihay Lapid, the Company’s Corporate Secretary, and Yakov Lapid, a stockholder of the Company and brother of Yair Lapid and uncle of Amihay Lapid, each received 250,000 shares of restricted common stock of the Company as compensation under that certain Consulting Services Agreement, dated September 6, 2006, between the Company, and Todd Montgomery, Brent Walter, Yakov Lapid and Yair Lapid.

See “Information on the Company – Ice Option and Re-Stated Ice Option Agreement”, “Description of Business”, “Directors, Senior Management, and Advisers”, and “Promoters of the Corporation.”

Options to Purchase Securities

Stock Option Plan

The Company has adopted a stock option plan (the "Plan") pursuant to which options to purchase Common Shares ("Stock Options")   may be granted by the board of directors to directors, officers, employees of and consultants to the Company and its subsidiaries (each an   "Optionee").   The Plan was adopted by the Board of Directors in January 2008 and approved by a majority of its shareholders as of November 28, 2008.  All Stock Options granted will have an exercise price which is not less than the market value at the date of grant, will be non-transferable and will be exercisable for a period not to exceed five years.  The Company reserved up to 2,500,000 Common Shares for issuance under the Plan.  However, the aggregate number of Common Shares subject to Stock Options, from time to time, cannot exceed ten percent (10%) of the Common Shares outstanding after giving effect to the Offering and no one Optionee is permitted to hold Stock Options entitling such Optionee to purchase more than five percent (5%) of the issued and outstanding Common Share in any 12 month period unless the Company has obtained disinterested shareholder approval.  No consultant or person employed to provide investor relation activities may reserve options to purchase more than 2% of the issued Common Shares in any 12 month period.  No options have been granted under the Plan as of the date of this prospectus.

Stock Options granted under the Plan will terminate on the date which is 90 days from either the date of termination of an Optionee's employment or 90 days from the date such Optionee ceased to be a director of the Company 30 days from the date of the cessation of services (in the case of an individual or company engaged in investor relations activities), or, in the case of the death of an Optionee, shall terminate twelve (12) months following the death of the Optionee.

There are no limits on the number of shares Optionees can sell pursuant to the registration statement.  We will file post-effective amendments to list any changes to the Optionees’ information once the 2,500,000 shares have been issued under the Plan.

Promoters of the Corporation

Each of the following persons may be deemed our "promoter" and "parent", as such terms are defined in the rules and regulations promulgated under the Securities Act of 1933, as amended.

 Mr. Peter Leger and Mr. Yosi Lapid may be considered to be “promoters” of the Company in that Mr. Lapid took the initiative in founding and organizing the Company and Mr. Leger in substantially re-organizing the Company.  Mr. Leger resigned from all positions with the Company on September 16, 2009 and the Board of Directors authorized the cancellation of his shares although they are still issued and outstanding.  The following table represents shareholdings (subject to the prior sentence) of the promoters:

Promoters	Common Shares Held Directly or Indirectly	Percentage of Outstanding Common Shares Before Giving Effect to the Offering(1)	Percentage of Outstanding Common Shares After Giving Effect to the Offering(2)(3)
Peter Leger	2,000,000	7.0%	6.2%
Yosi Lapid	2,300,000	8.1%	7.1%

Notes:
(1)	Based on 28,488,663 shares issued and outstanding prior to the Offering.

(2)
Gives effect to the sale of the 4,000,000 Common Shares included in the Units offered hereby.  Does not include up to: (A) 4,000,000 Common Shares issuable upon exercise of warrants included in the Units offered hereby; (B) up to 3,387,956 Common Shares issuable upon exercise of outstanding investor warrants as of the date of this prospectus; and (C) up to 500,000 Common Stock issuable upon exercise of outstanding options outside of the Plan as of the date of this prospectus.

(3)
Assuming Messrs. Lapid and Leger do not purchase Common Shares under the Offering, which they have indicated they do not intend to do nor that they sell shares requested for resale under “Selling Shareholders.”

Indebtedness of Directors and Executive Officers

As of the date hereof, there exists no indebtedness of the directors or executive officers of the Corporation, or any of their associates, to the Corporation.

Interests of Experts and Counsel

On December 1, 2008 Phillips Nizer LLP, U.S. counsel to the Company, was granted an option to purchase 500,000 Common Shares exercisable for five years at $.25 per share in consideration of advisory services to the Board and consulting services rendered to the Company by Elliot Lutzker, a partner in the firm.

FINANCIAL INFORMATION

A.           Consolidated Statements and Other Financial Information

The required financial statements are provided at the end of this prospectus beginning on Page F-1.

B.           Significant Changes

Not Applicable.

THE OFFER AND LISTING

A. Offer and Listing Details

We are offering a total of 4,000,000 Common Shares, no par value, and 4,000,000 Common Share purchase warrants (“Warrants”) as part of Units.  There is no established market for our Common Shares.

The primary Offering by the Company will be conducted on a “best efforts” no minimum basis at a fixed price of $.25 per Unit, including the offering price for the Common Shares and Warrants.  Each Unit consists of one Common Share and one Warrant to purchase one Common Share exercisable at $0.30 per Common Share.  This Offering will remain open until the earlier of:  ninety (90) days following the date of this prospectus, unless extended by the Company for up to an additional 30 days; or the sale of the maximum Offering of Units, or the Company’s determination to terminate the Offering at an earlier date at its sole discretion.  The early termination of the Offering shall be made public through the Company’s filing of a Form 8-K with the SEC.  The Company will pay all expenses in connection with the Offering.

The per Unit offering price and the exercise price of the Warrants were determined by the Company and do not necessarily bear any relationship to the assets, net worth or financial condition of the Company.  The prices were based primarily on market prices for other similarly situated gem stone companies, as well as general economic conditions.  This is the Company’s initial public offering and there is no market for the Company’s securities in the host market or anywhere else.

The Common Shares offered hereby by the Company are registered shares being issued on a one-for-one basis to their issuance in Canada.  The Common Shares are authorized in Alberta, Canada on an unlimited basis without par value.

Following the effective date of this prospectus, there shall be no restrictions on transferability of the Common Shares offered hereby by the Company.  However, there will not be a market for the Company’s Common Shares on the effective date of this prospectus.  The Company intends to seek a listing of its Common Shares on the Over-The-Counter Bulletin Board (“OTCBB”) maintained by FINRA.  Until such time that the Common Shares are listed on the OTCBB, or otherwise traded, of which there is no assurance, the Common Shares may only be resold publicly at an initial fixed price of $0.25.

The Company has registered for resale by the existing shareholders an aggregate of 2,848,867 Common Shares.  This is equal to ten (10%) percent of the Common Shares issued and outstanding and held by each shareholder.  The Company has registered for resale by Optionees up to 2,500,000 Common Shares issued under the stock option plan.  Until such time, if ever, that the Common Shares are listed on the OTCBB, the shares offered by the Selling Shareholders and/or Optionees, may only be sold at an initial fixed price of $0.25 per share.  If the Company’s Common Shares are listed on the OTCBB, the Company will file a supplement to the prospectus to be reflected that the Common Shares offered hereby may be sold at prices relating to the prevailing market prices, at privately negotiated prices or through a combination of such methods, which may change from time to time and from offer to offer.

B. Plan of Distribution

The Company is making the primary Offering on its own without an underwriter or any party guaranteeing the Offering.  The Selling Stockholders and/or Optionees will offer their Common Shares from time to time without an underwriter.

The Offering will be made by the Company through its officers or directors, none of whom are registered broker-dealers, and they will not receive a commission or other compensation for any Common Shares sold by them.  Our officers and directors will rely upon the exemption from broker-dealer registration provided by Rule 3a-4(1)(ii) or (iii) under the Exchange Act.  As of the date hereof, there is no agreement for the Company to offer Common Shares through the selling efforts of brokers or dealers.

 The Company is not aware of any Major Stockholder, director or member of the Company’s Management, supervisory or administrative bodies who intends to subscribe in the Offering, nor of any person who intends to subscribe for more than 5% of the Offering.

There is no group of targeted potential investors to whom the securities will be offered.

There is no over-subscription option or similar means to increase the size of the Offering.

C. Authorized and Issued Share Capital

The authorized share capital of the Company consists of an unlimited number of Common Shares, Class B common shares ("Common B Shares") and Class A preferred shares ("Preferred Shares").  As of the date of this prospectus, there were 28,488,463 Common Shares issued and outstanding as fully paid and non-assessable shares, including the 2,000,000 shares held by Peter Leger which the Board has authorized to be cancelled. No Common B Shares or Preferred Shares have been issued as of the date of this prospectus.

Common Shares

All Common Shares when issued pursuant to this Offering shall be issued as fully paid and non-assessable. The holders of Common Shares are entitled to receive notice of and to attend and vote at all meetings of the shareholders of the Company and each Common Share shall confer the right to one vote in person or by proxy at all meetings of the shareholders of the Company. The holders of the Common Shares, subject to the prior rights, if any, of any other class of shares of the Company, are entitled to receive such dividends if, as and when declared by the board of directors. In the event of the dissolution of the Company, whether voluntary or involuntary, the holders of the Common Shares are entitled to receive, subject to the prior rights, if any, of the holders of any other class of shares of the Corporation, the remaining property and assets of the Company.

Common Share Purchase Warrants

Terms.  Each Warrant is exercisable for Common Shares at an exercise price of $.30 per share (the “Exercise Price”).  The Warrants shall expire on the second anniversary from the Initial Closing Date of this Offering (the “Exercise Period”) and are subject to other terms and conditions described below.

The Warrants may be exercised in whole or in part through cash only exercises.  Unless exercised, the Warrants will automatically expire at the end of the Exercise Period, subject to earlier termination by reason of redemption.

Each Unit shall include Warrants to purchase one Common Share for every one Common Share included in a Unit.  Thus, in the event the maximum number of Units are sold, the company has reserved for issuance Warrants exercisable for 4,000,000 Common Shares.

Anti Dilution Provisions.  The Exercise Price of the Warrants shall be subject to adjustment for issuances of Common Shares at a purchase price of less than the then effective Exercise Price to be reduced to the consideration received on a weighted average basis by the Company for such issuance, subject to customary carve outs, including stock options issued to the Company’s management and the Board of Directors for less than the Exercise Price.

Redemption.  The Warrants are subject to redemption by the Company at $.001 per share at any time after the Effective Date of this registration statement of which this prospectus is a part (the “Registration Statement”) on not less than 30 days’ prior written notice to the holders of the Warrants provided, (i) the closing sale price of the Common Shares as reported on the OTCBB, or, if not traded thereon, the average closing bid quotation of the Common Stock (or other reporting system that provides last sales prices), exceeds $0.75 per share for a period of ten (10) consecutive trading days ending within 10 days prior to the date on which the notice of redemption is given, and (ii) the Registration Statement allowing the resale of the shares underlying the Warrants has been declared effective by the SEC and is in effect prior to the date of the notice of redemption and remains in effect.  The Warrants will be exercisable until 5:00 p.m. on the date immediately preceding the date fixed for redemption.

Transfer Agent and Warrant Agent

The transfer agent for our Common Shares and warrant agent for our Warrants is Registrar and Transfer Company, 10 Commerce Drive, Cranford, NJ 07016-3572.

PRIOR SALES

The following table summarizes the sales of Common Shares of the Company from the date of incorporation to the date hereof. As of the date of this prospectus, the Company has outstanding an aggregate of 28,488,663 Common Shares for which it has received gross aggregate proceeds of $3,876,451, including $1,433,880 of cash with the balance in services and assets.  The specifics of the issuances are set forth below:

Date	Number of Common Shares	Price	Proceeds
February 17, 2006(1)	1	$1.00	$1.00
August 16, 2006(2)	266,667	$0.15	$40,000
August 16, 2006(2)	22,000	$0.15	$3,300
August 16, 2006(3)	2,000,000	$0.15	$200,000
September 5, 2006(4)	14,200,000	$0.15	N/A
September 6, 2006(5)	1,000,000	$0.15	N/A
August 16, 2006(2)	150,000	$0.15	$22,500
September 6, 2006(2)	200,000	$0.15	$30,000
May 29, 2007(6)	1,333,334	$0.15	$200,000
September 17, 2007(2)(7)(9)	2,876,250	$0.20	$575,250
October 31, 2007(2)(8)(9)	522,500	$0.20	$104,500
December 4, 2007(10)	2,000,000	$0.15	N/A
September 2, 2008(11)	308,001	$0.25	$77,000
October 3, 2008(12)	250,000	$0.20	N/A
November 20, 2008(13)	559,910	$0.20	$111,329
January 19, 2009(14)	150,000	$0.10	$15,000
January 23, 2009(15)	2,500,000	$0.04	$100,000
January 26, 2009(16)	150,000	$0.10	$15,000

 Notes:
(1)	This share was issued to Mr. Yosi Lapid on the initial organization of the Company.

(2)	These shares were issued to various subscribers on a private placement basis.

(3)	These shares were issued on a private placement basis to one subscriber and were issued against payment in cash of $200,000 and professional services provided at a deemed value of $0.15 per share.

(4)	These shares were issued to Messrs. Yosi Lapid, Amihay Lapid and Yonatan Lapid pursuant to the terms of the Asset Transfer Agreement, at a deemed value of $0.15.

(5)
These shares were issued to Messrs. Todd Montgomery, Brent Walter, Yakov Lapid and Yair Lapid at a deemed value of $0.15, pursuant to the terms of a consulting services agreement entered into among the Company and the foregoing individuals, dated September 6, 2006.

(6)	These shares were issued to Ice Resources Inc.

(7)
On September 17, 2007, the Company completed the first of two closings of a brokered private placement of units of the Company (the   "September/October 2007 Financing");   each unit consisted of one Common Share and one half of a Common Share purchase warrant, with each whole Common Share purchase warrant (a   "Purchase Warrant"),   entitling the holder thereof, to purchase one additional Common Share at a price of $0.35 per Common Share, for a period of one year from the date of closing. In addition to the Common Shares issued on September 17, 2007, the Company issued 1,438,125 Purchase Warrants.

(8)
On October 31, 2007, the Company completed the second of two closings of the September/October 2007 Financing. In addition to the Common Shares issued on October 31, 2007 under the September/October 2007 Financing, the Company issued 261,250 Purchase Warrants; these Purchase Warrants were issued on the same terms as the Purchase Warrants issued on September 17, 2007.

(9)
As part consideration for its services as agent in respect of the September/October 2007 Financing, the Placement Agent received 560,000 broker warrants; these broker warrants expired on October 30, 2008 and are otherwise subject to the same terms as the Purchase Warrants.

(10)
These shares were issued to Mr. Peter Leger pursuant to the terms of a consulting services agreement entered into between the Company and Mr. Leger, dated September 10, 2007.  Upon his resignation from all positions with the Company on September 16, 2009 the Board of Directors authorized the cancellation of his shares.

(11)
On September 2, 2008, the Company completed a private placement.  The closing consisted of 308,001 units at a price of $0.25 per unit, for total gross proceeds of $77,000.  The units consist of one common share and one half of one share purchase warrant entitling the holder to purchase one common share at $0.35 per share until September 2, 2009.  A total of 308,000 shares and 154,001 common share purchase warrants were issued.  The finder’s fee paid on the closing was $7,700.  On February 28, 2009, the holders exchanged each of their one-half common stock purchase warrants for one new common stock purchase warrant having an exercise price of USD $0.30 per share, subject to adjustment, and an expiration date of twenty-four (24) months from the date of issuance through a private placement offer pursuant to the Warrant Exchange Agreement filed as Exhibit 10.16 herewith.  The Company did not receive any proceeds as a result of this exchange offer and no underwriting discounts or commissions were paid to broker-dealers or finders in connection with this transaction.

(12)	These shares were issued to Mr. Sunny Barkats pursuant to the terms of the engagement entered into between the Company and Mr. Barkats’s law firm on August 15, 2008.

(13)
These shares were issued to three unaffiliated subscribers pursuant to a private placement to three subscribers for an aggregate of $111,329 entitling the holders to 559,910 units, each consisting of one Common Share and one Warrant to purchase one additional Common Share of an exercise price of $.30 per share for a period of 24 months following the date of issuance.

(14)
These shares were issued in a private placement basis to one unaffiliated subscriber for $15,000 entitling the holder to 150,000 Units, each consisting of one Common Share and one Warrant to purchase one additional Common Share at an exercise price of $.30 per share for a period of 24 months following the date of issuance.

(15)
These shares were issued in a private placement basis to three unaffiliated subscribers for an aggregate of $100,000 entitling the holders to 2,500,000 Units, each consisting of one Common Share and one Warrant to purchase one additional Common Share at an exercise price of $.30 per share for a period of 24 months following the date of issuance.

(16)
These shares were issued in a private placement basis to one unaffiliated subscriber for $15,000 entitling the holder to 150,000 Units, each consisting of one Common Share and one Warrant to purchase one additional Common Share at an exercise price of $.30 per share for a period of 24 months following the date of issuance.

Dividends

The Company has not declared or paid any dividends since its incorporation and does not foresee the declaration or payment of dividends in the near future. Any decision to pay dividends on its shares will be made by the board of directors on the basis of the Company’s earnings, financial requirements and other conditions existing at such future time.

Markets

Currently, there is no market for any of our classes of stock. There is no assurance that there will be liquidity in any of our stock. Upon the receipt of confirmation by the SEC that this registration statement has been declared effective and without further comment, we intend to apply to have our Common Shares traded on the Over The Counter Bulletin Board ( the "OTCBB") maintained by FINRA, although there can be no assurance we will obtain such a listing.

SELLING STOCKHOLDERS

An aggregate of 2,848,867 Common Shares may be offered for sale and sold pursuant to this prospectus by the Selling Stockholders.  These shares are equal to 10% of the issued and outstanding Common Shares held of record by each Selling Stockholder.  The shares are to be offered by and for the respective accounts of the Selling Stockholders.  We have agreed to register all of the shares under the Securities Act for resale by the Selling Stockholders and to pay all of the expenses in connection with such registration and sale of the shares, other than underwriting discounts and selling commissions and the fees and expenses of counsel and other advisors to the Selling Stockholders.  We will not receive any proceeds from the sale of the Shares by the Selling Stockholders.

Information with respect to the Selling Stockholders and the Common Shares held by them and those shares being offered for sale pursuant to this prospectus is set forth in the following table.  None of the Selling Stockholders has had any material relationship with us within the past three years, except as noted in the following table.

				Percentage Before and After
		Number of	Number of Shares	the Sale of the Common
Full Name and Address of	Relation to	Shares Owned	Outstanding being	Shares Being Offered
Shareholder	the company	Prior to Sale	Offered for Sale	Before(1)	After(2)

Yosi Lapid 220 E63rd Street # 3R New York, NY 10065 USA	Founder, former President and Director	2,300,000	230,000	8.1%	6.3%
Michael Peter Carswell 101, 4528 6A Street NW Calgary, AB T2E 4B3 Canada	None	266,667	26,667	*	*
Anjela Rabayev 7402 Bay Parkway F1 Brooklyn, NY 11204 USA	None	22,000	2,200	*	*
Exploration Renouveau Inc. 74 Lacasse, Gatineau, Quebec Canada J9H 6H8 (3)	Former Consultant	150,000	15,000	*	*
R&N Holdings Ltd. c/o Raineri Jewelers Paramount Diamond Center 82 Bowery New York, NY 10013 USA(4)	Former Consultant	2,200,000	220,000	7.7%	6.0%
Amihay Lapid 6613 Fort Hamilton Parkway #4B Brooklyn, NY 11219 USA	Founder, Corporate Secretary	5,950,000	595,000	20.9%	16.3%
Yonatan Lapid 36 Geula Street, Tel Aviv, Israel	Founder	5,950,000	595,000	20.9%	16.3%
Brent J. Walter Pro Venture Law LLP c/o Brent J. Walter Suite 2 Mount Royal Village 880 – 16th Avenue SW Calgary, AB T2R 1J9 Canada	Former Consultant	250,000	25,000	*	*

				Percentage Before and After
		Number of	Number of Shares	the Sale of the Common
Full Name and Address of	Relation to	Shares Owned	Outstanding being	Shares Being Offered
Shareholder	the company	Prior to Sale	Offered for Sale	Before(1)	After(2)

Todd Montgomery Pro Venture Law LLP c/o Todd Montgomery Suite 2 Mount Royal Village 880 – 16th Avenue SW Calgary, AB T2R 1J9 Canada	Former Consultant and Former Director	250,000	25,000	*	*
Yakov Lapid 208 Woodpark Place SW Calgary, AB T2W 2S5 Canada	Former Consultant	250,000	25,000	*	*
Yair Lapid 208 Woodpark Place SW Calgary, AB T2W 2S5 Canada	Director and Former Consultant	250,000	25,000	*	*
Ice Resources Inc. 3004 Ogden Road SE Calgary, AB T2G 4N5 Canada(5)	Affiliate of Peter Leger	1,333,334	133,334	4.7%	3.7%
Wayne Pineau 206 Martha’s Manor NE Calgary, AB T3J 4Y6 Canada	None	50,000	5,000	*	*
Grant R. Perry 1228 St. Catherine Road N. Lethbridge, AB T1H 2R3 Canada	None	15,000	1,500	*	*
Cal Jacober 147 Discovery Ridge Way SW Calgary, AB T3Y 5G4 Canada	None	50,000	5,000	*	*
Rajesh Abbi 3112 Signal Hill Dr SW Calgary, AB T3H 3T2 Canada	None	50,000	5,000	*	*
Ametrine Inc. 101 Westview Estates Calgary, AB T3Z 2S8 Canada(6)	None	258,750	25,875	*	*
Royal Trust ITF Douglas Johnson 129967005 508 1440 Creekside Drive Vancouver, BC V6J 5B6 Canada	None	400,000	40,000	1.4%	1.1%

				Percentage Before and After
		Number of	Number of Shares	the Sale of the Common
Full Name and Address of	Relation to	Shares Owned	Outstanding being	Shares Being Offered
Shareholder	the company	Prior to Sale	Offered for Sale	Before(1)	After(2)

Blackmont Capital ITF Peter Dickson 218 – 10058 Mayfield Rd NW Edmonton, AB T2P 4P4 Canada	None	100,000	10,000	*	*
Blackmont Capital ITF Esstra Industries Inc. 218 – 10058 Mayfield Rd NW Edmonton, AB T2P 4P4 Canada(7)	None	100,000	10,000	*	*
Blackmont Capital ITF Bipin Ghelani 9600 Thomas Pl Richmond, BC V7E 5Y5 Canada	None	100,000	10,000	*	*
Blackmont Capital ITF Gregory Andrews 2695 Edgemont Blvd. North Vancouver, BC V7R 2N1Canada	None	25,000	2,500	*	*
Blackmont Capital ITF Sharon Lewis 1004 1414 Barclay Street Vancouver, BC V6F 1S4 Canada	None	25,000	2,500	*	*
Blackmont Capital ITF Corie Herman 136 Woodacres Drive SW Calgary, AB T2W 4Z8 Canada	None	400,000	40,000	1.4%	1.1%
Blackmont Capital ITF Rakesh Dhir 8591 No 5 Rd Richmond, BC V6Y 2V5 Canada	None	400,000	40,000	1.4%	1.1%
Blackmont Capital ITF Chung Yue 2675 36 Street NE Suite 512 Calgary, AB T1Y 6H6 Canada	None	150,000	15,000	*	*
Blackmont Capital ITF Jerry Sapicha 515 Hawkside Mew NW Calgary, AB T3G 3R9 Canada	None	100,000	10,000	*	*

				Percentage Before and After
		Number of	Number of Shares	the Sale of the Common
Full Name and Address of	Relation to	Shares Owned	Outstanding being	Shares Being Offered
Shareholder	the company	Prior to Sale	Offered for Sale	Before(1)	After(2)

Blackmont Capital ITF Darrell Osadchuk 7 Spring Willow Way SW Calgary, AB T3H 5Z3 Canada	None	100,000	10,000	*	*
Blackmont Capital ITF Oceanic Greystone Securities 815 10th Ave Suite 210 Calgary, AB T2R 0B4 Canada(8)	None	100,000	10,000	*	*
Canaccord Capital Corporation ITF Jeff Seckinger Prof. Corp P.O.Box 10337, Pacific Centre, 2200-609 Granville Street, Vancouver, BC V7Y 1H2 9	None	50,000	5,000	*	*
Blackmont Capital ITF Ed Roboch 115 Sandstone Way NW Calgary, AB T3K 2Z3 Canada	None	50,000	5,000	*	*
Blackmont Capital ITF Casey Chan 14 Sherwood Terr NW Calgary, AB T3R 1M6 Canada	None	200,000	20,000	*	*
Terri Biswanger 192 Hawkview Manor Cr NW Calgary, AB T3G 3A2 Canada	None	22,500	2,250	*	*
Wally Thomson 10228 Maplebrook Place SE Calgary, AB T2J 1S8 Canada	None	130,000	13,000	*	*
Blackmont Capital ITF Steven Johnson Suite 2200, 440 – 2nd Ave SW Calgary, AB T2P 5E9 Canada	None	400,000	40,000	1.4%	1.1%

				Percentage Before and After
		Number of	Number of Shares	the Sale of the Common
Full Name and Address of	Relation to	Shares Owned	Outstanding being	Shares Being Offered
Shareholder	the company	Prior to Sale	Offered for Sale	Before(1)	After(2)

Blackmont Capital ITF Cecilia Raymond Suite 2200, 440 – 2nd Ave SW Calgary, AB T2P 5E9 Canada	None	50,000	5,000	*	*
Blackmont Capital ITF Bob Raymond Suite 2200, 440 – 2nd Ave SW Calgary, AB T2P 5E9 Canada	None	50,000	5,000	*	*
747973 Alberta Ltd. 6259 Dalmarnock Cr NW Calgary, AB T3A 1H3 Canada(10)	None	22,500	2,250	*	*
Peter Leger 1600, 1800 4th Street SW Calgary, AB T2S 2S5 Canada	Former President, CEO, Director	2,000,000	200,000	7.0%	5.5%
1254887 Alberta Ltd. 326 - 40 Ave N.E. Calgary, AB T2E 2M7 Canada(11)	None	108,000	10,800	*	*
HP Ltd. 1903 - 52 St. N.W. Calgary, AB, T3B 2C3 Canada (12)	None	200,001	20,000	*	*
Sunny Barkats 300 East 93rd Street Suite 180F New York, NY 10128 USA	Former Consultant	250,000	25,000	*	*
Jeffrey D. Molbert 14 Pound Hollow Road Glen Head, NY 11545 USA	None	51,010	5,101	*	*
Nitin Shah 188 Carmita Avenue Rutherford, NJ 07070 USA	None	254,575	25,458	*	*
Parita and Pankaj Patel 33 Edison Avenue Edison, NJ 08820 USA	None	404,325	40,432	*	*
Bullion Fund, Inc. Suite 2, 800 – 16th Avenue, S.W. Calgary, AB T2R 1J9 Canada (13)	None	1,000,000	100,000	3.5%	2.8%

				Percentage Before and After
		Number of	Number of Shares	the Sale of the Common
Full Name and Address of	Relation to	Shares Owned	Outstanding being	Shares Being Offered
Shareholder	the company	Prior to Sale	Offered for Sale	Before(1)	After(2)

S.K Kelley & Associates, Inc. 1226 White Oaks Blvd., Suite 10A Oakville, Ontario L6H 2B9 Canada(14)	None	1,000,000	100,000	3.5%	2.8%
Republic Agent Management Corp. PH Ocean Business Plaza, Office 1604 Panama, Republic of Panama (15)	None	500,000	50,000	1.8%	1.4%
Mani Narla 33 Tomasella Drive Millville, NJ 08332 USA	None	150,000	15,000	*	*
TOTAL			2,848,867

* Less than 1% of the issued and outstanding Common Shares.
(1)
As of the date of this prospectus, we had 28,488,663 Common Shares issued and unless otherwise indicated, each person has sole investment and voting power with respect to the shares indicated.  For purposes of this table, a person or group of persons is:  (a) deemed to have “beneficial ownership” of any shares as of a given date which such person has the right to acquire within 60 days after such date and (b) assumed to have sold all shares registered hereby in this offering.  For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of computing the percentage ownership of such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage of such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage of ownership of any other person.

(2)
Based on 32,488,663 Common Shares issued and outstanding after the Offering by the Company.  Does not include up to 4,000,000 Common Shares issuable upon exercise of Warrants included in the Units offered hereby or Common Shares issuable upon the Company’s Stock Option Plan.  Assumes all Common Shares registered for sale by the Selling Stockholders hereby are sold.

(3)	Voting and disposition power with respect to the Shares are held by Mr. Jacques Letendre.

(4)	Voting and disposition power with respect to the Shares are held by Mr. Roy Raineri.

(5)	Voting and disposition power with respect to the Shares are held by Mr. Tim Bergen

(6)	Voting and disposition power with respect to the Shares are held by Mr. John Batiuk.

(7)	Voting and disposition power with respect to the Shares are held by Mr. Peter Dickson.

(8)	Voting and disposition power with respect to the Shares are held by Mr. Darrell Osadchuk.

(9)	Voting and disposition power with respect to the Shares are held by Mr. Jeff Seckinger.

(10)	Voting and disposition power with respect to the Shares are held by Mr. Tim Kutash.

(11)	Voting and disposition power with respect to the Shares are held by Mr. Scott Serwa.

(12)	Voting and disposition power with respect to the Shares are held by Mr. Robert Hoang.

(13)	Voting and disposition power with respect to the Shares are held by Todd Montgomery.

(14)	Voting and disposition power with respect to the Shares are held by Patricia Kelley.

(15)	Voting and disposition power with respect to the Shares are held by Cody Bateman.

DILUTION

The difference between the public offering price per Common Shares (assuming no value is attributed to the Warrants included in the Units offered hereby) and the pro forma net tangible book value per share of the Company after this offering constitutes the dilution to investors in this offering.  Net tangible book value per share is determined by dividing the net tangible book value of the Company (tangible assets less total liabilities) by the number of outstanding Common Shares.

At December 31, 2008, the net tangible book value of the Company was $1,347,984, or $0.05 per Common Share (based on 25,688,663 shares then outstanding).  After giving effect to the sale of 4,000,000 shares of Common Stock included in the Units being offered hereby (less $150,000 of estimated expenses of this Offering and assuming no exercise of the Warrants), the pro forma net tangible book value of the Company at December 31, 2008 would have been $2,197,984 or $.07 per share, representing an immediate increase in net tangible book value of $0.02 per share to existing shareholders and an immediate dilution of $0.18 (72%) per share to new investors.

The following table illustrates the foregoing information with respect to dilution of new investors on a per share basis (assuming no value is attributed to the Warrants included in the Units offered hereby):

Public offering price		$0.25
Net tangible book value before offering	$.05
Increase attributable to new investors	.02
Pro form net tangible book value after offering		.07
Dilution to new investors		$.18

The following table summarizes as of the date of this prospectus for present and public stockholders:

•	the number of Common Shares purchased from us;

•	the number of Common Shares purchased as a percentage of our total outstanding shares;

•	the aggregate consideration for such shares;

•	the aggregate consideration as a percentage of total consideration; and

•	the average consideration per share for such shares.

	Common Shares Purchased		% of total shares	Aggregate consideration	% of total consideration	Average consideration per share
Public investors	4,000,000	(1)	12.3%	$1,000,000	20.5%	$0.25
Present stockholders	28,488,663		87.7%	3,876,451	79.5%	$0.15
TOTAL	32,488,663		100.0%	$4,876,451	100.0%

(1)           Does not include up to:  (A) 4,000,000 Common Shares issuable upon exercise of Warrants issuable as part of Units hereby; (B) 2,500,000 Common Shares issuable under the Company’s Stock Option Plan; (C) up to 3,387,956 Common Shares issuable upon exercise of outstanding investor warrants as of the date of this prospectus, and (D) up to 500,000 Common Shares issuable upon exercise of outstanding options as of the date of this prospectus.

Expenses of the Issue

We estimate that the total cost of the Distribution which we intend to pay from existing working capital and not from the proceeds of the Offering will be approximately as follows:

ITEM	EXPENSE
Legal Fees, costs of preparation of the prospectus and expenses, including all registration fees	$75,000
Accounting Fees and Expenses	75,000
Total	$150,000

The Company has agreed to pay all expenses in consideration with the registration and sale of Common Shares by Selling Shareholders, other than underwriting discounts and sales commissions and the fees and expenses of counsel and other advisors to the Selling Shareholder.

ADDITIONAL INFORMATION

Share Capital

The Board of Directors has approved the issuance of a total of (i) 4,000,000 Common Shares at $0.25 per share to raise the maximum funds of U.S. $1,000,000 dollars, and (ii) Warrants to purchase 4,000,000 Common Shares at an exercise price of $0.30 per share, pursuant to this Offering.

The Board of Directors has approved the issuance of up to 2,500,000 Common Shares in accordance with the Company’s Employee Stock Option Plan, which shares are being registered for resale pursuant to this Registration Statement.

Class A Common Shares

We are authorized to issue an unlimited number of Common Shares without par value, of which 28,488,663 shares are issued and outstanding as of January 26, 2009.  There were 24,750,752 Class A Common Shares issued and outstanding at December 31, 2007.  Holders of shares of our Class A Common Shares are entitled to one (1) vote per share on all matters to be voted upon by the stockholders generally. The holders of shares of Class A Common Shares have no preemptive, conversion, subscription or cumulative voting rights.  All of the shares issued have been fully paid.

More than 10% of the Company’s capital has been paid for with assets other than cash in accordance with the issuance of an aggregate of 14,200,000 Common Shares to the founders in consideration of their transfer of the CMP Claims to the Company.  See “Information on the Company.”

There are no shares in the Company held by or on behalf of the Company itself or by subsidiaries of the Company.

Other than the Warrants offered hereby there is no authorized but unissued capital or an undertaking to increase the capital.

No options have been granted under the Company’s Stock Option Plan, however, options to purchase 500,000 Common Shares outside of the Plan are outstanding as of the date of filing of this Registration Statement.

By resolution dated January 4, 2008, the Board of Directors of the Company adopted the Stock Option Plan and reserved for issuance 2,500,000 Common Shares.

By resolution dated January 1, 2009, the Board of Directors of the Company authorized the Offering consisting of 4,000,000 Common Shares and an additional 4,000,000 Common Shares issuable upon exercise of Warrants offered hereby.

Class B Common Shares

We are authorized to issue an unlimited number of Common B Shares without par value (“B Shares”).  Holders of shares of our Class B Common Shares shall not be entitled to receive notice of or to attend any meeting of the shareholders of the Company and shall not be entitled to vote at such meeting, except as expressly provided under the Alberta Business Corporations Act (“ABCA”).  The holders of shares of Class B Common Shares have no preemptive, conversion, subscription or cumulative voting rights.  As at the date of the filing of this Registration Statement there were no Common B Shares issued.

Class A Preferred Shares

We are authorized to issue an unlimited number of Class A Preferred Shares ("Preferred Shares"), which are the sole class of preferred shares. As at the date of the filing of the Registration Statement of which this prospectus is a part there were no Preferred Shares issued.  Holders of shares of our Preferred Shares are entitled to one (1) vote per each Preferred Share on all matters to be voted upon by the stockholders generally. Our board of directors has the right, without stockholder approval, to issue Preferred Shares with rights superior to the rights of the holders of shares of Common Shares. As a result, Preferred Shares could be issued quickly and easily, adversely affecting the rights of holders of Common Shares and could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult.

Memorandum and Articles of Association

The Company was incorporated under the laws of the Province of Alberta, Canada on February 17, 2006 (CAN 2012239139).  Effective April 24, 2006, the Company continued into the Province of British Columbia (C0755662) under the Business Corporations Act (British Columbia) and we ceased to be a company organized under the Business Corporations Act (Alberta).  Subsequently, effective September 13, 2007, we continued back into the Province of Alberta (CAN 2013495706) under the Business Corporations Act (Alberta) and we ceased to be a company organized under the Business Corporations Act (British Columbia).  Set forth below is a summary of various provisions of our Certificate of Continuance and By-Laws prescribed by the Business Corporations Act (Alberta).

1.           A minimum of two (2) or such greater number of directors holding office at the time of the meeting constitutes a quorum provided that no business may be transacted unless at least half of the directors present are resident Canadians, subject to certain exceptions provided in the By-Laws. Business cannot be transacted without a quorum. A quorum of directors may vote on any matter of business properly brought before the meeting provided that where a director is a party to a material contract or proposed material contract or is a director or an officer of or has a material interest in any person who is a party to a material contract or proposed material contract with us, such director must disclose his or her interest at the earliest possible date, request the conflict be noted in the minutes of the meeting, and except as provided by the ABCA, refrain from voting on the matter in which the director has a conflict of interest. There is no limitation on the Board of Directors to vote on matters of their remuneration as a director, officer, employee or agent of the Company or of an affiliate of the Company.

2.           The Board of Directors may, without authorization of our stockholders:

(a)           borrow money on credit;

(b)           issue, reissue, sell or pledge debt obligations;

(c)           subject to restrictions respecting financial assistance prescribed in the ABCA, give a guarantee on the Company’s behalf to secure performance of an obligation of any person; and

(d)           mortgage, hypothecate, pledge or otherwise create a security interest in all or any property, owned or subsequently acquired, to secure any obligation.

The Board of Directors may, by resolution, delegate to any person or persons designated by the Board any of the foregoing powers.

A person is qualified to be or stand for election as a director provided such person is at least 18 years of age, is not a bankrupt and is not mentally incapacitated pursuant to applicable Alberta mental health legislation or pursuant to an order of the Alberta courts. There is no provision in our Articles or By-Laws relating to the retirement or non-retirement of directors under an age limit requirement. There is also no requirement in our Articles or By-Laws for a director to hold our shares.

3.           We are authorized to issue an unlimited number of shares designated as Class A Common Shares, an unlimited number of shares designated as Class B Common Shares and an unlimited number of shares designated as Class A Preferred Shares. The Common Shares have attached to them the following rights, privileges, restrictions and conditions.

(a)           Except for meetings at which only holders of another specified class or series of our shares are entitled to vote separately as a class or series, each holder of a Class A Common Share and Class A Preferred Shares are entitled to receive notice of, to attend and to vote at all meetings of our stockholders.

(b)           Subject to the rights, privileges, restrictions and conditions attached to any other class of our shares, the holders of our Class A Common Shares and Class B Common Shares are entitled to receive dividends if, as and when declared by our directors, provided that such dividends are paid in proportion to the number of common shares held by each shareholder regarding each class of Common Shares.

(c)           Subject to the rights, privileges, restrictions and conditions attached to any other class of our shares, the holders of our Class A Common Shares and Class B Common Stock are entitled to share equally in our remaining property upon liquidation, dissolution or winding-up of our Company.

(d)           The Preferred Shares have attached to them the following rights, privileges, restrictions and conditions.

(e)           The Preferred Shares shall be entitled to rank ahead of the holders of Class A and Class B Common Shares as to dividends and such holders shall be entitled to a fixed, non-cumulative dividend at the rate of 7% per annum on the Redemption Amount (which shall be an amount determined by resolution of the Board of Directors prior to the issuance of any such Preferred Shares) per share payable yearly, provided that such Preferred Shares shall not be entitled to participate any further with respect to dividends except to the extent hereinbefore provided and further provided that no dividend shall be declared or paid if it would result in the realizable value of the assets of the Company, net of liabilities at such time, being less than the aggregate of the Redemption Amounts of all issued and outstanding Preferred Shares.

(f)           The Preferred Shares shall, with respect to the distribution of assets or return of capital in the event of liquidation, dissolution or winding-up of our Company, whether voluntary or involuntary, or any other return of capital or distribution of our assets among our stockholders for the purpose of winding up its affairs, be entitled to receive an amount equal to the Redemption Amount per share, together with any declared but unpaid dividends prior to any payment or distribution to any other class of shares of the Company, provided that such Preferred Shares shall not be entitled to participate any further with respect to such distributions except to the extent hereinbefore provided.

(g)           The Preferred Shares shall be subject to redemption at an amount equal to the Redemption Amount per share plus any declared but unpaid dividends, at anytime: (i) at the option of the directors of the Company, without the consent of the holders thereof, or (ii) at the option of the holder by tendering such Preferred Shares to the Company together with such request in writing.

4.           Under the ABCA, any substantive change to our Articles (including, but not limited to, change of any maximum number of shares that we are authorized to issue, creation of new classes of shares, add, change or remove any rights, privileges, restrictions and conditions in respect of all or any of its shares, whether issued or unissued, change the shares of any class or series, whether issued or unissued, into a different number of shares of the same class or series or into the same or a different number of shares of other classes or series) or other fundamental changes to our capital structure, including a proposed amalgamation or continuance out of the jurisdiction, requires shareholder approval by not less than 2/3 of the votes cast by stockholders voting in person or by proxy at a stockholders' meeting called for that purpose. In certain prescribed circumstances, holders of shares of a class or of a series are entitled to vote separately as a class or series on a proposal to amend the Articles whether or not shares of a class or series otherwise carry the right to vote. The holders of a series of shares of a class are entitled to vote separately as a series only if the series is affected by an amendment in a manner different from other shares of the same class.

 5.           Our By-Laws provide that the Board of Directors, the Chairman of the Board, the Managing Director Operations, or the Executive Director and/or President shall call an annual meeting of stockholders to be held at such time as the Board of Directors may from time to time determine.  Our By-Laws provide that the Board of Directors, the Chairman of the Board, the Managing Director Operations, or the Executive Director and/or President may at any time call a special meeting of stockholders.  Only the registered holders of shares, other than the Class B Common Shares, are entitled to receive notice of and vote at annual and special meetings of stockholders, except to the extent that:

(a)           if a record date is fixed, the person transfers ownership of any of the person's shares after the record date; or

(b)           if no record date is fixed, the person transfers ownership of any of the person's shares after the date on which the list of stockholders is prepared; and

(c)           the transferee of those shares:

(i)           produces properly endorsed share certificates; or
(ii)          otherwise establishes ownership of the shares; and
(iii)         demands, not later than ten (10) days before the meeting, that the transferee's name be included in the list before the meeting; in which case the transferee is entitled to vote the shares.

The ABCA also permits the holders of not less than 5% of the issued voting shares to give notice to the directors requiring them to call and hold a meeting.

The only persons entitled to be present at a meeting of stockholders are:

(a)           stockholders entitled to vote at the meeting;
(b)           Directors;
(c)           the auditor of NAMG; and
(d)           any others who, although not entitled to vote, are entitled or required under any provision of the ABCA, the Articles or the By-laws to be present at the meeting.

Any other person may be admitted only on the invitation of the Chairperson of the meeting or with the consent of the meeting.

6.           There are no restrictions in our Articles or By-Laws on the number of shares that may be held by non-residents other than restrictions set out in the Investment Canada Act (Canada).

7.           There are no specific provisions in our Articles or By-Laws that have the effect of delaying, deferring or preventing a change of control and that would operate only with respect to a merger, acquisition or corporate restructuring involving us (or any of our subsidiaries). Notwithstanding this, the Board of Directors, under the general powers conferred to it under our By-Laws, has the authority to approve and invoke a stockholders rights plan that will protect stockholders from unfair, abusive or coercive take-over strategies, including the acquisition or control by a bidder in a transaction or series of transactions that does not treat all stockholders equally or fairly or that does not afford all stockholders an equal opportunity to share in any premium paid upon an acquisition of control. We have not adopted such a plan.

8.              There are no provisions in our By-Laws regarding public disclosure of individual shareholdings.

9.              With respect to items 2 through 8 above, the law applicable to us in the Province of Alberta in these areas is not significantly different from that in the United States.

10.           Not applicable.

Limitation of Liability of Directors and Indemnification of Directors and Officers Alberta Corporate Law

Under the ABCA, we may indemnify any director, officer, employee, or corporate agent "who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation" due to his corporate role. The ABCA extends this protection "against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful."

Section 3.19 and Section 6 of our By-laws, as described above, provides for indemnification of its officers and directors to the fullest extent permitted by law.

Specifically, Section 3.19 of our By-laws provides for:

3.19 Conflict of Interest: A director or officer who is a party to, or who is a director or officer or has a material interest in any person who is a party to, a material contract or proposed material contract with the Corporation shall disclose the nature and extent of his interest at the time and in the manner provided by the Act. Any such contract or proposed contract shall be referred to the board or shareholders for approval even if such contract is one that in the ordinary course of the Corporation’s business would not require approval by the board or shareholders, and a director interested in a contract so referred to the board shall not vote on any resolution to approve the same except as provided by the ABCA.

Section 6 of our By-laws provides for:

6.01 Limitation of Liability: No director or officer shall be liable for the acts, receipts, neglects or defaults of any other director, officer or employee, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgment or oversight on his part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation thereto, unless the same are occasioned by his own willful neglect or default; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the ABCA and the regulations thereunder or from liability for any breach thereof.

6.02 Indemnity: Subject to the limitations contained in the ABCA, the Corporation shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Corporation’s request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation of such body corporate, if:

(a)           he acted honestly and in good faith with a view to the best interests of the Corporation; and

(b)           in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

The Corporation shall also indemnify such person in such other circumstances as the ABCA requires and, where not prohibited by the ABCA, where the Board of Directors authorize.

6.03 Insurance: Subject to the limitations contained in the ABCA, the Corporation may purchase and maintain insurance for the benefit of any directors or officers against any liability incurred by any of them in their capacity as a director or officer of the Corporation.

No indemnification agreements have been entered into with officers and directors of the Company as of the date of this prospectus.

Material Contracts

The only material contracts entered into or proposed to be entered into by the Company, or on its behalf, since incorporation, other than contracts in the ordinary course of business, are as follows:

1.	Colorado Claims Purchase Agreement;

2.	Asset Transfer Agreement;

3.	Ice Option Agreement and Re-Stated Ice Option Agreement; and

4.	Ruby Valley Exploration and Option Agreement, as amended.

5.	Consulting Agreements, each dated July 1, 2008, between the Company and Peter Leger, Zacharia Waxler, Yosi Lapid and Amihay Lapid.

6.	Professional Services Agreement dated December 4, 2007 between the Company and Peter Leger.

7.	Consulting Services Agreement, dated September 6, 2006, between the Company and Todd Montgomery, Brent Walter, Yakov Lapid and Yair Lapid.

Copies of these agreements have been filed with the SEC as exhibits to the Registration Statement.  The material terms of these contracts are set forth above under “General Development of the Business-Significant Acquisitions and Depositions.”

Exchange Controls

The taxation of any payment of dividends and other distributions from the Company to any non-resident stockholders is governed by tax treaties between Canada and nations of such stockholders. Such tax rates will depend on the various treaties. There are no governmental laws, decrees or regulations in Canada relating to restrictions on the export or import of capital, or affecting the remittance of interest, dividends or other payments to non-residents. Dividends paid to U.S. residents, however, are subject to a 15% withholding tax or a 5% withholding tax for dividends if the stockholder is a corporation owning at least 10% of the outstanding voting shares of the Company pursuant to Article X of the reciprocal tax treaty between Canada and the U.S.

Except as provided in the Investment Canada Act (the "ICA"), which has provisions that restrict the holding of voting shares by non-Canadians, there are no limitations specific to the rights of non-Canadians to hold or vote the Common Shares under the laws of Canada or the Province of Alberta, or in the charter documents of the Company. Management of the Company believes that the following summary fairly describes those provisions of the ICA pertinent to an investment in the Company by a person who is not a Canadian resident (a "non-Canadian").

The ICA requires a non-Canadian making an investment which would result in the acquisition of control of a Canadian business (i.e. the gross value of the assets of which exceed a certain monetary threshold) to identify, notify, or file an application for review with the Investment Review Division of Industry Canada ("IRD").

The notification procedure involves a brief statement of information about the investment on a prescribed form which is required to be filed with the IRD by the investor at any time up to 30 days following implementation of the investment. It is intended that investments requiring only notification will proceed without government intervention unless the investment is in a specific type of business activity related to Canada's cultural heritage and national identity.

If an investment is reviewable under the ICA, an application for review in the form prescribed is normally required to be filed with the IRD prior to the investment taking place and the investment may not be implemented until the review has been completed and the Minister of Industry Canada ("Minister") (the Minister responsible for Investment Canada) is satisfied that the investment is likely to be of net benefit to Canada. The Minister has up to 75 days to make this determination. If the Minister is not satisfied that the investment is likely to be of net benefit to Canada, the non-Canadian must not implement the investment or, if the investment has been implemented, may be required to divest himself of control of the business that is the subject of the investment.

The following investments by non-Canadians are subject to notification under the ICA:

1.              An investment to establish a new Canadian business; and

2.              An investment to acquire control of a Canadian business that is not reviewable pursuant to the Act.

The following investments by a non-Canadian are subject to review under the ICA:

1.           An investment is reviewable if there is an acquisition of a Canadian business and the asset value of the Canadian business being acquired equals or exceeds the following thresholds:

(a)           For non-World Trade Organization ("WTO") investors, the threshold is $5 million for a direct acquisition and $50 million for an indirect acquisition; the $5 million threshold will apply however for an indirect acquisition if the asset value of the Canadian business being acquired exceeds 50% of the asset value of the global transaction;

(b)           Except as specified in paragraph (c) below, a threshold is calculated annually for reviewable direct acquisitions by or from WTO investors. The threshold for 2004 is $227 million. Pursuant to Canada's international commitments, indirect acquisitions by or from WTO investors are not reviewable;

 (c)           The limits set out in paragraph (a) apply to all investors for acquisitions of a Canadian business that:

(i)            engages in the production of uranium and owns an interest in a producing uranium property in Canada;

(ii)           provides any financial service;

(iii)          provides any transportation services; or

(iv)          is a cultural business.

2.             Notwithstanding the above, any investment which is usually only notifiable, including the establishment of a new Canadian business, and which falls within a specific business activity, including the publication and distribution of books, magazines, newspapers, film or video recordings, audio or video music recordings, or music in print or machine-readable form may be reviewed if an Order-in-Council directing a review is made and a notice is sent to the Investor within 21 days following the receipt of a certified complete notification. Generally speaking, an acquisition is direct if it involves the acquisition of control of the Canadian business or of its direct or indirect Canadian parent and an acquisition is indirect if it involves the acquisition of control of a non-Canadian direct or indirect parent of an entity carrying on the Canadian business. No change of voting control will be deemed to have occurred if less than one-third of the voting control of a Canadian corporation is acquired by an investor.

A WTO investor, as defined in the ICA, includes an individual who is a national of a member country of the WTO or who has the right of permanent residence in relation to that WTO member, a government or government agency of a WTO investor-controlled corporation, a limited partnership, trust or joint venture that is neither WTO-investor controlled or Canadian controlled of which two-thirds of its board of directors, general partners or trustees, as the case may be, are any combination of Canadians and WTO investors.

The ICA exempts certain transactions from the notification and review provisions of ICA, including, among others, (a) an acquisition of voting shares if the acquisition were made in the ordinary course of that persons' business as a trader or dealer in securities; (b) an acquisition of control of the company in connection with the realization of a security interest granted for a loan or other financial assistance and not for any purpose related to the provisions of the ICA; (c) the acquisition of voting interests by any person in the ordinary course of a business carried on by that person that consists of providing, in Canada, venture capital on terms and conditions not inconsistent with such terms and conditions as may be fixed by the Minister; and (d) acquisition of control of the company by reason of an amalgamation, merger, consolidation or corporate reorganization, following which the ultimate direct or indirect control in fact of the company, through the ownership of voting interests, remains unchanged.

Canadian Federal Income Tax Consequences

The following is a summary of the material Canadian federal income tax consequences generally applicable to U.S. holders arising from the purchase, ownership and disposition of our Common Shares. In this summary, a "U.S. holder" means a person, who at all relevant times, for the purposes of the   Canada-United States Income Tax Convention, 1980 ,   as amended, (the "Convention') is a resident of the United States and who, for the purposes of the   Income Tax Act   (Canada) (The "Canadian Tax Act") (a) is not and never has been a resident of Canada, (b) holds the Common Shares as capital property and (c) does not use or hold and is not deemed to use or hold the Common Shares in the course of carrying on a business in Canada. Special rules, which are not discussed in this summary, may apply to a U.S. holder that is an insurer carrying on business in Canada and elsewhere. Common Shares will generally be capital property to a U.S. holder unless they are held in the course of carrying on a business of trading or dealing in securities or have been acquired in a transaction or transactions considered to be an adventure in the nature of trade. This summary is based on the current provisions of the Canadian Tax Act and the regulations thereunder, all specific proposals to amend the Canada Tax Act and the regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof, and counsel's understanding of the current administrative practices of the Canada Revenue Agency. This summary is not exhaustive of all possible Canada federal income tax consequences and, except as mentioned above, does not take into account or anticipate any changes in law, whether by legislative, administrative or judicial decision or action, nor does it take into account provincial, territorial or foreign income tax legislation or consequences, which may differ significantly from the Canadian federal income tax consequences discussed herein. Prospective U.S. holders should consult their own tax advisors with respect to the income tax consequences of investing in Common Shares based on the U.S. holder's particular circumstances. Expressed in Canadian dollars including proceeds of disposition and adjusted cost base. Amounts denominated in U.S. dollars generally must be converted into Canadian dollars based on the prevailing U.S. dollar exchange rate at the relevant time.

Disposition of Common Shares

A U.S. holder of our Common Shares which are not "Taxable Canadian property" (as defined in the Canadian Tax Act) will not be subject to tax under the Canadian Tax Act on the disposition of such shares. Generally, our Common Shares will not be taxable Canadian property to a U.S. holder at a particular time if

(a)           the Common Shares are listed on a prescribed stock exchange at the relevant time, and

(b)           during the 60 month period immediately preceding the disposition of the Common Shares, the U.S. holder, persons with whom the U.S. holder did not deal at arm's length, or the U.S. holder, together with such persons, did not own (i) 255 or more of the issued shares of any class or series of shares of our capital sock or (ii) options or warrants or other interests in or options in respect of 255 or more of the issued shares of any class or series of shares of our capital stock.

A capital gain realized on a disposition by a U.S. holder of a common share which is taxable Canadian property will be subject to tax under the Canadian Tax Act unless the capital gain is exempt from tax under the Canadian Tax Act pursuant to the provisions of the Convention. U.S. holders whose Common Shares are taxable Canadian property should consult their own tax advisors.

Dividends on Common Shares

Dividends paid or credited or deemed under the Canadian Tax Act to be paid or credited to a U.S. holder on our Common Shares will generally be subject to Canadian withholding tax at the rate of fifteen (15%) percent. This rate is reduced to five (5%) percent in the case of a U.S. holder that is a corporation that owns at least ten (10%) percent of our voting stock.

United States Federal Income Tax Consequences

Subject to the limitations described herein, the following is a discussion of the material U.S. federal income tax consequences of the purchase, ownership and disposition of our Common Shares to a U.S. holder. A U.S. holder is a beneficial owner of our Common Shares who is:

· an individual who is a citizen or resident of the United States for U.S. federal income tax purposes;

· a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States or any political subdivision thereof or the District of Columbia;

· an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

· a trust (i) if a U.S. court is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (ii) that has in effect a valid election under applicable U.S. Treasury Regulations to be treated as a U.S. person.

A non-U.S. holder is a beneficial owner of our Common Shares that is not a U.S. holder. Unless otherwise specifically indicated, this discussion does not consider the U.S. federal income tax consequences to a person that is a non-U.S. holder of our Common Shares and considers only U.S. holders that will own the Common Shares as capital assets (generally for investment).

If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds our Common Shares, the tax treatment of the partnership and a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. Such a partner or partnership should consult its tax advisor as to its tax consequences.

This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), current and proposed Treasury Regulations promulgated under the Code and administrative and judicial interpretations of the Code, all as currently in effect and all of which are subject to change, possibly with retroactive effect. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to any particular U.S. holder based on the U.S. holder’s particular circumstances. In particular, this discussion does not address the U.S. federal income tax consequences to U.S. holders who are broker-dealers or who own, directly, indirectly or constructively, 10% or more (by voting power) of our company, real estate investment trusts, regulated investment companies, grantor trusts, U.S. holders holding the Common Shares as part of a hedging, straddle or conversion transaction, U.S. holders whose functional currency is not the U.S. dollar, insurance companies, tax-exempt organizations, financial institutions, persons that receive Common Shares as compensation for the performance of services, certain former citizens or long-term residents of the United States and persons subject to the alternative minimum tax, who may be subject to special rules not discussed below. Additionally, this discussion does not address the possible application of U.S. federal estate or gift taxes or any aspect of state, local or non-U.S. tax laws.

Each holder of our Common Shares is advised to consult his or her tax advisor with respect to the specific U.S. federal, state, local and foreign income tax consequences to him or her of purchasing, holding or disposing of our Common Shares.

U.S. Holders of Common Shares

Taxation of distributions on Common Shares

Subject to the discussion below under “Tax consequences if we are a passive foreign investment company,” a distribution paid by us with respect to our Common Shares, including the amount of any non-US taxes withheld, to a U.S. holder will be treated as dividend income to the extent that the distribution does not exceed our current and accumulated earnings and profits, as determined for U.S. federal income tax purposes. Dividends that are received with respect to Common Shares by U.S. holders that are individuals, estates or trusts generally will be taxed at the rate applicable to long-term capital gains (currently a maximum rate of 15% for the taxable years beginning on or before December 31, 2010), provided that such dividends meet the requirements of “qualified dividend income.” Dividends that fail to meet such requirements, and dividends received by corporate U.S. holders, are taxed at ordinary income rates. No dividend received by a U.S. holder will be a qualified dividend (1) if the U.S. holder held the Common Share with respect to which the dividend was paid for less than 61 days during the 121-day period beginning on the date that is 60 days before the ex-dividend date with respect to such dividend, excluding for this purpose, under the rules of Code section 246(c), any period during which the U.S. holder has an option to sell, is under a contractual obligation to sell, has made and not closed a short sale of, is the grantor of a deep-in-the-money or otherwise nonqualified option to buy, or has otherwise diminished its risk of loss by holding other positions with respect to, such Common Share (or substantially identical securities); or (2) to the extent that the U.S. holder is under an obligation (pursuant to a short sale or otherwise) to make related payments with respect to positions in property substantially similar or related to the Common Share with respect to which the dividend is paid. If we were to be a “passive foreign investment company” (as such term is defined in the Code) for any taxable year, dividends paid on our Common Shares in such year or in the following taxable year would not be qualified dividends. In addition, a non-corporate U.S. holder will be able to take a qualified dividend into account in determining its deductible investment interest (which is generally limited to its net investment income) only if it elects to do so; in such case the dividend will be taxed at ordinary income rates.

The amount of any distribution which exceeds the amount treated as a dividend will be treated first as a non-taxable return of capital, reducing the U.S. holder’s tax basis in its Common Shares to the extent thereof, and then as capital gain from the deemed disposition of the Common Shares. Corporate holders will not be allowed a deduction for dividends received in respect of the Common Shares.

Dividends paid by us in Canadian Dollars will be included in the gross income of U.S. holders at the dollar amount of the dividend (including any non-U.S. taxes withheld therefrom), based upon the spot rate of exchange in effect on the date the distribution is included in income. U.S. holders will have a tax basis in the Canadian Dollars for U.S. federal income tax purposes equal to that dollar value. Any subsequent gain or loss in respect of the Canadian Dollars arising from exchange rate fluctuations will generally be taxable as U.S. source ordinary income or loss.

Subject to the limitations set forth in the Code and the Treasury Regulations thereunder, U.S. holders may elect to claim as a foreign tax credit against their U.S. federal income tax liability the non-U.S. income tax withheld from dividends received in respect of the Common Shares. The limitations on claiming a foreign tax credit include, among others, computation rules under which foreign tax credits allowable with respect to specific classes of income cannot exceed the U.S. federal income taxes otherwise payable with respect to each such class of income. In this regard, dividends paid by us generally will be foreign source “passive income” for U.S. foreign tax credit purposes. U.S. holders that do not elect to claim a foreign tax credit may instead claim a deduction for the non-U.S. income tax withheld if they itemize deductions. The rules relating to foreign tax credits are complex, and you should consult your tax advisor to determine whether and to what extent you would be entitled to this credit. A U.S. holder will be denied a foreign tax credit for non-U.S. income taxes withheld from a dividend received on the Common Shares (i) if the U.S. holder has not held the Common Shares for at least 16 days of the 31-day period beginning on the date which is 15 days before the ex-dividend date with respect to such dividend or (ii) to the extent the U.S. holder is under an obligation to make related payments with respect to positions in substantially similar or related property. Any days during which a U.S. holder has substantially diminished its risk of loss on the Common Shares are not counted toward meeting the required 16-day holding period. Distributions of current or accumulated earnings and profits generally will be foreign source passive income for U.S. foreign tax credit purposes.

Taxation of the disposition of Common Shares

Subject to the discussion below under “Tax consequences if we are a passive foreign investment company,” upon the sale, exchange or other disposition of our Common Shares, a U.S. holder will recognize capital gain or loss in an amount equal to the difference between the amount realized on the disposition and the U.S. holder’s tax basis in the Common Shares. The gain or loss recognized on the disposition of the Common Shares will be long-term capital gain or loss if the U.S. holder held the Common Shares for more than one year at the time of the disposition (long-term capital gains are currently taxable at a maximum rate of 15% for taxable years beginning on or before December 31, 2010). Capital gain from the sale, exchange or other disposition of Common Shares held for one year or less is short-term capital gain. Gain or loss recognized by a U.S. holder on a sale, exchange or other disposition of Common Shares generally will be treated as U.S. source income or loss for U.S. foreign tax credit purposes.

A U.S. holder that uses the cash method of accounting calculates the dollar value of the proceeds received on the sale as of the date that the sale settles. However, a U.S. holder that uses the accrual method of accounting is required to calculate the value of the proceeds of the sale as of the trade date and may therefore realize foreign currency gain or loss. A U.S. holder may avoid realizing foreign currency gain or loss by electing to use the settlement date to determine the proceeds of sale for purposes of calculating the foreign currency gain or loss. In addition, a U.S. holder that receives foreign currency upon disposition of Common Shares and converts the foreign currency into dollars after the settlement date or trade date (whichever date the U.S. holder is required to use to calculate the value of the proceeds of sale) will have foreign exchange gain or loss based on any appreciation or depreciation in the value of the foreign currency against the dollar, which will generally be U.S. source ordinary income of loss.

Tax consequences if we are a passive foreign investment company

We will be a passive foreign investment company, or PFIC, for a taxable year if either (1) 75% or more of our gross income in a taxable year is passive income or (2) 50% or more of the value, determined on the basis of a quarterly average, of our assets in the taxable year produce, or are held for the production of, passive income. If we own (directly or indirectly) at least 25% by value of the stock of another corporation, we will be treated for purposes of the foregoing tests as owning our proportionate share of the other corporation’s assets and as directly earning our proportionate share of the other corporation’s income. Passive income for this purpose generally includes dividends, interest, royalties, rents and gains from commodities and securities transactions.

The Company has not made the analysis necessary to determine whether or not it is currently a PFIC or whether it has ever been a PFIC.  There can be no assurance that the Company is not, has never been or will not in the future be a PFIC. If the Company were to be treated as a PFIC, any gain recognized by a U.S. shareholder upon the sale (or certain other dispositions) of our Common Shares (or the receipt of certain distributions) generally would be treated as ordinary income, and a U.S. shareholder may be required, in certain circumstances, to pay an interest charge together with tax calculated at maximum rates on certain “excess distributions,” including any gain on the sale or certain dispositions of Common Shares. In order to avoid this tax consequence, a U.S. shareholder (i) may be permitted to make a “qualified electing fund” election, in which case, in lieu of such treatment, such holder would be required to include in its taxable income certain undistributed amounts of the Company’s income or (ii) may elect to mark-to-market the Common Shares and recognize ordinary income (or possible ordinary loss) each year with respect to such investment and on the sale or other disposition of the Common Shares. Additionally, if the Company is deemed to be a PFIC, a U.S. shareholder who acquires ordinary shares in the Company from a decedent will be denied the normally available step-up in tax basis to fair market value for the Common Shares at the date of the death and instead will have a tax basis equal to the decedent's tax basis if lower than fair market value. Neither the Company nor its advisors have the duty to or will undertake to inform U.S. shareholders of changes in circumstances that would cause the Company to become a PFIC. The Company does not currently intend to take the action necessary for a U.S. shareholder to make a “qualified electing fund” election in the event the Company is determined to be a PFIC. U.S. shareholders should consult their own tax advisors concerning the status of the Company as a PFIC at any point in time after the date of this prospectus.

Information reporting and backup withholding

A U.S. holder generally is subject to information reporting and may be subject to backup withholding at a rate of 28% with respect to dividend payments made with respect to, and proceeds from the disposition of, the Common Shares. Backup withholding will not apply with respect to payments made to exempt recipients, including corporations, or if a U.S. holder provides a correct taxpayer identification number, certifies that such holder is not subject to backup withholding or otherwise establishes an exemption. Backup withholding is not an additional tax. It may be claimed as a credit against the U.S. federal income tax liability of a U.S. holder or the U.S. holder may be eligible for a refund of any excess amounts withheld under the backup withholding rules provided, in either case, that the required information is furnished to the Internal Revenue Service.

Non-U.S. Holders of Ordinary Shares

Except as provided below, a non-U.S. holder of ordinary shares will not be subject to U.S. federal income or withholding, in the case of U.S. Federal income taxes, tax on the receipt of dividends on, and the proceeds from the disposition of, a Common Share, unless that item is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States and, in the case of a resident of a country which has an income tax treaty with the United States, that item is attributable to a permanent establishment in the United States or, in the case of an individual, a fixed place of business in the United States. In addition, gain recognized by an individual non-U.S. holder on the disposition of the Common Shares will be subject to tax in the United States if such non-U.S. holder is present in the United States for 183 days or more in the taxable year of the sale and other conditions are met.

Non-U.S. holders are generally not subject to information reporting or backup withholding with respect to the payment of dividends on, or proceeds from the disposition of, Common Shares, provided that the non-U.S. holder provides its taxpayer identification number, certifies to its foreign status or otherwise establishes an exemption.

A.            Dividends and Paying Agents

All holders of Common Shares are entitled to participate proportionally in dividends if our Board of Directors declares them out of the funds legally available and subordinate to the rights of the holders of loan or other financing documents. These dividends may be paid in cash, property or additional Common Shares. We have not paid any dividends since our inception and presently anticipate that all earnings will be retained for development of our business. Any future dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors. Therefore, there can be no assurance that any dividends on the Common Shares will be paid in the future.

B.            Statement by Experts

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Shares was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

C.            Documents on Display

We have filed with the SEC under the Securities Act of 1933 a registration statement on Form F-1 with respect to the shares being offered in this offering. This prospectus does not contain all of the information set forth in the registration statement, certain items of which are omitted in accordance with the rules and regulations of the SEC. The omitted information may be inspected and copied at the Public Reference Room maintained by the SEC at Room 1580, 100 F Street N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the SEC at 1-800SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at  http://www.sec.gov . Copies of such material can be obtained from the public reference section of the SEC at prescribed rates. Statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are not necessarily complete and in each instance reference is made to the copy of the document filed as an exhibit to the registration statement, each statement made in this prospectus relating to such documents being qualified in all respect by such reference.

For further information with respect to us and the securities being offered hereby, reference is hereby made to the registration statement, including the exhibits thereto and the financial statements, notes, and schedules filed as a part thereof.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Interest Rate Sensitivity

Our debt instrument carries a fixed interest rate; therefore, we are not sensitive to any fluctuation in the interest rates.

Exchange Rate Sensitivity.

The Company does not expect to be affected much by exchange rate sensitivity since our operations are primarily in the U.S. and therefore the majority of our transactions will be conducted in U.S. dollars currency, with very little activity with other currencies. The Company records fluctuations in carrying values of liabilities in US Dollars converted to Canadian Dollars at the prevailing exchange rates at the reporting period. Any difference between reporting periods is recorded in the Company’s financial statements and notes thereto.
Commodity Price Sensitivity

At this time we do not produce any minerals or commodities, therefore we are not sensitive to any fluctuation in pricing.

However, we may find it more difficult to raise further exploration funds.

DESCRIPTION OF SECURITIES OTHER THAN EQUITY SECURITIES.

Not applicable.

MATERIAL CHANGES

Not Applicable.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Not Applicable.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our By-laws provide to the fullest extent permitted by the Business Corporations Act (Alberta), our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a stockholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the forgoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

EXPERTS

The consolidated financial statements of North American Minerals Group Inc. (an exploration stage company) as of, and for the years ended December 31, 2008 and December 31, 2007, and for the period from February 17, 2006 (inception) to December 31, 2008, included in this Prospectus have been audited by Deloitte & Touche LLP, independent registered chartered accountants, as stated in their report appearing herein (which audit report expresses an unqualified opinion, but includes explanatory paragraphs concerning the Company’s ability to continue as a going concern and the restatement to reflect changes resulting from a correction of the treatment of exploration costs), and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Any technical information regarding the Properties, as defined and described in this prospectus, or incorporated by reference herein, is included in reliance on the Technical Report on the Northern Colorado Diamond Project, Larimer County, Colorado, U.S.A. dated January 29, 2009 and prepared by H.G. Coopersmith, P.Geo, independent consultant. This information is included in this prospectus in reliance upon the authority of Mr. Coopersmith, as an expert in these matters.

WHERE YOU CAN FIND MORE INFORMATION

Foreign Private Issuer: We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, as applicable to foreign private issuers. Accordingly, we have filed a registration statement on Form F-1 under the Securities Act of 1933, as amended, relating to the shares of Common Shares being offered by this prospectus and reference is made to such registration statement. This prospectus constitutes the prospectus of North American Minerals Group, Inc. filed as part of the registration statement, and it does not contain all information in the registration statement as certain portions have been omitted in accordance with the rules and regulations of the SEC. For further information about us and the Common Shares offered by this prospectus, please refer to these registration statements. In addition, wherever we refer to a contract or other document of ours in this prospectus, the reference is not necessarily complete and you should refer to the exhibits and schedules that are a part of this registration statement for a copy of the contract or other document. The registration statement and exhibits can be inspected and copied at public reference facilities of the SEC at the Office of Investor Education and Assistance, 100 F. Street N.E., Washington, D.C., 20549. A written request for copies of such material can be obtained from the SEC Office of Investor Education and Assistance, at prescribed rates, either by facsimile to (202) 772-9295 or by e-mail to  PublicInfo@sec.gov . Because we file documents electronically with the SEC, you may also obtain this information by calling the SEC at 1-800-SEC-0330. These filings are also available at the website maintained by the SEC at  http://www.sec.gov.

As a "foreign private issuer", we are exempt from the rules under the Securities Exchange Act of 1934, as amended, prescribing certain disclosure and procedural requirements for proxy solicitations. Also, our officers, directors and principal stockholders are exempt from the reporting and "short-swing" profit recovery provisions contained in Section 16 of the Securities Exchange Act of 1934, as amended, and the rules thereunder, with respect to their purchases and sales of securities. In addition, we are not required under the Securities Exchange Act of 1934, as amended, to file periodic reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Securities Exchange Act of 1934, as amended.

After the offering, we will be subject to the information requirements of the SEC, as amended, applicable to foreign private issuers and will file annual reports on Form 20-F within six (6) months of our Fiscal year-end and other reports and information on Form 6-K with the SEC. You can read and copy these reports and other information at the SEC's Public Reference Room or access them through its website.

North American Minerals Group Inc.
December 31, 2008 and 2007

North American Minerals Group Inc.

(An Exploration Stage Company)

Consolidated Financial Statements

December 31, 2008 and 2007

North American Minerals Group Inc.
December 31, 2008 and 2007

Table of Contents

North American Minerals Group Inc.
(An Exploration Stage Company)

Deloitte & Touche LLP
5140 Yonge Street
Suite 1700
Toronto ON M2N 6L7
Canada
Report of Independent Registered Chartered Accountants
Tel: 416-601-6150
Fax: 416-601-6151
www.deloitte.ca

To the Board of Directors and Shareholders of North American Minerals Group Inc.

We have audited the accompanying consolidated balance sheets of North American Minerals Group Inc. and subsidiary (an Exploration Stage Company) (the “Company”) as of December 31, 2008 and 2007 and the related consolidated statements of operations, comprehensive loss and deficit, and cash flows for the years then ended and for the period from February 17, 2006 (inception) to December 31, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2008 and 2007 and the results of its operations and its cash flows for the years then ended and for the period from February 17, 2006 (inception) to December 31, 2008, in accordance with Canadian generally accepted accounting principles.

As described more fully in Note 14, the consolidated financial statements as of and for the year ended December 31, 2007 and for the period from February 17, 2006 (inception) to December 31, 2007 have been restated to reflect changes resulting from a correction of the treatment of exploration costs incurred during the year ended December 31, 2007, and for the period from February 17, 2006 (inception) to December 31, 2007.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company's recurring losses from operations and accumulated deficit raise substantial doubt about its ability to continue as a going concern.  Management's plans concerning these matters are also discussed in Note 2 to the financial statements.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP,

Independent Registered Chartered Accountants
Licensed Public Accountants
Toronto, Canada
July 8, 2009

North American Minerals Group Inc.
(An Exploration Stage Company)

CONSOLIDATED BALANCE SHEETS
(Expressed in Canadian dollars)

As at	December 31,	December 31,
	2008	2007

Current Assets
Cash	$-	$259,184
Short-term investments (Note 5)	19,000	18,094
	19,000	277,278

Mining property and equipment (Note 7)	2,381,900	2,378,437

Total Assets	$2,400,900	$2,655,715

Current Liabilities

Accounts payable and accrued liabilities	$584,040	$291,749
Due to related parties (Note 12)	468,876	202,609

Total Liabilities	1,052,916	494,358

Shareholders’ Equity
Class A Common Shares (Note 8) No par value per share, unlimited authorized shares for Class A and Class B at December 31, 2008 and December 31, 2007; issued and outstanding: 25,688,663 at December 31, 2008 and 24,570,752 at December 31, 2007	4,067,780	3,837,151
Common Shares Options	31,200	-

Deficit	(2,750,996)	(1,675,794)

Total Shareholders’ Equity	$1,347,984	2,161,357

Total Liabilities and Shareholders’ Equity	$2,400,900	$2,655,715

Commitments and Contingencies – Note 13

Approved by the Board:

“/s/ Zacharia Waxler”	Director

”/s/ Peter Leger”	Director

The accompanying notes are an integral part of these consolidated financial statements

North American Minerals Group Inc.
(An Exploration Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS, COMPREHENSIVE LOSS AND DEFICIT
(Expressed in Canadian dollars, except share amounts)

For the year ended	Year Ended December 31, 2008	Year Ended December 31, 2007	Cumulative from the date of Inception (February 17, 2006) to December 31, 2008
Revenue	$-	$-	$-
Expenses
General & administration	242,367	199,006	553,562
Consulting fees	382,764	685,710	1,425,427
Project development	129,557	56,815	186,372
Professional fees	270,617	111,256	535,303
Loss on foreign exchange	50,803	435	51,238
Total Expenses	1,076,108	1,053,222	2,751,902
Interest Income	906	-	906
Total net loss	(1,075,202)	(1,053,222)	(2,750,996)

Total Operating & Comprehensive Loss	(1,075,202)	(1,053,222)	(2,750,996)

Deficit beginning of period	(1,675,794)	(622,572)	-

Deficit end of period	$(2,750,996)	$(1,675,794)	(2,750,996)

Basic and diluted loss per share	$(0.04)	$(0.05)	$(0.16)

Weighted average number of shares outstanding	24,795,866	20,871,377	17,468,383

The accompanying notes are an integral part of these consolidated financial statements

North American Minerals Group Inc.
(An Exploration Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Expressed in Canadian dollars)

For the year ended	Year Ended December 31, 2008	Year Ended December 31, 2007	Cumulative from the date of Inception (February 17, 2006) to December 31, 2008
OPERATING ACTIVITIES

Net loss for the period	(1,075,202)	(1,053,222)	(2,750,996)
Consulting fees paid by issuance of stock	50,000	300,000	500,000
Professional fees paid by issuance of stock options	31,200	-	31,200
Changes in non-cash operating assets and liabilities			-
Prepaid expenses	-	1,510	-
Increase in amount due to related party	266,266	-	266,266
Accounts payable and accrued liabilities	241,682	357,540	736,040

Cash flows used in operating activities	(486,054)	(394,172)	(1,217,490)
INVESTING ACTIVITIES
Increase in short-term investments	(906)	(10,000)	(19,000)
Acquisition of property and equipment	(3,463)	(199,448)	(251,900)

Cash flows used in investing activities	(4,369)	(209,448)	(270,900)
FINANCING ACTIVITIES
Issuance of common shares, net of share issue expenses	180,629	861,350	861,350

Cash flows from financing activities	180,629	861,350	1,437,780
			-
Net change in cash for the period	(309,794)	257,730	(50,610)
Cash, beginning of period	259,184	1,454	-
Currency translation effect on cash	50,610	-	50,610
Cash, end of period	-	259,184	-
Interest paid	$-	$-	$-
Income taxes paid	$-	$-	$-
Income taxes received	$-	$-	$-

The accompanying notes are an integral part of these consolidated financial statements

North American Minerals Group Inc.
(An Exploration Stage Company)

Notes to Consolidated Financial Statements
December 31, 2008

1. Nature of Operations

The consolidated financial statements are reported in Canadian dollars. North American Minerals Group Inc. (the “Company”) is an early stage diamond exploration company focusing on kimberlite-hosted diamond resources in the western United States, with special emphasis on Colorado. The Company’s material properties are George Creek, Pearl Creek, Sand Creek and Chicken Park, collectively referred to as the Colorado Diamond Project properties.

2. Going concern

These consolidated financial statements have been prepared on the basis of Canadian generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and the payment of liabilities in the ordinary course of business. During the twelve months ended December 31, 2008, the Company incurred a net loss totaling $1,075,202 compared to $1,053,222 during the same period in 2007. The accumulated deficit as at December 31, 2008 was $2,750,996 compared to $1,675,794 as at December 31, 2007.

We have financed our operations since inception primarily through equity and debt financing. We have recently entered into a number of financing transactions and are continuing to seek other financing initiatives. We will need to raise additional capital to meet our working capital needs and to continue our exploration processes. Such capital is expected to come from the sale of securities and debt financing. No assurances can be given that such financing will be available in sufficient amounts or at all. Continuation of our operations in 2009 is dependent upon obtaining such further financing. These conditions raise substantial doubt about our ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

3. Significant Accounting Policies

The consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles. Note 14 describes the significant differences of measurement between Canadian GAAP and U.S. GAAP as it relates to the company. The significant accounting policies, which have been consistently applied, are summarized as follows:

Basis of consolidation

The Company has consolidated the assets, liabilities, and expenses of the Company and its wholly-owned subsidiary, American Mining Corp. (“American Mining”).  All intercompany balances and transactions have been eliminated upon consolidation.

Short-Term Investments

Short-term investments consist of cash invested in guaranteed investment certificates with maturities of up to one year at the time of acquisition. These investments are liquid and can be converted to cash at any time. The balance is carried at fair value, which includes interest earned on the investments.

Mining Property and equipment

Property and equipment are recorded at cost. At present, the Company does not own any mining equipment and has no furniture. At such time when the Company acquires mining equipment and furniture, the mining equipment and furniture will be recorded at cost less accumulated amortization. Amortization of future mining equipment used directly in the mining and production of diamonds will be included in operating costs. Future amortization will be provided for using the declining balance method by the following rates, not to exceed the mine’s estimated life:

North American Minerals Group Inc.
(An Exploration Stage Company)

Notes to Consolidated Financial Statements, Continued

December 31, 2008

3. Significant Accounting Policies, Continued

Furniture and equipment 20%

Mining equipment 10%

Mineral properties and deferred exploration expenditures

Mineral exploration costs such as topographical, geochemical and geophysical studies are capitalized and carried at cost until the properties to which they relate are placed into production, sold or where management has determined there to be a permanent impairment in value.

Mineral Interests

The Company is engaged in the exploration of mineral resource properties and records its investment in mineral property interests at the lower of acquisition and capitalized mineral exploration expenditures or estimated recoverable value.  Where specific exploration programs are planned and budgeted by management, mineral exploration costs are capitalized until the properties are placed into commercial production, sold, abandoned or determined by management to be impaired in value.  Costs incurred for acquisition, including where applicable, lease and option payments made on properties that are held under lease and option agreements, are capitalized until such time as the related interest is placed into production, sold, abandoned, or management has determined that impairment in value has occurred.  “Mineral Property Acquisition Costs” include the following: third party acquisition costs, property option payments and third party staking costs.

Management evaluates each mineral interest on a reporting period basis or as events and circumstances warrant and makes a determination based on exploration activity and results, estimated future cash flows and availability of funding as to whether costs are capitalized or impaired.  Mineral property interests, where future cash flows are not reasonably determinable, are evaluated for impairment based on management’s intentions and the determination of the extent to which future exploration programs are warranted and likely to be funded.

Capitalized expenditures as reported on the balance sheet represent acquisition and capitalized mineral exploration expenditures incurred to date or estimated recoverable value if lower than cost.  The carrying values of Mineral Interests are not reflective of current or future values of the interests.  Recovery of carrying value is dependent upon future commercial success or proceeds from disposition of the mineral interests.

Upon the establishment of commercial production, carrying values of deferred acquisition and exploration expenditures will be amortized over the estimated life of the mine on the units of production method.

North American Minerals Group Inc.
(An Exploration Stage Company)

Notes to Consolidated Financial Statements, Continued

December 31, 2008

3. Significant Accounting Policies, Continued

Impairment of long-lived assets

Long-lived assets are tested for recoverability whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. An impairment loss is recognized when their carrying value exceeds the total undiscounted cash flows expected from their use and eventual disposition. The amount of the impairment loss is determined as the excess of the carrying value of the asset over its fair value.

Income taxes

The Company follows the tax liability method of accounting for income taxes. Under this method, future tax assets and liabilities are determined based on differences between the carrying value and the tax basis of assets and liabilities, and measured using the substantively enacted tax rates and laws expected to be in effect when the differences are expected to reverse. The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the year in which the change is substantively enacted.

Site reclamation obligations

Estimated long-term asset retirement obligations, comprising pollution control, rehabilitation and mine closure, are based on the Company's environmental management plans in compliance with current technological, environmental and regulatory requirements. The net present values of expected rehabilitation cost estimates are recognized and provided for in full in the financial statements. The estimates are reviewed annually and are discounted using rates that reflect inflation and the time value of money. The discount rate used is based on a pre-tax credit adjusted risk-free rate that is adjusted to reflect the current market assessments of the time value of money and the risks specific to the obligation. Annual changes in the provision consist of finance costs relating to the change in the present value of the provision and inflationary increases in the provision estimate, as well as changes in estimates. The present value of environmental disturbances created as well as changes to estimates is expensed under exploration expenses against an increase in the rehabilitation provision. Rehabilitation costs incurred that are included in the estimates are charged to the provision. The cost of ongoing current programs to prevent and control pollution is charged against income as incurred.  As the Company is currently in the exploration stage, there have been no charges incurred to date for site reclamation obligations.

Integrated foreign operations

The accounts of the Company’s wholly-owned subsidiary, which is considered to be an integrated foreign operation, are translated from its local currency into Canadian dollars using the temporal method. Under this method, monetary balances denominated in a currency other than a functional currency are translated into the functional currency using exchange rates at the balance sheet dates. Gains and losses arising from this translation are included in Loss on foreign exchange in the Consolidated Statement of Operations, Comprehensive Loss and Deficit. Revenues and expenses, except for expenses related to non-monetary assets which are not historical, are translated into Canadian dollars at average rates for the year.

The Company translates monetary assets and liabilities that are denominated in foreign currencies at the rate of exchange in effect at the balance sheet date and non-monetary assets and liabilities at historical exchange rates. Revenues and expenses are translated at average rates in the month except for depreciation and amortization, which are translated using the same rates as the related assets. Foreign exchange gains and losses on monetary items are recorded on the Consolidated Statement of Operations, Comprehensive Loss and Deficit as they occur.

North American Minerals Group Inc.
(An Exploration Stage Company)

Notes to Consolidated Financial Statements, Continued

December 31, 2008

3. Significant Accounting Policies, Continued

Loss per share

Net loss per share, basic and diluted, is computed on the basis of the net loss for the period divided by the weighted average number of shares of common shares outstanding during the period. Diluted net loss per share is based upon the weighted average number of shares of common shares and of common shares equivalents outstanding when dilutive. Common shares equivalents include the outstanding stock options and warrants which are included under the treasury stock method when dilutive.

Stock-based compensation

The Company adopted the recommendations of The Canadian Institute of Chartered Accountants (“CICA”) handbook Section 3870, Stock-Based Compensation and Other Stock-Based Payments. These standards require that direct awards of stock or liabilities incurred, or other compensation arrangements that are based on the price of common stock, be measured at fair value at each reporting date, with the change in fair value reported in the Statement of Operations.

The Company uses the fair value for each stock option granted and this value will be estimated at the date of the grant using the Black-Scholes option pricing model.  These fair values are recognized in earnings over the estimated service (vesting) period with a corresponding increase to Contributed Surplus.  As the options are exercised, the consideration paid, together with amount previously recognized in Contributed Surplus, is recorded as an increase to Share Capital.

Use of estimates

The preparation of consolidated financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  On an ongoing basis, the Company evaluates its estimates, including those related to account payable and accrued liabilities, income taxes, stock-based compensation and impairment of property and equipment. Actual results could differ from those estimates.

Changes in Accounting Policies

Effective January 1, 2007, the Company adopted retroactively without restatement the following new Canadian Institute of Chartered Accountants (“CICA”) Handbook Sections:

Section 1530 – Comprehensive Income establishes standards for a statement of comprehensive income and its components – net income and other comprehensive income (“OCI”).

Comprehensive income is defined as the change in equity for a period, excluding changes resulting from transactions with owners. Other comprehensive income represents gains and losses recognized in a given period, but excluded from net income until a later date. As a result of adopting this standard, a Statement of Comprehensive Loss is included in the Company’s consolidated financial statements, while cumulative changes in OCI – accumulated other  comprehensive income (“AOCI”), when applicable, are presented as a separate category under Shareholders’ Equity in the Balance Sheet.

North American Minerals Group Inc.
(An Exploration Stage Company)

Notes to Financial Statements, Continued

December 31, 2008

3. Significant Accounting Policies, Continued

Section 3855 – Financial Instruments – Recognition and Measurement prescribes the timing of recognition on the balance sheet and the value of financial instruments. All financial instruments are initially measured at fair value and the classification of financial instruments into one of five categories determines the basis of measurement in subsequent periods and the recognition of gains and losses. Held for trading financial assets and liabilities and available for sale financial assets are measured at fair value in subsequent periods, while loans and receivables, held to maturity investments and other financial liabilities are measured at amortized cost using the effective interest method in subsequent periods. Gains and losses on held to maturity investments, loans and receivables and other financial liabilities are recognized in net income when the asset/liability is derecognized, while impairment write-downs and foreign currency translation adjustments are recognized immediately in net income. Gains and losses on held for trading assets are recognized immediately in net income. Gains and losses on available for sale financial assets are recognized in other comprehensive income until the financial instrument is derecognized, while impairment write-downs are recognized immediately in net income.

As such, any of the Company’s outstanding financial assets and liabilities at the effective date of adoption are recognized and measured in accordance with the new requirements as if these requirements had always been in effect. Any changes to the fair values of assets and liabilities prior to January 1, 2007 are recognized by adjusting opening accumulated deficit or opening accumulated other comprehensive income (loss).

Commencing January 1, 2007, as a result of the adoption of these new standards, the Company has classified: cash as held for trading assets, which are measured at fair value; short term investments as held to maturity which are measured at fair value; and accounts payable and accrued liabilities as other liabilities, which are measured at amortized cost.

Section 3865 - Hedges – expands the guidelines outlined in Accounting Guideline 13 (“AcG-13”), Hedging Relationships. This Section describes when and how hedge accounting can be applied, as well as disclosure requirements. Hedge accounting enables the recording of gains, losses, revenue and expenses from the derivative financial instruments in the same period as for those related to the hedged item. The Company did not designate any of its financial instruments for accounting purposes as hedges.

Section 3861 – Financial instruments – Disclosure and Presentation – establishes standards for presentation of financial instruments and non-financial derivatives, and identifies the information that should be disclosed about them.

Section 3251 – Equity – establishes standards for the presentation of equity and changes in equity during the reporting period.

The adoption of these new standards had no material impact on the Company’s operations, financial position, and cash flows as at January 1, 2007.

North American Minerals Group Inc.
(An Exploration Stage Company)

Notes to Financial Consolidated Statements, Continued

December 31, 2008

3. Significant Accounting Policies, Continued

New Accounting Pronouncements

Section 1400, General Standards of Financial Statement Presentation

On January 1, 2008, the company adopted Section 1400, General Standards of Financial Statement Presentation. This Section has been amended to include requirements to assess and disclose an entity's ability to continue as a going concern (going concern assumption). The adoption of this Section is reflected in the Company’s going concern assessment as per Note 2.

Section 1535, Capital Disclosures

On January 1, 2008, the Company adopted Section 1535, Capital Disclosures. This Section establishes standards for disclosing information about an entity's capital. The information will enable users of its financial statements to evaluate its objectives, policies and processes for managing capital. An entity will also disclose whether it complies with capital requirements to which it is subject and the consequences of non-compliance. The required disclosures are contained in note 9.

Section 3862, Financial Instruments - Disclosures and Section 3863, Financial Instruments – Presentation

On January 1, 2008, the Company adopted Section 3862, Financial Instruments - Disclosures, and Section 3863, Financial Instruments - Presentation, which replace Section 3861, Financial Instruments - Disclosures and Presentation. These new Sections require enhanced disclosures on financial asset and liability categories as well as a detailed analysis of the risks associated with the company's financial instruments and how the entity manages those risks. Presentation requirements remain unchanged. The required disclosures are contained in Notes 4 and 5.

Section 3855, Financial Instruments - Recognition and Measurement, and Section 3862, Financial Instruments – Disclosures

Effective July 1, 2008, the Canadian Accounting Standards Board approved amendments to Section 3855, Financial Instruments - Recognition and Measurement, and Section 3862, Financial Instruments - Disclosures, from the CICA Handbook. These amendments focus on the ability to reclassify, under rare circumstances, financial assets out of the held-for-trading category. The company has not reclassified any of its financial instruments.

EIC-174, Mining Exploration Costs

On March 27, 2009, the Emerging Issues Committee issued EIC-174, Mining Exploration Costs, to provide additional guidance for mining exploration enterprises on when an impairment test is required. This Abstract is applied to financial statements issued after March 27, 2009.

Based on the EIC discussion and guidance in general and Paragraph 17 of AcG-11 in particular, the Company is not obliged to conclude that the previously capitalized assets are impaired. As the Company has not incurred any significant events in the past year indicating a potential impairment to the assets, management has concluded that the Company’s assets need not to be impaired. The adoption of this Abstract had no impact on the financial statements of the Company.

North American Minerals Group Inc.
(An Exploration Stage Company)

Notes to Financial Consolidated Statements, Continued

December 31, 2008

3. Significant Accounting Policies, Continued

Impact of New Accounting Standards Not Yet Adopted

International Financial Reporting Standards ("IFRS")

In 2007, the CICA published an update of the Accounting Standards Board's Implementation Plan for incorporating IFRS into Canadian GAAP. The plan outlines the key decisions that the CICA will need to make as it implements the strategic plan to converge Canadian GAAP standards with IFRS. While IFRS use a similar conceptual framework to that of Canadian GAAP, there are still significant accounting policy differences that will need to be resolved. The CICA has confirmed January 1, 2011 as the change over from current Canadian GAAP to IFRS for publicly accountable companies.

An analysis of the differences between IFRS and the Company's accounting standards is underway. This analysis is being conducted by taking into account the potential impacts, among others, on accounting policies and financial reporting. The Company is currently evaluating the impact of these new standards on its financial statements.

Section 3064 - Goodwill and Intangible Assets

Section 3064 - Goodwill and Intangible Assets issued in February 2008, replaces Section 3062 and Section 3450. The purpose of this Section is to establish recognition, measurement, and disclosure of goodwill and intangible assets and to provide more specific guidance on the recognition of internally developed intangible assets and requires that research and development expenditures be evaluated against the same criteria, as expenditures for intangible assets. The Section substantially harmonizes Canadian standards with International Financial Reporting Standards and applies to annual and interim financial statements relating to fiscal years beginning on or after October 1, 2008. The Company is currently evaluating the effect of this new standard on results, financial position and cash flows.

EIC-173, Credit Risk and Fair Value of Financial Assets and Financial Liabilities

On January 20, 2009, the Emerging Issues Committee issued EIC-173, Credit Risk and the Fair Value of Financial Assets and Financial Liabilities, which provides further information on determining the fair value of financial assets and financial liabilities under Section 3855, Financial Instruments - Recognition and Measurement. This abstract states that an entity's own credit risk and the credit risk of the counterparty should be taken into account in determining the fair value of financial assets and financial liabilities, including derivative instruments. This recommendation applies retrospectively without restatement of prior period financial statements to all financial assets and financial liabilities measured at fair value in interim and annual financial statements for periods ending on or after January 20, 2009, the date of issuance of the Abstract. The Company has not yet adopted EIC-173 at the time of these financial statements.

4. Fair Value of Financial Instruments

The Company classifies all financial instruments as either held-to-maturity, available-for-sale, or other liabilities. Financial assets held to maturity and financial liabilities are measured at amortized cost. Available-for-sale instruments are measured at fair value with unrealized gains and losses recognized in other comprehensive income. Instruments classified as held for trading are measured at fair value with unrealized gains and losses recognized in the statements of operations. Transaction costs are expensed as incurred.

North American Minerals Group Inc.
(An Exploration Stage Company)

Notes to Financial Consolidated Statements, Continued

December 31, 2008

4. Fair Value of Financial Instruments, Continued

Accounts payable and accrued liabilities are classified as other liabilities, which are measured at amortized cost. The fair values of cash and accounts payable approximate their carrying values due to the short term to maturity of these financial instruments. The Company has no derivative financial instruments.

5. Short Term Investments

Short term investments at December 31, 2008 consisted of Money Market Guaranteed Investment Certificates (GIC) with a principal amount of $19,000. The interest rate varies monthly based on the market conditions. The GIC’s mature during 2009.  The GIC’s are short-term in nature and are held to maturity.

It is the intention of the Company to hold the short term investments until maturity. Management determined that no impairment in the value of the GIC’s is required as of December 31, 2008. The Company has exposure to various financial risks, such as liquidity risk and market risk from its use of financial instruments.

Liquidity Risk

Liquidity risk is the risk that the Company may be unable to fulfill its financial obligations related to financial liabilities. The Company strives to maintain enough cash in hand in order to manage liquidity risk and to ensure that it has sufficient liquidity to meet liabilities when due, however, there is no assurance that the Company will have liquidity to satisfy its obligations when they are due. As at December 31, 2008, the Company had a cash balance of $- ($259,184 as at December 31, 2007) to settle current liabilities of $1,052,916 ($494,358 as at December 31, 2007). All of the Company's financial liabilities are classified as current liabilities and are subject to normal trade terms. Please refer to Note 2: Going Concern.

6. Foreign Currency Translation

The Company's functional and reporting currency is the Canadian dollar.  Monetary assets and liabilities denominated in foreign currencies are translated into Canadian dollars at the exchange rate in effect at the balance sheet date and non-monetary assets and liabilities at the exchange rates in effect at the time of the transaction.  Revenues and expenses are also translated at rates in effect at the average rate for the period.  Gains and losses on translation are included in the results from operations. As of December 31, 2008, the Company recorded a loss of $50,610 from changes in the exchange rates between the Canadian and the US Dollars, which resulted from some of the Company’s current liabilities that are carried in US Dollars.

7. Mining Property:

a) Details are as follows:

	Mining property	Exploration costs	Total
December 31, 2007	$2,130,000	$248,437	$2,378,437
December 31, 2008	$2,130,000	$251,900	$2,381,900

North American Minerals Group Inc.
(An Exploration Stage Company)

Notes to Financial Consolidated Statements, Continued

December 31, 2008

7. Mining Property, Continued

b) Colorado Mineral Project

General

The Colorado Diamond Project properties (George Creek, Pearl Creek, Sand Creek and Chicken Park) are situated in Larimer County, in northern Colorado.  They lie near the Colorado-Wyoming State line, in an area referred to as the State Line Kimberlite District (the “State Line District”).  The properties consist of four groups and contain approximately 1029 acres (approximately 416 hectares) of federal lode mining claims and a state mining lease (the “State Mining Lease”).  Claims are renewable annually on or before August 31st at a rental cost of U.S. $125 per claim (U.S. $3,375 total), payable to the Colorado State Bureau of Land Management.  The State Mining Lease is a ten year lease with rental fees payable annually on 489 acres due on or before October 21st at U.S. $3.00 per acre (U.S. $1,467 total).

Pursuant to the “Asset Transfer Agreement” (“Purchase Agreement”) dated September 5, 2006 between the Company and its three founders, two of which are related parties to the Company by way of being former or present officers and/or directors of the Company, the Company issued 14.2 million common shares for the rights to the properties.  The mining property was recorded at $2,130,000, which reflected fair value. The Company’s subsidiary holds 100% ownership of the diamond exploration and production rights on the properties, subject to the 3% Net Smelter Royalty (the “Royalty”). The Royalty can be purchased in its entirety by American Mining on the sixth anniversary from the effective date of the Purchase Agreement. The Royalty is held by Ernest Black who is a Director of the Company. The properties as a whole are subject to a minimum exploration expenditure of $155,000 which has been exceeded; $251,901 has been spent in 2006, 2007, and 2008.

The Company has fulfilled the minimum expenditure requirements.  If after six years from the effective date of the Purchase Agreement, commercial production of the Properties has not commenced, the Company is obligated to an annual advance royalty of $50,000 which can be recouped against any future Royalty owed or to be paid.  If the project is not commercially viable, the Company may terminate the agreement at its discretion by providing a 90 day formal written notice to Ernest Black.

North American Minerals Group Inc.
(An Exploration Stage Company)

Notes to Consolidated Financial Statements, Continued

December 31, 2008

8. Capital Stock

a)
	Number	Book Value
Authorized:
Unlimited number of Class A common shares, one vote per share, without par value
Unlimited number of Class B common shares, non-voting, without par value, each holder is entitled to dividends declared, on windup share pari passu with holders of any other class of share
Unlimited number of Class A preferred shares, one vote per share, without par value, are also entitled to dividends but rank ahead of other class A and class B shareholders, on windup share pari passu with holders of any other class of share.

Issued Class A Common Shares
Shares issued upon incorporation	1	$1
Private placement April 28, 2006	266,667	40,000
Private placement May 15, 2006	22,000	3,300
Private placement May 30, 2006	2,000,000	300,000
Acquisition of mining property September 5, 2006 (Note 7b)	14,200,000	2,130,000
Compensation for consulting September 5, 2006	1,000,000	150,000
Private placement August 16, 2006	150,000	22,500
Private placement August 16, 2006	200,000	30,000
Balance – December 31, 2006	17,838,668	$2,675,801
Private placement May 29, 2007	1,333,334	200,000
Private Placement September 2007 1st Closing	2,876,250	575,250
Private Placement October 2007 2nd Closing	522,500	104,500
Issued for consultant compensation December 4, 2007	2,000,000	300,000
Share Issue Cost (1st and 2nd closing)		(18,400)
Balance December 31, 2007	24,570,752	$3,837,151
Brokered Private Placement September 2008	308,001	77,000
Share Issue Cost		(7,700)
Issued for consultant compensation October 3, 2008	250,000	50,000
Private Placement November 20, 2008	559,910	111,329
Balance December 31, 2008	25,688,663	$4,067,780

Class A Common shares owned by certain shareholders are subject to escrow restrictions according to which, ten percent (10%) of such common shares will be released from escrow on the date the common shares are listed.  The remaining ninety percent (90%) of such common shares will be released from escrow in fifteen percent (15%) tranches during consecutive six-month intervals over a 36-month period following the listing.

North American Minerals Group Inc.
(An Exploration Stage Company)

Notes to Consolidated Financial Statements, Continued

December 31, 2008

8. Capital Stock, Continued

b) Private Placements

During 2006, the Company completed private placements issuing 2,638,667 common shares for net proceeds of $395,801.
During 2006, the Company issued 1,000,000 common shares (some of which were issued to Directors) as compensation valued at $150,000 for consulting services relating to corporate matters for the Company.

During May 2007, the Company completed a private placement of 1,333,334 units for gross proceeds of $200,000.  Each unit consisted of one common share at a price of $0.15 and one half of one share purchase warrant at $0.35 for 12 months.

During September 2007, the Company completed the first of two closings of a private placement arranged by Blackmont Capital Inc. (“Blackmont”). The first closing consisted of 2,876,250 units at a price of $0.20 per unit, for total gross proceeds of $575,250.  The units consisted of one common share and one half of one share purchase warrant entitling the holder to purchase one common share at $0.35 per share until September 17, 2008. A total of 2,876,250 shares and 1,438,125 common share purchase warrants were issued.

The finder’s fee paid on the first closing was $14,400 and was withheld from the financing arranged by Blackmont.

During October 2007, the Company completed the second of two closings of a private placement. The second closing consisted of 522,500 units at a price of $0.20 per unit, for total gross proceeds of $104,500.  The units consisted of one common share and one half of one share purchase warrant entitling the holder to purchase one common share at $0.35 per share until October 30, 2008. A total of 522,500 shares and 261,250 common share purchase warrants were issued on the second closing.  560,000 broker warrants were paid for both the first and second closing and had entitled the holder to purchase one common share at $0.35 until October 30, 2008.

The finder’s fee paid on the second closing was $4,000 and was withheld by Blackmont from the financing arranged by Blackmont.

During September 2008, the Company completed a closing of a private placement. The closing consisted of 308,001 units at a price of $0.25 per unit, for total gross proceeds of $77,000.  The units consist of one common share and one half of one share purchase warrant entitling the holder to purchase one common share at $0.35 per share until September 2, 2009. A total of 308,001 shares and 154,001 common share purchase warrants were issued.

The finder’s fee paid on the closing was $7,700.

On October 3, 2008, the Company issued 250,000 common shares valued at $50,000 as compensation for legal services provided to the Company.

On November 20, 2008, the Company completed a private placement of 559,910 units at a price of $0.20 per unit, for total net proceeds of $111,329. The units consist of one Class A common share and one half of one share purchase warrant entitling the holder to purchase one common share at $0.35 per share until November 20, 2010. No underwriting discounts or commissions were paid to broker-dealers or finders in connection with this transaction. This offering was deemed to be exempt under Section 4(2) of the Securities Act.

North American Minerals Group Inc.
(An Exploration Stage Company)

Notes to Consolidated Financial Statements, Continued

December 31, 2008

8. Capital Stock, Continued

c) Share Purchase and Broker Warrants

	Number	Weighted Average Exercise Price	Expiry Date
Issued
Balance – December 31, 2006	-	$-	N/A
Brokered Private Placement September 2007 Closing	1,438,125	0.35	Sept 17, 2008
Brokered Private Placement October 2007 Closing	261,250	0.35	Oct 31, 2008
Broker warrants for Private Placements	560,000	0.35	Oct 31, 2008
Balance December 31, 2007	2,259,375	$0.35	-
Brokered Private Placement September 2008 Closing	154,001	0.35	Sept 2, 2009
Less: Warrants Expired	(2,259,375)	0.35
Non-brokered Private Placement November 2008 Closing	279,955	0.35	Nov 20, 2009
Balance December 31, 2008	433,956	$0.35

During September 2008, the Company issued 154,001 warrants to two accredited investors in connection with the September 30, 2008 closing.

During November 2008, the Company issued 279,995 warrants to three accredited investors in connection with the November 20, 2008 closing.

d) Stock Options

All outstanding options are summarized as follows:

	Options	Weighted Average Exercise Price
Outstanding and Exercisable, January 1, 2008	-	$	N/A
Forfeited	-
Expired	-
Granted	500,000		$0.25
Outstanding and Exercisable December 31, 2008	500,000		$0.25

North American Minerals Group Inc.
(An Exploration Stage Company)

Notes to Consolidated Financial Statements, Continued

December 31, 2008

8. Capital Stock, Continued

The following table summarizes information about stock options outstanding at December 31, 2008:

Range of Exercise Prices	Options Outstanding	Weighted Average Remaining Contractual Life

$0.25	500,000	5 years

Balance outstanding as of December 31, 2007	500,000

The Company has established a stock option plan (the "Plan") for directors, employees, and consultants of the Company. From time to time, shares may be reserved by the Board, in its discretion, for options under the Plan, provided that at the time of the grant, the total number of shares so reserved for issuance by the Board shall not exceed the greater of 10% of the issued and outstanding listed shares (on a non-diluted basis) as at the date of grant.

Options granted under the Plan will terminate upon the date which is 30 days from the termination of an optionee’s employment or, from the date such optionee ceases to be a director of the Company, unless the directors of the Company otherwise determine, or, provided the optionee has died and was an employee or director for at least one year following the grant of the options, shall terminate six months following the death of the optionee.

In the years ended December 31, 2007 and 2008, we recognized stock-based compensation expense related to option grants in the amount of $0 and $31,200, respectively.

On November 19, 2008, the Ruby Valley Exploration and Option Agreement with Ice Resources Inc. (“Ice Resources””), was amended to waive the first year expenditure of $100,000 and increased the second year expenditure to $200,000.  In consideration for the amendment the Company agreed to issue to Ice Resources, 100,000 options to purchase Common Shares in the Company at the price the Company issues its securities to the public market, if and when it is publicly traded.

On December 1, 2008 Phillips Nizer LLP, U.S. counsel to the Company, was granted an option to purchase 500,000 common shares exercisable for five years at $0.25 per share in consideration of advisory services to the Board and consulting services rendered to the Company by a partner in that firm.

The Company accounts for equity instruments issued to third party service providers (non-employees) in accordance with the fair value based on an option-pricing model. The fair value of the options granted is recognized over the vesting period.

The Company estimates the fair value of stock options granted using the Black-Scholes pricing model. The option-pricing model requires a number of assumptions, of which the most significant are, expected stock price volatility, and the expected option term. Expected volatility was based on the past pricing of the company’s private sale and adjustment to similar public companies. The expected option term represents the contractual period of the stock options as defined in the option agreement. The Company has historically not paid dividends and has no foreseeable plans to do so.

North American Minerals Group Inc.
(An Exploration Stage Company)

Notes to Consolidated Financial Statements, Continued

December 31, 2008

8. Capital Stock, Continued

The fair value of the Company’s stock options granted to Phillips Nizer LLP was estimated using the following weighted average assumptions:

Risk free interest	0.79%
Dividend yields	0
Volatility	42.75%
Expected term (in years)	5

e) Compensation

In September 2006, 1,000,000 shares of the Company were issued to its Directors for service rendered from March 2006 through September 2006.  The shares were issued at a fair value of $0.15 per share.

In December 2007, the CEO who was also a Director, was granted 2,000,000 shares of the Company pursuant to the terms of the Consulting Services Agreement for services rendered during 2007.  The shares were valued at $0.15 based on the fair value of the shares at the date of the agreement to issue these shares.

On October 3, 2008, the Company issued 250,000 common shares valued at $50,000 as compensation for legal services to the Company.

As discussed above, U.S. counsel to the Company, was granted an option to purchase 500,000 common shares exercisable in consideration of advisory services to the Board and consulting services rendered to the Company by a partner in that firm.

In the years ended December 31, 2007 and 2008, we recognized stock-based compensation expense related to Restricted Shares (RS) in the amount of $300,000 and $50,000, respectively.

9. Capital Disclosures

The Company defines its capital as follows:
(i) Shareholders’ equity
(ii) Cash and short term investments

The amounts included in the Company’s capital are as follows:

As at	December 31, 2007	December 31, 2008

Shareholders’ equity	$2,161,357	$1,347,984
Cash and short term investments	277,278	19,000

The Company’s financial strategy is designed to allow the Company the ability to respond to changes in economic conditions and the risk characteristics of the underlying assets. In order to maintain or adjust its capital structure, the Company may issue additional equity. The Company’s financing and refinancing decisions are made on a specific transaction basis and depend on such things as the Company’s needs, market and economic conditions at the time of the transaction.

North American Minerals Group Inc.
(An Exploration Stage Company)

Notes to Consolidated Financial Statements, Continued

December 31, 2008

10. Income Taxes

a)
The actual income tax provision differs from the expected amount calculated by applying the Canadian combined federal and provincial corporate income tax rate to loss before income taxes. The major components of these differences are explained as follows:

	2008	2007
Loss before income taxes	$(1,075,202)	$(1,053,222)
Corporate income tax rate	29.50%	32.12%
Computed expected tax recovery	$(317,185)	$(338,295)
Increase (decrease) in income taxes resulting from:
Stock based compensation expense	23,954	96,360
Changes in future income tax rates	-	-
Effect of tax rates in different jurisdictions	(59,136)	(30,333)
Other	-	-
Valuation allowance	352,367	272,268
Income tax recovery	$-	$-

b)
Future income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts for income tax purposes. The components of the Company’s future income tax assets and liabilities are as follows:

	2008	2007
Nature of temporary differences
Property and equipment	$-	$-
Tax affected exploration costs	88,165	86,953
Non-capital losses	687,895	394,664
Share issue costs and finance fees	-	-
	776,060	481,617
Valuation allowance	(776,060)	(481,617)
Future income tax liability	$-	$-

c)
The Company has accumulated non-capital losses of approximately $2,219,796 (2007 - $1,225,794), which are available to reduce taxable income in future years. If unutilized, these losses will expire as follows: 2026 - $152,729, 2027 – $241,935, and 2028 - $278,303. The future tax benefit of the non-capital losses being carried forward has not been recognized in these financial statements. A valuation allowance is provided when it is more likely than not that some portion of the deferred tax asset will not be realized.

North American Minerals Group Inc.
(An Exploration Stage Company)

Notes to Consolidated Financial Statements, Continued

December 31, 2008

10. Income Taxes, Continued

Management has determined, based on its recurring net losses, lack of current commercial operations and limitations under current tax rules, that a full valuation allowance is appropriate.

11. Subsequent Events

On January 19, 2009, the Company issued 150,000 shares of Class A Common Stock at the deemed value of US $0.10 per share plus warrants to purchase 150,000 shares of Class A Common Stock, at US $.30 per share to an accredited investor through a private placement.  The Company received gross proceeds of $15,000 from the sale of such securities, which proceeds are being used for working capital purposes.  No underwriting discounts or commissions were paid to broker-dealers or finders in connection with this transaction.

On January 23, 2009, the Company issued an aggregate of 2,500,000 Units, at the subscription price of US $0.04 per Unit, each consisting of one share of Class A Common Stock and one Common Share purchase warrant to purchase one Common Share at $.30 per share for a period of 24 months from the date of issuance to three accredited investors. The Company received gross proceeds of US $100,000 from the sale of such securities, which proceeds are being used for working capital purposes.  No underwriting discounts or commissions were paid to broker-dealers or finders in connection with this transaction.

On January 26, 2009, the Company issued 150,000 shares of Class A Common Stock at the deemed value of US $0.10 per share plus warrants to purchase 150,000 shares of Class A Common Stock, at US $.30 per share to an accredited investor through a private placement.  The Company received gross proceeds of $15,000 from the sale of such securities, which proceeds are being used for working capital purposes.  No underwriting discounts or commissions were paid to broker-dealers or finders in connection with this transaction.

On February 2, 2009 the Company registered a wholly-owned subsidiary, Global Infrastructure Partners Inc.

On February 28, 2009, two shareholders of the Company exchanged with the Company their one-half common stock purchase warrants, originally issued on September 2, 2008 pursuant to a private placement offering, and having an exercise price of CAD$0.35 per share and an expiration date of twelve months from issuance for one new common stock purchase warrant having an exercise price of USD$0.30 per share, subject to adjustment, and an expiration date of twenty-four months from the date of issuance through a private placement exchange offering under Sections 3(a)(9) and 4(2) of the Securities Act and under Regulation S or Regulation D promulgated thereunder.  The Company did not receive any proceeds as a result of the exchange offer, although the Company will receive proceeds upon exercise of the Exchange Warrants as a result of payment of the exercise price, as adjusted.  No underwriting discounts or commissions were paid to broker-dealers or finders in connection with this transaction.

On June 2, 2009, a founder and corporate secretary of the Company joined the Board of Directors.

North American Minerals Group Inc.
(An Exploration Stage Company)

Notes to Consolidated Financial Statements, Continued

December 31, 2008

12. Related Party Transactions

Included in current liabilities at December 31, 2008 are $176,667 ($202,609 – at December 31, 2007) due to a consulting company owned by a shareholder of the Company in which the former President and Director of the Company performed consulting services. Consulting services and an expense reimbursement were valued on an exchange basis; value agreed upon by the related parties.

These transactions are in the normal course of operations and are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

As described in Note 7(b), the Company acquired the rights to mining properties in 2006 for 14.2 million of common shares of the Company from its three founders, two of which are related parties to the Company by way of being former or present officers and/or directors of the Company.

As described in Note 8(e), the Company granted 2,000,000 shares for consulting services provided by a Director during the period of April 2007 to December 2007.The shares were issued at a value of $0.15 per share.

The Company’s agreement with Ice Resources, whose founder, former President and current Director was our former President, CEO and a Director of the Company, is described in Note 13(a).

During the period ended December 31, 2008, the founder of the Company (former President and Director) invoiced fees totaling $191,991 of which $33,328 were paid, and the balance of $158,663 remains due. These fees are recorded as consulting fees relating to consulting services ($120,000 during the same period in 2007) and expense reimbursement. Similarly, during the period a Director of the Company invoiced fees totaling $23,157 (2007 - $- ) and was paid $1,997; the balance of $21,160 remains due. These fees are recorded as professional fees and were paid for professional services rendered during the period. The President, CEO and a Director invoiced fees totaling $44,796, of which $309 was paid and the balance of $44,487 remains due. The Corporate Secretary and a Director of the Company invoiced fees totaling $74,453 for the year (2007 - $60,000), of which $6,245 was paid and $68,208 remains due.

13. Commitments and Contingencies

a)	Ice Resources Option Agreement and Re-Stated Ice Resources Option Agreement

During 2007, the Company entered into an agreement with Ice Resources, giving Ice Resources the option to purchase a fifty percent (50%) interest in the Colorado Diamond Project properties (“Properties”).  Pursuant to the terms of this agreement, Ice Resources was required to incur a total of $1,500,000 in exploration and development expenditures over a three-year period.  On March 13, 2008, the Company and Ice Resources renegotiated and re-stated the above-noted agreement by mutually agreeing to cancel it in its entirety and enter into a new agreement (“Re-Stated Ice Resources Option Agreement”). Pursuant to the Re-Stated Ice Resources Option Agreement, Ice Resources obtained a fifteen percent (15%) carried interest in the Properties until feasibility has been reached, at which time Ice Resources is responsible for carrying its pro-rata share of all expenses incurred in connection with the Properties.  In consideration for the restructuring of the terms of its interest in the Properties, Ice Resources relinquished the right to acquire an option to purchase a fifty percent (50%) interest in the Properties. As further consideration, Ice Resources also provided the Company with four additional mineral claims which provide the potential for expansion to the George Creek Property.

North American Minerals Group Inc.
(An Exploration Stage Company)

Notes to Consolidated Financial Statements, Continued

December 31, 2008

13. Commitments and Contingencies, Continued

b)	Ruby Valley Exploration and Option Agreement

On August 21, 2007, the Company entered into the Ruby Valley Exploration and Option Agreement, pursuant to which it obtained, from Ice Resources, the option to purchase 75% of two federal lode mining claims, located in Albany County, Wyoming. No royalties are payable to Ice Resources in respect of these claims.  To maintain its option on these claims, the Company is required to incur, on or before each of first, second and third anniversaries, expenditures of $100,000. On November 19, 2008, the Ruby Valley Exploration and Option Agreement with Ice Resources Inc. (“Ice Resources””), was amended to waive the first year expenditure of $100,000 and increased the second year expenditure to $200,000.  In consideration for the amendment, the Company agreed to issue to Ice Resources 100,000 options to purchase Common Shares in the Company at the price the Company issues its securities to the public market, if and when it is publicly traded. As at December 31, 2008, the Company incurred $14,695 in relevant expenses.

c)	Colorado Mineral Project State Mining Lease

The Colorado Mineral Project (“CMP”) encompasses approximately 1,029 acres (approximately 416 hectares) and contains the CMP Claims.  The CMP Claims are renewable annually on or before August 31st, at a rental cost of US$125 per claim (US$4,375 total).  The Colorado Mineral Project State Mining Lease, which relates to and is contingent upon the CMP Claims renewal, is a ten year lease with rental fees payable annually on or before October 21st at US$3.00 per acre (US$1,467 total).

14. Differences between Canadian and United States Generally Accepted Accounting Principles (GAAP)

Changes in U.S. GAAP Significant Accounting Policy and Restatement

The Company prepares its financial statements in accordance with accounting principles generally accepted in Canada (“Canadian GAAP”).  Having identified differences between Canadian GAAP and accounting principles generally accepted in the United States (“US GAAP”), the Company has restated its financial statements for the year ended December 31, 2007.

These differences relate to the mineral interests acquisition costs, which the Company accounts for and capitalizes as disclosed in Note 3. Under Canadian GAAP, exploration costs and costs of acquiring mineral rights are capitalized during the search for a commercially mineable diamond resources. For US GAAP purposes, exploration expenditures can only be deferred subsequent to the establishment of proven and probable reserves. Therefore, in reconciling to US GAAP, the Company expensed its exploration expenditures. The opening numbers have been restated to reflect the differences between Canadian GAAP and US GAAP.  All adjustments to the Canadian GAAP numbers for 2007 included in the consolidated statements of operations and cash flows are from the restatements

Exploratory costs are those typically associated with efforts to search for and establish mineral reserves, beyond those already found, and should be expensed as incurred. As of the date of these financial statements, the Company has incurred only acquisition and exploration costs.

North American Minerals Group Inc.
(An Exploration Stage Company)

Notes to Consolidated Financial Statements, Continued

December 31, 2008

14. Differences between Canadian and United States Generally Accepted Accounting Principles (GAAP), Continued

There are material differences in transactions and balances as recorded in the Company’s financial statements as a result of the above difference between Canadian and US GAAP.

Material variations in amounts used in preparing these financial statements from amounts appropriate under US GAAP are described and quantified below:

BALANCE SHEETS

Reported in Canadian Dollars	December 31, 2008			December 31, 2007
	Balance, Canadian GAAP	Adjustment	Balance, U.S. GAAP	Balance, Canadian GAAP	Adjustment[1]	Balance, U.S. GAAP (as restated)

Current Assets	$19,000		$19,000	$277,278		$277,278
Property and equipment	2,381,900	$(251,900)	2,130,000	2,378,437	$(248,437)	2,130,000
Total Assets	$2,400,900	$(251,900)	$2,149,000	$2,655,715	$(248,437)	$2,407,278

Current Liabilities	$1,052,916	$-	$1,052,916	$494,358	$-	$494,358

Shareholders’ Equity	$1,347,984	$(251,900)	$1,096,084	$2,161,357	$(248,437)	$1,912,920
Total Liabilities and Shareholders’ Equity	$2,400,900	$(251,900)	$2,149,000	$2,655,715	$(248,437)	$2,407,278

1 – The restatement relates solely to a restatement of a previously issued Reconciliation of Canadian Generally Accepted Accounting Principles to United States Generally Accepted Accounting Principles.

North American Minerals Group Inc.
(An Exploration Stage Company)

Notes to Consolidated Financial Statements, Continued

December 31, 2008

14. Differences between Canadian and United States Generally Accepted Accounting Principles (GAAP), Continued

LOSS FOR THE PERIOD

Reported in Canadian dollars For the periods ended	Year Ended December 31, 2008	Year Ended December 31, 2007	Cumulative from the date of Inception (February 17, 2006) to December 31, 2008

Total net loss and comprehensive loss - Canadian GAAP	$(1,075,202)	$(1,053,222)	$(2,750,996)
Exploration expenditures expensed under U.S. GAAP	(3,463)	(199,448)	(251,900)
Comprehensive loss - U.S. GAAP	$(1,078,665)	$(1,252,670)	$(3,002,896)

Basic and diluted loss per share – U.S.GAAP	$(0.04)	$(0.06)	$(0.17)
Weighted average number of shares outstanding	24,795,866	20,871,377	17,468,383

North American Minerals Group Inc.
(An Exploration Stage Company)

Notes to Consolidated Financial Statements, Continued

December 31, 2008

14. Differences between Canadian and United States Generally Accepted Accounting Principles (GAAP), Continued

CASH FLOWS

Reported in Canadian dollars For the periods ended	Year Ended December 31, 2008	Year Ended December 31, 2007	From the date of Inception (February 17, 2006) to December 31, 2008

Cash flows used in operating activities

Per Canadian GAAP	$(486,054)	$(394,172)	$(1,217,490)

Exploration expenditures expensed under U.S. GAAP	(3,463)	(199,448)	(251,900)

Per U.S. GAAP	$(489,517)	$(593,620)	$(1,469,390)

Cash flows used in investing activities

Per Canadian GAAP	$(4,369)	$(209,448)	$(270,900)

Exploration expenditures expensed under U.S. GAAP	3,463	199,448	251,900

Per U.S. GAAP	$(906)	$(10,000)	$(19,000)

For Canadian GAAP, cash flows relating to mineral property costs are reported as investing activities. For US GAAP, these costs would be characterized as operating activities. These differences are reflected above.

Accounting Standards

In March 2004, the Emerging Issues Task Force (“EITF”) issued EITF 04-3, Mining Assets: Impairment and Business Combinations. EITF 04-3 requires mining companies to consider cash flows related to the economic value of mining assets (including mineral properties and rights) beyond those assets’ proven and probable reserves, as well as anticipated market price fluctuations, when assigning value in a business combination in accordance with SFAS 141 and when testing the mining assets for impairment in accordance with SFAS 144. EITF 04-3 is effective for fiscal periods beginning after March 31, 2004.

North American Minerals Group Inc.
(An Exploration Stage Company)

Notes to Consolidated Financial Statements, Continued

December 31, 2008

14. Differences between Canadian and United States Generally Accepted Accounting Principles (GAAP), Continued

On February 17, 2006, the Company adopted the provisions of SFAS 123(R) on a modified prospective application for stock options granted. The effect of applying SFAS 123(R) on this basis resulted in the same stock-based compensation cost as has been recognized for Canadian GAAP. The rules of FIN 48 do not apply to the Company, as the Company does not currently have net income or income taxes and will not have net income or income taxes in the near future.

The Company implements SFAS No. 123 (revised 2004), “Share-based Payment” (“FAS 123(R)”), which requires awards classified as equity awards be accounted for using the grant-date fair value method. The fair value of share-based payment transactions is recognized as expense over the vesting period, net of estimated forfeitures. We have elected to use the Black-Scholes pricing model to determine the fair value of stock options on the dates of grant, consistent with that used for pro forma disclosures under FAS 123 (R), Accounting for Stock-Based Compensation. We account for stock awards issued to non-employees other than members of our board of directors in accordance with the provisions of FAS 123 (R) and EITF Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services (EITF 96-18). Under SFAS 123R and EITF 96-18, we use the Black-Scholes method to measure the value of options granted to non-employees at each vesting date to determine the appropriate charge to stock-based compensation. Restricted Shares (RS) are measured based on the fair market values of the underlying stock on the dates of grant. Shares are issued on the dates of vest, if applicable.

Segment Information — In accordance with Financial Accounting Standards Board (“FASB”) Statement No. 131, Disclosures about Segments of an Enterprise and Related Information, operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision-maker in making decisions regarding resource allocation and assessing performance. To date, the Company has viewed its operations and manages its business as one segment.

New Accounting Standards

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“FAS 157”). This standard defines fair value, establishes a methodology for measuring fair value, and expands the required disclosure for fair value measurements. FASB Staff Position 157-2 (“FSP FAS 157-2”) delayed the effective date of FAS 157 until fiscal years beginning after November 15, 2008, and interim periods within those fiscal years, for all nonfinancial assets and nonfinancial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). We adopted FAS 157 on January 1, 2008, and utilized the one year deferral for nonfinancial assets and nonfinancial liabilities that was granted by FSP FAS 157-2. The adoption of FAS 157 did not have an effect on our consolidated financial statements.

In February 2007, the FASB issued FAS No. 159 The Fair Value Option for Financial Assets and Financial Liabilities including an amendment of FASB Statement No. 115. This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. This Statement applies to all entities, including not-for-profit organizations. Most of the provisions of this Statement apply only to entities that elect the fair value option. FAS No. 159 is effective for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years, and is applicable beginning in the Company’s first quarter beginning January 1, 2008 and it had no material impact on the consolidated unaudited financial statements.

North American Minerals Group Inc.
(An Exploration Stage Company)

Notes to Consolidated Financial Statements, Continued

December 31, 2008

14. Differences between Canadian and United States Generally Accepted Accounting Principles (GAAP), Continued

In December 2007, the FASB issued SFAS No. 141 (revised 2007), Business Combinations (“FAS 141R”), which replaces FAS 141. FAS 141R establishes principles and requirements for how an acquirer in a business combination recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any controlling interest; recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase; and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. FAS 141R shall be applied prospectively on or after an entity’s fiscal year that begins on or after December 15, 2008.

The Company is currently assessing if there is an impact that FAS 141R will have on its consolidated financial statements but does not expect that it will have a material impact on the consolidated financial statements.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities - an Amendment to FASB Statement No. 133.  This statement changes the disclosure requirements for derivative instruments and hedging activities.  Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows.  This statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, or the Company’s fiscal year beginning January 1, 2009, with early application encouraged.  This statement encourages, but does not require, comparative disclosures for earlier periods at initial adoption.  The Company does not expect that it will have a material impact on its consolidated financial statements.

In May 2008, the FASB issued SFAS 162, The Hierarchy of Generally Accepted Accounting Principles. The new standard is intended to improve financial reporting by identifying a consistent framework, or hierarchy, for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. GAAP for non-governmental entities. For non-governmental entities, the guidance in SFAS 162 replaces that prescribed in Statement on Auditing Standards (SAS) No. 69, The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles and will become effective 60 days following the SEC's approval of the Public Company Accounting Oversight Board's amendments to AU Section 411, The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles. The company is currently evaluating the impact the adoption of SFAS 162 will have on its financial statements.

US GAAP requires disclosure of any components that are greater than 5% of any balance sheet items. Included in accounts payable and accrued liabilities as at December 31, 2008 are consulting fees of $234,694, professional fees of $304,951, and exploration costs of $140,091.

 OUTSIDE BACK COVER OF PROSPECTUS

We have not authorized any dealer, salesperson or any other person to give any information or to represent anything other than those contained in this prospectus in connection with the offer contained herein, and, if given or made, you should not rely upon such information or representations as having been authorized by North American Minerals Group, Inc.  This prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of an offer to buy, to those to which it relates in any state to any person to whom it is not lawful to make such offer in such state. The delivery of this prospectus at any time does not imply that the information herein is correct as of any time after the date of this prospectus.

DEALER PROSPECTUS DELIVERY REQUIREMENT

Until_________, 2009 [ninety (90) days from the effective date of this prospectus], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

Audit Committee Financial Experts

As of the date hereof, we do not have a separate audit committee. See “Information With Respect to the Registrant and the Offering – Identity of Directors, Senior Management and Advisers.”

Code of Ethics

The Company does not have a Code of Ethics.  It intends to adopt a Code of Ethics prior to the time its securities are publicly traded.

Purchases of Equity Securities by the Issuer and Affiliated Purchaser – None.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Business Corporations Act (Alberta), under which North American Minerals Group, Inc. is incorporated, permits a corporation to indemnify its directors and officers, including those of its subsidiaries, for costs, charges and expenses, including amounts paid to settle or satisfy any judgment reasonably incurred in respect of any civil, criminal or administrative action or proceeding, if the director or officer acted honestly and in good faith with a view to the best interests of the corporation and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the director or officer had reasonable grounds for believing that his or her conduct was lawful.

Our By-laws provide that we shall indemnify a director or officer within the limitations set forth in its governing statute, and in conjunction therewith we are permitted to purchase and maintain, at our expense, policies of insurance.  See “Additional Information – Limitation of Liability of Directors and Indemnification of Directors and Officers” above.

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC, the indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against the liabilities, other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceedings, is asserted by the director, officer, or controlling person in connection with any securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issues.

RECENT SALES OF UNREGISTERED SECURITIES

The following table summarizes the sales of Common Shares of the Company from the date of incorporation to the date hereof. As of January 26, 2009, the Company had outstanding an aggregate of 28,488,663 Common Shares for which it has received gross aggregate cash proceeds of $1,430,340, which amount excludes the deemed value of securities issued in exchange for services provided.  The specifics of the issuances are set forth below:

On February 17, 2006, the Company issued 1 share of Class A Common Stock, without par value, at a price of CAD $1.00 per share to Mr. Yosi Lapid in connection with its initial organization. We believe this offering was deemed to be exempt under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and/or Regulation S promulgated under the Securities Act.

On August 16, 2006, the Company issued 266,667 shares of Class A Common Stock, without par value, at a price of CAD $0.15 per share to Mr. Michael Peter Carswell through a private placement.  The Company received the gross proceeds of $40,000 from the sale of such securities, which proceeds were used for working capital purposes.  No underwriting discounts or commissions were paid to broker-dealers or finders in connection with this transaction.  We believe this offering was deemed to be exempt under Regulation S promulgated under the Securities Act, as the issuance of shares was pursuant to prospectus and registration exemptions under securities legislation in various provinces of Canada and such offers and sales involved non-US persons in offshore transactions     with no directed selling efforts into the US.

On August 16, 2006, the Company issued 22,000 shares of Class A Common Stock, without par value, at a price of CAD $0.15 per share to Ms. Anjela Rabayev through a private placement.  The Company received the gross proceeds of $3,300 from the sale of such securities, which proceeds were used for working capital purposes and no underwriting discounts or commissions were paid to broker-dealers or finders in connection with this transaction.  We believe this offering was deemed to be exempt under Section 4(2) of the Securities Act.

On August 16, 2006, the Company issued 2,000,000 shares of Class A Common Stock, without par value, at a price of CAD $0.15 per share to R&N Holdings Ltd. through a private placement.  The Company received gross proceeds of $200,000, with the balance assessed as payment for professional services provided at a deemed value of $0.15 per share or $100,000.  There were no underwriting discounts or commissions paid to broker-dealers or finders in connection with this transaction.  We believe this offering was deemed to be exempt under Regulation S promulgated under the Securities Act, as the issuance of shares was pursuant to prospectus and registration exemptions under securities legislation in various provinces of Canada and such offers and sales involved non-US persons in offshore transactions with no directed selling efforts into the US.

On August 16, 2006, the Company issued 150,000 shares of Class A Common Stock, without par value, at a price of CAD $0.15 per share to Exploration Renouveau Inc. through a private placement.  The Company received gross proceeds of $22,500 from the sale of such securities, which proceeds were used for working capital purposes.  No underwriting discounts or commissions were paid to broker-dealers or finders in connection with this transaction.  We believe this offering was deemed to be exempt under Regulation S promulgated under the Securities Act, as the issuance of shares was pursuant to prospectus and registration exemptions under securities legislation in various provinces of Canada and such offers and sales involved non-US persons in offshore transactions     with no directed selling efforts into the US.

On August 16, 2006, the Company issued 200,000 shares of Class A Common Stock, without par value, at a price of CAD $0.15 per share to R&N Holdings Ltd. through a private placement.  The Company received the gross proceeds of $30,000 from the sale of such securities, which proceeds were used for working capital purposes and no underwriting discounts or commissions were paid to broker-dealers or finders in connection with this transaction.  We believe this offering was deemed to be exempt under Regulation S promulgated under the Securities Act, as the issuance of shares was pursuant to prospectus and registration exemptions under securities legislation in various provinces of Canada and such offers and sales involved non-US persons in offshore transactions     with no directed selling efforts into the US.

On September 5, 2006, the Company issued an aggregate of 14,200,000 shares of Class A Common Stock, without par value, at the deemed value of CAD $0.15 per share to Messrs. Yosi Lapid, Amihay Lapid, and Yonatan Lapid, respectively, pursuant to the terms of the Asset Transfer Agreement through a private placement.  On September 6, 2006, the Company also issued 1,000,000 shares of Class A Common Stock at the deemed value of CAD $0.15 per share to Messrs. Todd Montgomery, Brent Walker, Yakov Lapid, and Yair Lapid, respectively, pursuant to that certain consulting services agreement entered into between the Company and the aforementioned individuals on September 6, 2006.  The Company received no proceeds from the sale of the aforementioned securities and no underwriting discounts or commissions were paid to broker-dealers or finders in connection with this transaction.  We believe this offering was deemed to be exempt under Section 4(2) of the Securities Act and/or Regulation S promulgated under the Securities Act.

On May 29, 2007, the Company issued 1,333,334 shares of Class A Common Stock, without par value, at a price of CAD $0.15 per share to Ice Resources, Inc. in connection with the Exploration and Option to Purchase Agreement, dated May 22, 2007, between the Company and Ice Resources Inc.  The Company received the gross proceeds of $200,000 from the sale of such securities, which proceeds were used for working capital purposes and no underwriting discounts or commissions were paid to broker-dealers or finders in connection with this transaction.  We believe this offering was deemed to be exempt under Regulation S promulgated under the Securities Act, as the issuance of shares was pursuant to prospectus and registration exemptions under securities legislation in various provinces of Canada and such offers and sales involved non-US persons in offshore transactions     with no directed selling efforts into the US.

On September 17, 2007, the Company completed the first of two closings of a private placement (the “September/October 2007 Financing”) to various subscribers of units consisting of (i) one share of Class A Common Stock, without par value, at a price of CAD $0.20 per share, and (ii) one-half of a Common Share purchase warrant at an exercise price of $0.35 per share for a period of one year from the closing date (the “Warrants”) and issued an aggregate of 2,876,250 units to such subscribers.  On October 31, 2007, the Company completed the second closing of the September/October 2007 Financing, whereby it issued 522,500 units to various subscribers.  The Company received net proceeds of CAD $661,350, in the aggregate, from the sale of such securities over the course of the two closings, which proceeds were used for working capital purposes.  Blackmont Capital Inc. served as the placement agent for the September/October 2007 Financing and received aggregate compensation in the form of (x) 560,000 Warrants, in addition to (y) CAD $18,400     in placement agent fees.  We believe this offering was deemed to be exempt under Regulation S promulgated under the Securities Act, as the issuance of shares was pursuant to prospectus and registration exemptions under securities legislation in various provinces of Canada and such offers and sales involved non-US persons in offshore transactions with no directed selling efforts into the US.

On December 4, 2007, the Company issued 2,000,000 shares of Class A Common Stock, without par value, at the deemed value of CAD $0.15 per share to Mr. Peter Leger pursuant to the terms of the consulting services agreement entered into between the Company and Mr. Leger on December 4, 2007.  The Company received no proceeds from the sale of the aforementioned securities and no underwriting discounts or commissions were paid to broker-dealers or finders in connection with this transaction.  We believe this offering was deemed to be exempt under Regulation S promulgated under the Securities Act, as the issuance of shares was pursuant to prospectus and registration exemptions under securities legislation in various provinces of Canada and such offers and sales involved non-US persons in offshore transactions     with no directed selling efforts into the US.

On September 2, 2008, the Company issued an aggregate of 308,001 units at a price of CAD $0.25 per unit to 1254887 Alberta Ltd. and HP Ltd., respectively, through a private placement.  Each unit consisted of one common share, without par value, and one half common share purchase warrant exercisable at CAD $0.35 per share which expires twelve months from issuance.  A total of 308,001 shares and 154,001 common share purchase warrants were issued. The Company received gross proceeds of CAD $77,000 from the sale of such securities, which proceeds were used for working capital purposes.  CAD $7,700 were paid as finders fees in connection with this transaction.  We believe this offering was deemed to be exempt under Regulation S promulgated under the Securities Act, as the issuance of shares was pursuant to prospectus and registration exemptions under securities legislation in various provinces of Canada and such offers and sales involved non-US persons in offshore transactions     with no directed selling efforts into the US.

On October 3, 2008, the Company issued 250,000 shares of Class A Common Stock, without par value, at the deemed value of CAD $0.20 per share to Mr. Sunny Barkats in consideration for consulting and legal services provided.  The Company received no proceeds from the sale of the aforementioned securities and no underwriting discounts or commissions were paid to broker-dealers or finders in connection with this transaction.  We believe this offering was deemed to be exempt under Section 4(2) of the Securities Act.

On November 20, 2008, the Company issued an aggregate of 559,910 shares of Class A Common Stock at the deemed value of CAD $0.20 per share to Messrs. Jeffrey D. Molbert, Nitin Shah, and Parita and Pankaj Patel, respectively, through a private placement.  The Company received gross proceeds of $111,189 from the sale of such securities, which proceeds were used for working capital purposes.  No underwriting discounts or commissions were paid to broker-dealers or finders in connection with this transaction.  We believe this offering was deemed to be exempt under Section 4(2) of the Securities Act.

On January 19, 2009, the Company issued 150,000 shares of Class A Common Stock at the deemed value of US $0.10 per share plus warrants to purchase 150,000 shares of Class A Common Stock, at US $.30 per share to Parita and Pankaj Patel through a private placement.  The Company received gross proceeds of $15,000 from the sale of such securities, which proceeds are being used for working capital purposes.  No underwriting discounts or commissions were paid to broker-dealers or finders in connection with this transaction.  We believe this offering was deemed to be exempt under Section 4(2) of the Securities Act.

On January 23, 2009, the Company issued an aggregate of 2,500,000 Units, at the subscription price of US $.04 per Unit, each consisting of one share of Class A Common Stock and one Common Share purchase warrant to purchase one Common Share at $.30 per share for a period of 24 months from the date of issuance to Bullion Fund, Inc. (1,000,000 Units); S.K. Kelley & Associates, Inc. (1,000,000 Units) and Republic Asset Management Corporation (500,000 Units).  The Company received gross proceeds of $100,000 from the sale of such securities, which are being used for working capital purposes.  No underwriting discounts or commissions were paid to broker-dealers or finders in connection with this transaction.  We believe this offering was deemed to be exempt under Section 4(2) of the Securities Act.

On January 26, 2009, the Company issued 150,000 shares of Class A Common Stock at the deemed value of US $0.10 per share plus warrants to purchase 150,000 shares of Class A Common Stock, at US $.30 per share to Mani Narla through a private placement.  The Company received gross proceeds of $15,000 from the sale of such securities, which proceeds are being used for working capital purposes.  No underwriting discounts or commissions were paid to broker-dealers or finders in connection with this transaction.  We believe this offering was deemed to be exempt under Section 4(2) of the Securities Act.

On February 28, 2009, 1254887 Alberta Ltd. and HP Ltd. exchanged with the Company their one-half common stock purchase warrants, originally issued on September 2, 2008 pursuant to a private placement offering, and having an exercise price of CAD$0.35 per share and an expiration date of twelve (12) months from issuance (the “Original Warrants”) for one new common stock purchase warrant having an exercise price of USD$0.30 per share, subject to adjustment, and an expiration date of twenty-four (24) months from the date of issuance (the “Exchange Warrants”) through a private placement exchange offering under Sections 3(a)(9) and 4(2) of the Securities Act and under Regulation S or Regulation D promulgated thereunder.  The Company did not receive any proceeds as a result of the exchange offer, although the Company will receive proceeds upon exercise of the Exchange Warrants as a result of payment of the exercise price, as adjusted.  No underwriting discounts or commissions were paid to broker-dealers or finders in connection with this transaction.

UNDERTAKINGS

The undersigned registrant hereby undertakes to:

1.            File, during any period in which we offer or sell securities, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission under Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a twenty (20%) percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table on the face page of the effective registration statement; or

(iii)
Include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement or any material changes to such information in the registration statement.

2.            For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3.            File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4.            File a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering.

5.            File a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering.  Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.  Notwithstanding the foregoing, with respect to registration statement on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

6.            Each prospectus pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.    Provided, however,   that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement, will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was a part of the registration statement or made in any such document immediately prior to such date of first use.

7.            The undersigned registrant undertakes that, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

8.            The undersigned registrant undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

9.            For determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; and (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

10.          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons under the foregoing provisions or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  If a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by any of our directors, officers or controlling persons in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibits:

Number	Description
3.1	Certificate of Continuance into Alberta, dated September 13, 2007 (Corporate Access Number 2013495706). (1)
3.2	Bylaw No. 1, dated February 17, 2006. (1)
3.3	Bylaw No. 2, dated February 17, 2006. (1)
4.1	Form of Share Certificate (1)
4.2	Form of Warrant Certificate (1)
**4.3	Warrant Agreement
**5.1	Opinion of McCarthy Tetrault LLC
10.1	Employee Stock Option Plan, dated January 4, 2008. (1)
10.2	Asset Transfer Agreement dated September 5, 2006, by and between the Registrant and Amihay Lapid, Yonatan Lapid, and Yosi Lapid (the “Colorado Claims Purchase Agreement”). (1)
10.3	Asset Transfer Agreement dated September 5, 2006, by and between the Registrant and American Mining Corp., Inc. (the “Asset Transfer Agreement”). (1)
10.4	Exploration and Option to Purchase Agreement dated May 22, 2007 by and between the Registrant and Ice Resources, Inc. (the “Ice Option Agreement”). (1)
10.5	Asset Purchase Agreement dated March 13, 2008, by and between the Registrant and Ice Resources, Inc. (the “Re-Stated Ice Option Agreement”). (1)
10.6	Exploration and Option to Purchase Agreement dated August 21, 2007, by and between the Registrant and Ice Resources Inc. (the “Ruby Valley Exploration and Option Agreement”). (1)
10.7
Amendment to Exploration and Option to Purchase Agreement, dated November 19, 2008, by and among the Registrant and Ice Resources Inc. (the “Amendment to the Ruby Valley Exploration and Option Agreement”). (1)

10.8
Mining Deed with Special Warranty, Reservation of Royalty, and Option to Purchase Royalty, dated September 5, 2006, by and between Ernest D. Black and American Mining Corp., Inc. (the “Black Royalty”). (1)

10.9	Form of Subscription Agreement between the Registrant and Potential Investors. (1)
10.10	Consulting Services Agreement, dated September 6, 2006, between the Registrant and Todd Montgomery, Brent Walter, Yakov Lapid, and Yair Lapid. (1)
10.11	Professional Services Agreement, dated December 4, 2007, between the Registrant and Peter Leger. (1)
10.12	Consulting Agreement dated July 1, 2008 between the Company and Peter Leger. (1)
10.13	Consulting Agreement dated July 1, 2008 between the Company and Zacharia Waxler. (1)
10.14	Consulting Agreement dated July 1, 2008 between the Company and Yosi Lapid. (1)
10.15	Consulting Agreement dated July 1, 2008 between the Company and Amihay Lapid. (3)
10.16	Form of Warrant Exchange Agreement, dated February 28, 2009, between the Company and each of 1254887 Alberta Ltd. and HP Ltd, respectively. (3)
21.1	Subsidiaries of the Registrant. (2)
**23.1	Consent of Deloitte & Touche LLP, Independent Registered Charted Accountants.
**23.2	Consent of Howard G. Coopersmith, Professional Geologist. (1)
**23.3	Consent of Canadian Counsel (contained in Exhibit 5.1 to this registration statement)

** filed with this amendment

(1)           Filed with the Registration Statement on Form F-1, filed with the Commission on January 27, 2009, and incorporated herein by reference.
(2)           Filed with the Registration Statement on Form F-1, Amendment No. 1, filed with the Commission on February 12, 2009, and incorporated herein by reference.
(3)           Filed with the Registration Statement on Form F-1, Amendment No. 2, filed with the Commission on August 17, 2009, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing this Amendment on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, in the City to of Calgary, Alberta, on this 25th day of September, 2009.

NORTH AMERICAN MINERALS GROUP, INC.

By	/s/ Howard G. Coopersmith
Howard G. Coopersmith, Chief Executive Officer and Director
(Principal Executive Officer)

Date: September 25, 2009

By:	/s/ Zacharia Waxler
Zacharia Waxler, Chief Financial Officer and Director
(Principal Accounting and Financial Officer)

By:	/s/ Olga Goutnik
Olga Goutnik, Authorized Representative in the United States

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Howard G. Coopersmith	President, Chief Executive Officer and	September 25, 2009
Howard G. Coopersmith	Director

/s/ Zacharia Waxler	Chief Financial Officer and	September 25, 2009
Zacharia Waxler	Director

/s/ Ernest Black	Director	September 25, 2009
Ernest Black

/s/ Yair Lapid	Director	September 25, 2009
Yair Lapid

/s/ Alexander Levitski	Director	September 25, 2009
Alexander Levitski

/s/ Richard Attoh-Okine	Director	September 25, 2009
Richard Attoh-Okine

EXHIBIT INDEX

Number	Description
4.3	Warrant Agreement
5.1	Opinion of McCarthy Tetrault LLC
23.1	Consent of Deloitte & Touche LLP, Charted Accountants.
23.2	Consent of Howard G. Coopersmith, Professional Geologist. (1)
23.3	Consent of Canadian Counsel (contained in Exhibit 5.1 to this registration statement)